UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.  )

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Bausch + Lomb Corporation

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BAUSCH + LOMB

2026

Proxy Statement

and Notice of Annual Meeting

Wednesday, May 20, 2026 | 10:30 a.m. Eastern Daylight Time

INFUSE

WHO WE ARE

Our mission is simple – we help people see better to live better, all over the world. For nearly two centuries we've evolved with the changing needs of patients and customers, and our commitment to innovation and improving the standard of care in eye health has never been stronger. From contact lenses to prescription products, over-the-counter options, surgical devices and more, we're turning bold ideas into better outcomes through passion, perseverance and purpose.

BAUSCH + LOMB

Message from the Chairman of the Board and Chief Executive Officer

April 10, 2026
Dear Shareholders:
2025 was a year of disciplined execution and measurable progress across our business. We closed the year with a record fourth quarter, delivering strong revenue growth, meaningful EBITDA margin(1) expansion and clear operating leverage. These results reflect not only the strength of our portfolio, but also the consistency with which our teams around the world executed against the commitments we set.
Importantly, our performance was broad-based. We delivered growth across Pharmaceuticals, Surgical and Vision Care, strengthened our leadership position in dry eye and continued to advance and launch products from a pipeline that spans the full spectrum of eye health and is designed to fuel both near-term results and long-term value creation.
I encourage you to learn more about our 2025 performance by visiting the Investors section of www.bausch.com, and to attend Bausch + Lomb’s Annual Meeting of Shareholders on Wednesday, May 20, 2026, at 10:30 a.m. (Eastern Daylight Time). We will once again conduct the meeting in an exclusively virtual format via live webcast, which we believe facilitates broader shareholder participation.
On behalf of our Board of Directors, thank you for your continued support and confidence in Bausch + Lomb. The progress we’ve made reinforces our belief that we are on the right path to becoming the premier eye health company in the world.
Sincerely,
Brenton L. Saunders
Chairman of the Board and Chief Executive Officer

(1)EBITDA margin is a non-GAAP ratio. Please see Appendix C for more information on non-GAAP financial measures and ratios.

2026 PROXY STATEMENT 1

Notice of Annual Meeting of Shareholders
To the Shareholders of Bausch + Lomb Corporation:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders (the “Meeting”) of Bausch + Lomb Corporation (the “Company,” “we” or “our”), will be conducted in an exclusively virtual format at www.virtualshareholdermeeting.com/BLCO2026 at 10:30 a.m. Eastern Daylight Time, on Wednesday, May 20, 2026, for the following purposes:

DATE AND TIME To be held on Wednesday, May 20, 2026 at 10:30 a.m. Eastern Daylight Time LOCATION BAUSCH + LOMB CORPORATION By live internet webcast	Proposals		Board Vote Recommendation	For Further Details

1
to elect ten directors to serve on the Company’s board of directors (the “Board”) until the close of the 2027 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal;
			vote FOR all nominees	page 6

	2	to approve, in an advisory vote, the compensation of our named executive officers;	vote FOR	page 37

	3	to approve an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the number of common shares authorized for issuance thereunder;	vote FOR	page 69

	4	to appoint PricewaterhouseCoopers LLP to serve as the Company’s auditor until the close of the 2027 Annual Meeting of Shareholders and to authorize the Board to fix the auditor’s remuneration;	vote FOR	page 79
Other Items of Business

	5	to receive the audited consolidated financial statements of the Company for the year ended December 31, 2025, and the auditor’s report thereon; and

	6	to transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.
The record date for the Meeting is March 23, 2026. Only shareholders at the close of business on March 23, 2026 will be entitled to notice of, and to vote at, the Meeting. The management proxy circular and proxy statement that accompanies this Notice of Annual Meeting of Shareholders contains additional information regarding the proposals to be considered at the Meeting, and shareholders are encouraged to read it in its entirety before voting.
We encourage shareholders to vote as soon as possible.
To be valid, your vote or proxy appointment must be received by Broadridge Financial Solutions, Inc. by no later than 11:59 p.m. (EDT) on May 19, 2026, or, if the Meeting is adjourned or postponed, not less than 48 hours (not including Saturdays, Sundays or applicable Canadian holidays) prior to the reconvened Meeting (the “proxy deadline”). Nonregistered shareholders should return their voting instruction forms to their intermediary using one of the specified methods by the date specified in their voting instruction form, and in any case at least one business day in advance of the proxy deadline (or such earlier deadline as your intermediary may specify on your proxy card or voting instruction form). For additional information on how to vote, please see “Questions about Voting” starting on page 90 in the accompanying management proxy circular and proxy statement.
By Order of the Board of Directors,
A. Robert D. Bailey
Executive Vice President and Chief Legal Officer
Dated: April 10, 2026

2

2026 PROXY STATEMENT 3

About this Proxy Statement
This Management Proxy Circular and Proxy Statement (“Proxy Statement”) contains information about the 2026 Annual Meeting of Shareholders of Bausch + Lomb Corporation which will be held at 10:30 a.m. Eastern Daylight Time, on Wednesday, May 20, 2026, and at any adjournments or postponements thereof (the “Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. In this document, the words “Bausch + Lomb,” “B+L,” the “Company,” “we,” “our,” “ours,” “us” and similar terms refer only to Bausch + Lomb Corporation and not to any other person or entity. References to “US$” or “$” are to United States dollars. Unless otherwise indicated, the statistical and financial data contained in this Proxy Statement are as of March 23, 2026. Links to websites included in this Proxy Statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the U.S. Securities and Exchange Commission (the “SEC”) or the Canadian Securities Administrators (the “CSA”).
Cautionary Note regarding Forward-Looking Statements
This Proxy Statement may include forward-looking information and statements within the meaning of applicable securities laws (collectively, “forward-looking statements”), which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. Forward-looking statements include statements regarding Bausch + Lomb’s future prospects and performance and environmental, social and governance (“ESG”) goals, including the 2050 net zero goal. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the SEC and the CSA, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this Proxy Statement or to reflect actual outcomes, unless required by law.

4

Proxy Summary

PROPOSAL 1

Election of Directors

+The Board of Directors of the Company (the “Board”), acting upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following ten directors to serve on the Board until the close of the Company’s 2027 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal:

+Eduardo Alfonso, M.D. +Nathalie Bernier +Steven H. Collis	+Sarah B. Kavanagh +Karen L. Ling + John A. Paulson	+Russel C. Robertson +Thomas W. Ross, Sr. +Brenton L. Saunders	+Andrew C. von Eschenbach, M.D.

+Each nominee is highly qualified to serve through prior senior leadership roles and/or experience with other public companies.
+The nominees bring a wide range of attributes, competencies and experiences to the Board.

The Board recommends a vote FOR each nominee for director.			See page 6

PROPOSAL 2

Advisory Vote on Executive Compensation

+A significant portion of the compensation opportunity provided to our named executive officers is performance-based and linked to satisfying our financial targets and strategic initiatives.
+We engage an independent compensation consultant and conduct ongoing shareholder engagement to inform our compensation program.
+We maintain several shareholder-friendly compensation practices, which help further align the interests of our executives with those of our shareholders, including among other things, performance-based equity grants, share ownership guidelines and holding requirements.

The Board recommends a vote FOR this Proposal.
See page 37

PROPOSAL 3

Approval of an Amendment and Restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan

+The Board, acting upon the recommendation of the Talent and Compensation Committee, is recommending an increase in the number of common shares of the Company authorized for issuance under the amended and restated Bausch + Lomb Corporation 2022 Omnibus Incentive Plan by an additional 25,000,000 common shares.
+The Board and Talent and Compensation Committee carefully considered anticipated future equity needs, historical equity incentive compensation practices and the advice of the independent compensation consultant before recommending this increase.
+They concluded that this proposed increase represents a reasonable amount of additional equity dilution, while allowing the continued award of equity incentives, which is an important component of our compensation program.

The Board recommends a vote FOR this Proposal.
See page 69

PROPOSAL 4

Appointment of Auditor and Authorization of Board to Fix Remuneration

+The Board, acting upon the recommendation of the Audit and Risk Committee, is recommending that PricewaterhouseCoopers LLP (“PwC”) be appointed as our auditor until the close of the Company’s 2027 Annual Meeting of Shareholders.
+Shareholders are asked to vote for the appointment of PwC as auditor and to authorize the Board to fix the auditor’s remuneration.

The Board recommends a vote FOR this Proposal.
See page 79

2026 PROXY STATEMENT 5

Election of Directors and Corporate Governance

PROPOSAL 1

Election of Directors

Background
We have ten director nominees standing for election at the Meeting. Under the Canada Business Corporations Act (the “CBCA”), directors are elected annually. Directors elected at the Meeting will hold office until the close of the 2027 Annual Meeting of Shareholders of the Company, their successors are duly elected or appointed, or such director’s earlier resignation or removal. In an uncontested election, each director nominee is elected only if the number of votes cast in their favor represents a majority of the votes cast “for” and “against” them by the shareholders. In the event a director election becomes contested, votes “against” will be treated as votes “withheld”, with directors receiving the most “for” votes becoming elected.
Each of the ten director nominees has established his or her eligibility and willingness to serve on the Board. Set forth in the section titled “Director Nominees” beginning on page 8 are the names of the director nominees together with details about their backgrounds and experience. Also indicated is the number of the Company’s securities beneficially owned, controlled or directed, directly or indirectly, as of March 23, 2026, by each of the director nominees, as well as the aggregate value based on the $15.84 per share closing price of B+L Common Shares as reported on the New York Stock Exchange (“NYSE”) on March 23, 2026. For each director nominee, you will find a record of attendance at meetings of the Board and the committees of the Board on which such director nominee served during 2025, if applicable.
The Board has determined that nine of the ten director nominees are independent within the meaning of all applicable securities regulatory and stock exchange requirements in Canada and the United States. In addition, in accordance with the applicable stock exchange requirements and Board committee charters, the Board has determined that all members of the Board’s Audit and Risk Committee, Nominating and Corporate Governance Committee and Talent and Compensation Committee are independent directors.
Unless otherwise instructed, the designated proxyholders intend to vote FOR the election of the ten director nominees proposed by the Board in this Proxy Statement. If, for any reason, at the time of the Meeting any of these director nominees are unable or unwilling to serve, the Board may choose to fix its size at a smaller number (so long as such number is within the range provided in the Company’s Articles of Incorporation (as amended)), nominate a replacement nominee or appoint an additional director following the Meeting.

The Board recommends that you vote FOR each director nominee.

6

Election of Directors
Board Composition
Director Nominee Skills and Experience

Skills and Experience	Eduardo Alfonso, M.D.	Nathalie Bernier	Steven H. Collis	Sarah B. Kavanagh	Karen L. Ling	John A. Paulson	Russel C. Robertson	Thomas W. Ross, Sr.	Brenton L. Saunders	Andrew C. von Eschenbach, M.D.

Accounting/Financial Has significant financial or accounting experience in positions requiring an understanding of financial reporting, internal controls and compliance requirements.		⬤		⬤		⬤	⬤	⬤		⬤

Business Development/M&A Has significant experience evaluating, implementing or overseeing strategic business development opportunities.		⬤	⬤	⬤	⬤	⬤	⬤		⬤

CEO/President Has experience as a CEO or President at a company or organization of comparable scale and complexity.			⬤			⬤		⬤	⬤	⬤

Clinical Has an advanced scientific or technological degree and related work experience in a scientific or technological field.	⬤									⬤

Consumer Has strategic or management experience involving consumer marketing or brand management.			⬤			⬤			⬤

Global Operations Has held a substantial leadership position in an organization that operates globally, particularly in regions in which the company operates.	⬤	⬤	⬤	⬤	⬤	⬤	⬤		⬤	⬤

Government/Regulatory Has worked closely with government organizations or has extensive legal, regulatory or public policy experience in highly regulated industries.	⬤	⬤		⬤		⬤	⬤	⬤	⬤	⬤

Human Resources/Compensation Has significant experience with human capital management, including setting company culture and attracting, motivating, developing and retaining talent.			⬤		⬤			⬤	⬤	⬤

Pharmaceutical/Healthcare Industry Has held an executive or operational role at a company in the pharmaceutical or healthcare industry.	⬤				⬤				⬤	⬤

Risk Management Has extensive experience evaluating and managing a company’s significant risks and opportunities, including those relating to environmental, social and governance matters.	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤

2026 PROXY STATEMENT 7

Election of Directors

	Eduardo Alfonso, M.D.	Nathalie Bernier	Steven H. Collis	Sarah B. Kavanagh	Karen L. Ling	John A. Paulson	Russel C. Robertson	Thomas W. Ross, Sr.	Brenton L. Saunders	Andrew C. von Eschenbach, M.D.
Board Tenure - Full Years	<1	4	<1	4	2	4	4	4	4	4
Age (as of March 23, 2026) - Years Old	73	62	64	69	62	70	78	75	56	84
Director Nominees
Eight of the ten proposed director nominees are incumbent directors from our 2025 Annual Meeting of Shareholders. As further discussed below, Dr. Alfonso and Mr. Collis were appointed to the Board effective January 1, 2026. Each director elected at the Meeting will hold office until the close of the 2027 Annual Meeting of Shareholders, his or her successor is duly elected or appointed, or such director’s earlier resignation or removal.
The following narratives provide details about each director nominee’s background and experience, and summarize the specific attributes, competencies and characteristics that led to the determination of the Nominating and Corporate Governance Committee and the Board to nominate such individual as a director for election by the shareholders at the Meeting. In addition, each narrative lists the number of meetings of the Board and any applicable committee each director nominee attended during 2025, if applicable, and any public company directorships, other than with the Company, held by the nominees during at least the past five years. The narrative also sets out (i) the number of securities of the Company each director nominee beneficially owned, controlled or directed, directly or indirectly, as of March 23, 2026; (ii) the aggregate value of such securities based on the $15.84 per share closing price of B+L Common Shares on March 23, 2026, as reported on the NYSE; and (iii) the progress of each director nominee toward the director share ownership requirement established by the Board (factoring in common shares and vested restricted share units held or controlled by the director). For further detail regarding the share ownership requirement for non-employee directors, see the discussion in the section titled “Non-Employee Director Compensation Program — Directors’ Share Ownership Guidelines” on page 34. For further detail regarding the share ownership requirement for Mr. Saunders, see the discussion in the section titled “Compensation Discussion and Analysis — Other Compensation Governance Practices — Share Ownership Guidelines” on page 54.
Messrs. Ross, Paulson and Robertson, Dr. von Eschenbach and Mmes. Kavanagh and Bernier were recommended by our parent company, Bausch Health Companies Inc. (“BHC”), and appointed to the Board on April 28, 2022 in connection with the Master Separation Agreement originally entered into by BHC and the Company on March 30, 2022 and amended on April 28, 2022, copies of which are included as exhibits to our Annual Report. Mr. Saunders was recommended by the CEO Search Committee and appointed to the Board on February 15, 2023, effective March 6, 2023, to replace Mr. Joseph Papa who stepped down from his roles as CEO of the Company and member of the Board on March 6, 2023, as previously disclosed in our Current Report on Form 8-K filed with the SEC and on SEDAR+ on February 15, 2023. Ms. Ling was appointed to the Board on February 27, 2024, as previously disclosed in our Current Report on Form 8-K filed with the SEC and SEDAR+ on February 28, 2024. Dr. Alfonso and Mr. Collis, who were identified by a search firm as new director candidates, were appointed to the Board effective January 1, 2026, to fill the vacancies created upon the resignations of Messrs. Icahn and Hu, as previously disclosed in our Current Reports on Form 8-K filed with the SEC and on SEDAR+ on December 17, 2025 and August 18, 2025, respectively.
None of the directors or director nominees is related by blood, marriage or adoption to one another or to any executive officer of the Company.

8

Election of Directors

Eduardo Alfonso, M.D. Florida, USA

INDEPENDENT	Director of the Bascom Palmer Eye Institute and Chair of the Department of Ophthalmology at the University of Miami Miller School of Medicine
Age: 73 Director since: 2026 2025 Meeting Attendance: N/A
Share Ownership:
4,300 B+L Common Shares – $68,112
9,555 restricted share units (0 vested – $0 and 9,555 unvested - $151,351)
Total as a multiple of $400,000 (5x the annual Board cash retainer required under the non-employee director share ownership guidelines) – 0.2x ($68,112) (in progress)

Background
Dr. Alfonso has served as an independent director of the Company since January 2026. An ophthalmologist and internationally recognized expert in corneal and external eye diseases, he serves as Director of the Bascom Palmer Eye Institute and Chair of the Department of Ophthalmology at the University of Miami Miller School of Medicine, where he holds the Kathleen and Stanley J. Glaser Chair in Ophthalmology. Dr. Alfonso has been a member of the Bascom Palmer faculty since 1986, became a tenured professor in 1998 and has served as Director of the Institute since 2007, overseeing clinical, educational, and research programs across multiple facilities. He has authored more than 300 scientific publications and has served in leadership and advisory roles within professional ophthalmology organizations and medical research and public health bodies. Dr. Alfonso serves on the boards of the Ophthalmology Foundation and the Florida Society of Ophthalmology and is President and a board member of the Ophthalmology Research Foundation. He is also a member of the Advisory Committee of Research to Prevent Blindness. Dr. Alfonso earned his bachelor’s degree and medical degree from Yale University and completed an ophthalmology residency at the Bascom Palmer Eye Institute and fellowships at Harvard Medical School.
Dr. Alfonso was selected to serve on the Board based on his extensive clinical, academic and research experience in ophthalmology and his long‑standing leadership of a major academic medical center. The Board believes his expertise provides valuable insight in connection with oversight of clinical research, medical innovation and patient‑focused healthcare initiatives.

Current Public Company Directorships	Previous Public Company Directorships
+None	+None

Nathalie Bernier Quebec, Canada

INDEPENDENT	Corporate Director
Age: 62 Director since: 2022 2025 Meeting Attendance: Board – 8/8 Audit and Risk Committee – 8/8 Science and Technology Committee – 4/4
Share Ownership:
197 B+L Common Shares – $3,120
69,466 restricted share units (49,128 vested – $778,188 and 20,338 unvested - $322,154)
Total as a multiple of $400,000 (5x the annual Board cash retainer required under the non-employee director share ownership guidelines) – 2x ($781,308) (target met)

Background
Ms. Bernier has served as an independent director of the Company since April 2022. She served as Chief Financial Officer and Senior Vice President, Strategic and Business Planning, of the Public Sector Pension Investment Board from August 2015 to September 2019. Previously, Ms. Bernier spent nearly 30 years as an Audit and Advisory Partner at Arthur Andersen LLP and KPMG LLP, including as Regional Managing Partner (Quebec) and a member of KPMG’s Canadian Leadership Team. Ms. Bernier previously served as a director of RF Capital Group Inc., where she was Chair of the Risk Committee and a member of the Audit Committee. She currently serves as a director of Canada Enterprise Emergency Funding Corporation, where she is Chair of the Audit Committee, and of Les Propriétés Docteur Penfield Inc. Ms. Bernier holds a Bachelor of Commerce degree from McGill University and is a Fellow of the Chartered Professional Accountants of Canada.
Ms. Bernier was selected to serve on the Board based on her significant financial, accounting and audit expertise, developed through senior leadership roles in pension fund management and global professional services firms. The Board believes her experience supports effective oversight of financial reporting, internal controls and risk management.

Current Public Company Directorships	Previous Public Company Directorships
+None	+RF Capital Group Inc.

2026 PROXY STATEMENT 9

Election of Directors

Steven H. Collis Florida, USA

INDEPENDENT	Corporate Director
Age: 64 Director since: 2026 2025 Meeting Attendance: N/A
Share Ownership:
15,000 B+L Common Shares – $237,600
9,746 restricted share units (0 vested – $0 and 9,746 unvested - $154,377)
Total as a multiple of $400,000 (5x the annual Board cash retainer required under the non-employee director share ownership guidelines) – 0.6x ($237,600) (in progress)

Background
Mr. Collis has served as a director of the Company since January 2026. He served as President and Chief Executive Officer of Cencora, Inc. (formerly AmerisourceBergen Corporation), a global pharmaceutical distribution and health care services company, from 2011 through 2024. Mr. Collis joined Cencora in the mid 1990s and previously held senior executive roles, including leadership of its specialty pharmaceuticals business. He subsequently served as Executive Chairman of the board of Cencora until late 2025. During his tenure, Cencora expanded its global footprint through strategic acquisitions and partnerships and rebranded in 2023 to reflect its evolving international operations. Mr. Collis has also served as a director of Elevance Health, a managed health care and insurance company, since August 2025. Mr. Collis holds a Bachelor of Commerce degree and a Bachelor of Commerce (Honours) postgraduate degree from the University of the Witwatersrand in Johannesburg, South Africa.
Mr. Collis was selected to serve on the Board based on his substantial executive leadership experience in the global healthcare and pharmaceutical distribution sector. The Board believes his operational and strategic expertise supports oversight of global operations, long‑term strategy and growth initiatives.

Current Public Company Directorships	Previous Public Company Directorships
+Elevance Health	+Cencora, Inc.

Sarah B. Kavanagh Ontario, Canada

INDEPENDENT	Corporate Director
Age: 69 Director since: 2022 2025 Meeting Attendance: Board – 8/8 Audit and Risk Committee – 8/8 Nominating and Corporate Governance Committee – 5/5
Share Ownership:
5,808 B+L Common Shares – $91,999
47,891 restricted share units (27,553 vested – $436,440 and 20,338 unvested - $322,154)
Total as a multiple of $400,000 (5x the annual Board cash retainer required under the non-employee director share ownership guidelines) – 1.3x ($528,439) (target met)

Background
Ms. Kavanagh has served as an independent director of the Company since April 2022. She has also served on the board of the Company’s parent, BHC, since July 2016 and has been a member of its Nominating and Corporate Governance Committee since April 2025. From 2011 through May 2016, Ms. Kavanagh served as a Commissioner of the Ontario Securities Commission, where she also served as Chair of the Audit Committee beginning in 2014. From 1999 to 2010, she held various senior investment banking roles at Scotia Capital Inc., including Vice Chair and Co‑Head of the Diversified Industries Group, Head of Equity Capital Markets, and Head of Investment Banking. Earlier in her career, she held senior financial roles with operating companies and began her career as an investment banker with a bulge‑bracket firm in New York. Ms. Kavanagh served as a director of Hudbay Minerals Inc. from 2013 to 2024 and has previously served as a director of Sustainable Development Technology Canada, AST and AST Trust Company (Canada), Cymax Technologies Group, and as a trustee of WPT Industrial REIT. Ms. Kavanagh holds an MBA from Harvard Business School and a Bachelor of Arts degree in Economics from Williams College.
Ms. Kavanagh was selected to serve on the Board based on her deep experience in capital markets, regulatory oversight and corporate governance, including service as a securities regulator and senior investment banker. The Board believes her background supports effective oversight of governance practices, risk management and strategic transactions.

Current Public Company Directorships	Previous Public Company Directorships
+Bausch Health Companies Inc.	+Hudbay Minerals Inc. +WPT Industrial REIT (formerly publicly traded)

10

Election of Directors

Karen L. Ling New York, USA

INDEPENDENT	Corporate Director
Age: 62 Director since: 2024 2025 Meeting Attendance: Board – 8/8 Talent and Compensation Committee – 8/8
Share Ownership:
21,338 B+L Common Shares – $337,994
24,338 restricted share units (0 vested – $0 and 24,338 unvested - $385,514)
Total as a multiple of $400,000 (5x the annual Board cash retainer required under the non-employee director share ownership guidelines) – 0.8x ($337,994) (in progress)

Background
Ms. Ling has served as an independent director of the Company since February 2024. She brings extensive experience in human capital management, executive compensation, organizational leadership, and corporate governance. Ms. Ling previously served as Executive Vice President and Chief Human Resources Officer of American International Group, Inc. from 2019 to 2021 and of Allergan plc from 2014 to 2019. Earlier in her career, she held senior human resources leadership roles at Merck & Co., Inc. and Wyeth (now Pfizer Inc.), where she was responsible for global talent management, compensation, and workforce strategy. Ms. Ling currently serves as a director and Chair of the Compensation and Human Capital Management Committee of iRhythm Technologies, Inc. and as a director and Chair of the Compensation Committee of Galderma Group AG. She previously served as a director of Mallinckrodt plc and TherapeuticsMD, Inc. She also serves on the board of the JED Foundation, a nonprofit organization, where she is Chair of the Governance and Nominating Committee. Ms. Ling holds a Bachelor of Arts degree in Economics from Yale University and a Juris Doctor degree from Boston University School of Law.
Ms. Ling was selected to serve on the Board based on her extensive experience in human capital management, executive compensation and organizational leadership at large, global healthcare companies. The Board believes her expertise supports oversight of talent development, succession planning and compensation programs.

Current Public Company Directorships	Previous Public Company Directorships
+iRhythm Technologies, Inc. +Galderma Group AG	+TherapeuticsMD Inc. +Mallinckrodt Plc

John A. Paulson Florida, USA

INDEPENDENT	President, Paulson Capital Inc.
Age: 70 Director since: 2022 2025 Meeting Attendance: Board – 8/8 Nominating and Corporate Governance Committee – 5/5
Share Ownership:
25,357 B+L Common Shares – $401,655
47,249 restricted share units (26,911 vested – $426,270 and 20,338 unvested - $322,154)
Total as a multiple of $400,000 (5x the annual Board cash retainer required under the non-employee director share ownership guidelines) – 2.1x ($827,925) (target met)

Background
Mr. Paulson has served as an independent director of the Company since April 2022. He previously served on the board of the Company’s parent, BHC, from June 2017 to May 2022 and rejoined the BHC board in June 2022, where he currently serves as Chairman. Mr. Paulson is President and Portfolio Manager and a director of Paulson Capital Inc., a private investment management firm specializing in global mergers, event arbitrage and credit strategies. He previously served as President and Portfolio Manager of Paulson & Co. Inc., which he founded in 1994. Prior to founding Paulson & Co. Inc., Mr. Paulson served as a Partner of Gruss Partners and as a Managing Director in the mergers and acquisitions group at Bear Stearns. Mr. Paulson has served as a director of Acadian Asset Management Inc. (formerly BrightSphere Investment Group plc), a publicly traded asset management holding company, since November 2018, and has served as Chairman of its board since April 2020. He also serves as Chairman of the board and as majority owner of Steinway Musical Instruments, Inc. and P.F. Chang’s Holdings, Inc. In addition, Mr. Paulson serves as a director of the Princess Grace Foundation, the Preservation Foundation of Palm Beach and Lawfare Defense Fund Inc., and previously served as a director of American International Group Inc. from May 2016 to June 2017. Mr. Paulson holds a bachelor’s degree in finance from New York University and an MBA from Harvard Business School.
Mr. Paulson was selected to serve on the Board based on his significant experience in investment management, capital allocation and strategic decision‑making. The Board believes his perspective supports oversight of value creation initiatives, strategic alternatives and long‑term shareholder interests.

Current Public Company Directorships	Previous Public Company Directorships
+Acadian Asset Management Inc. +Bausch Health Companies Inc.	+American International Group Inc.

2026 PROXY STATEMENT 11

Election of Directors

Russel C. Robertson Ontario, Canada

INDEPENDENT	Corporate Director
Age: 78 Director since: 2022 2025 Meeting Attendance: Board – 8/8 Audit and Risk Committee – 7/8 Talent and Compensation Committee – 8/8
Share Ownership:
10,208 B+L Common Shares – $161,695
66,599 restricted share units (41,861 vested – $663,078 and 24,738 unvested - $391,850)
Total as a multiple of $400,000 (5x the annual Board cash retainer required under the non-employee director share ownership guidelines) – 2.1x ($824,773) (target met)

Background
Mr. Robertson has served as an independent director of the Company since April 2022. He previously served at BMO Financial Group, a diversified financial services organization, as Executive Vice President and Head of Anti‑Money Laundering from 2013 through August 2016 and as Executive Vice President, Business Integration, from 2011 to 2013. He joined BMO as interim Chief Financial Officer in 2008 and was appointed Chief Financial Officer in 2009. Prior to joining BMO, Mr. Robertson spent more than 35 years as a Chartered Professional Accountant, holding senior leadership roles at major accounting firms, including Vice Chair of Deloitte & Touche LLP (Toronto) from 2002 to 2008 and Canadian Managing Partner of Arthur Andersen LLP from 1994 to 2002. Mr. Robertson has previously served on the boards of BHC, Hydro One Limited, Turquoise Hill Resources Ltd. and Virtus Investment Partners, Inc. He holds a Bachelor of Arts (Honours) degree from the Ivey School of Business at the University of Western Ontario.
Mr. Robertson was selected to serve on the Board based on his extensive financial, regulatory and compliance experience gained as a chief financial officer and senior executive at a global financial institution. The Board believes his background enhances oversight of financial governance, risk management and regulatory compliance.

Current Public Company Directorships	Previous Public Company Directorships
+None	+Bausch Health Companies Inc. +Hydro One Limited +Turquoise Hill Resources Ltd. (formerly publicly traded) +Virtus Investment Partners, Inc.

Thomas W. Ross, Sr. North Carolina, USA

INDEPENDENT	Lead Independent Director Director, Volcker Alliance and President Emeritus, University of North Carolina
Age: 75 Director since: 2022 2025 Meeting Attendance: Board – 8/8 Nominating and Corporate Governance Committee – 5/5 Talent and Compensation Committee – 8/8
Share Ownership:
17,000 B+L Common Shares – $269,280
52,391 restricted share units (27,553 vested – $436,440 and 24,838 unvested - $393,434)
Total as a multiple of $400,000 (5x the annual cash retainer required under the non-employee director share ownership guidelines) – 1.8x ($705,720) (target met)

Background
Mr. Ross has served as Lead Independent Director of the Board of the Company since March 6, 2023 and has served as a director since April 2022. He previously served as Chairman of the Board from July 19, 2022 to March 6, 2023 and as Lead Independent Director from May 2022 to July 18, 2022. He served on the board of the Company’s parent, BHC, from March 2016 to June 2022. Mr. Ross currently serves on the board of the Volcker Alliance and previously served as its President from July 2016 through December 31, 2021. He is President Emeritus of the University of North Carolina, having served as President from January 2011 to January 2016, and was named the Sanford Distinguished Fellow in Public Policy at the Duke University Sanford School of Public Policy in 2016. Earlier in his career, Mr. Ross served as President of Davidson College, Executive Director of the Z. Smith Reynolds Foundation, Director of the North Carolina Administrative Office of the Courts, a Superior Court judge, and in roles in government service, private legal practice, and academia. Mr. Ross holds a Bachelor of Arts degree in Political Science from Davidson College and a Juris Doctor degree from the University of North Carolina School of Law.
Mr. Ross was selected to serve on the Board based on his broad leadership experience in higher education, public policy and governance. The Board believes his background supports Board leadership, independence and oversight of ethics, risk management and stakeholder engagement.

Current Public Company Directorships	Previous Public Company Directorships
+None	+Bausch Health Companies Inc.

12

Election of Directors

Brenton L. Saunders Florida, USA

NOT INDEPENDENT	Chairman of the Board and Chief Executive Officer, Bausch + Lomb Corporation
Age: 56 Director since: 2023 2025 Meeting Attendance: Board – 6/6
Share Ownership:
421,221 B+L Common Shares – $6,672,141
560,054 restricted share units (0 vested – $0 and 560,054 unvested - $8,871,255)
1,898,370 options (vested)
409,586 performance share units (unvested)
Total as a multiple of $9,600,000 (6x the annual base salary required under the executive share ownership requirements established by our Talent and Compensation Committee for our NEOs: 1.6x ($15,543,396) (target met)
Mr. Saunders is subject to our minimum share ownership requirements established by our Talent and Compensation Committee for our NEOs, as further described in the section titled “Compensation Discussion and Analysis — Other Compensation Governance Practices — Share Ownership Guidelines” on page 54.

Background
Mr. Saunders has served as Chairman of the Board and Chief Executive Officer of the Company since March 2023. He currently serves on the board of directors of ARS Pharmaceuticals, Inc. and as Chairman of the board of The Beauty Health Company (formerly Vesper Healthcare Acquisition Corp.). Mr. Saunders previously served as Chairman, President and Chief Executive Officer of Allergan plc, including as President and Chief Executive Officer from July 2014 to May 2020 and as Chairman from October 2016 to May 2020. Prior to Allergan’s acquisition of Forest Laboratories, Inc., he served as President and Chief Executive Officer of Forest Laboratories and as a member of its board of directors. He also served as Chief Executive Officer of Bausch & Lomb Incorporated from March 2010 to August 2013. Earlier in his career, Mr. Saunders held senior leadership roles at Schering‑Plough, including serving as President of Global Consumer Health Care and as Head of Integration for the company’s merger with Merck & Co. and its acquisition of Organon BioSciences. Prior to that, he served as a partner and Head of Compliance Business Advisory at PwC and held senior compliance and risk management roles at Coventry Health Care and Home Care Corporation of America. Mr. Saunders began his career as Chief Compliance Officer at the Thomas Jefferson University Health System. In addition to his current public company directorships, Mr. Saunders serves on the boards of several private companies and nonprofit organizations, including Arena AI, Rapalogix Health, Inc., Cambrian Bio, Nextech, Roam HQ Inc., where he serves as Chairman, and the Ophthalmology Foundation. He also serves on the Executive Board of Trustees of Mount Sinai Medical Center and has previously served on the boards of BridgeBio Pharma, Inc., Cisco Systems, Inc., Glo Pharma, Hugel, Ocuterra Therapeutics and Osmind. Mr. Saunders holds a Bachelor’s degree in Economics and East Asian Studies from the University of Pittsburgh, an MBA from the Temple University Fox School of Business and Management and a Juris Doctor from the Temple University Beasley School of Law.
Mr. Saunders was selected to serve on the Board based on his extensive executive leadership experience in the pharmaceutical and healthcare industries, including service as chief executive officer of multiple public companies. The Board believes his experience supports oversight of strategy execution, operational performance and long‑term growth.

Current Public Company Directorships	Previous Public Company Directorships
+ARS Pharmaceuticals, Inc. +Beauty Health Company	+Allergan plc +BridgeBio Pharma, Inc. +Cisco Systems, Inc. +Hugel (a semipublic company on the Korean exchange)

2026 PROXY STATEMENT 13

Election of Directors

Andrew C. von Eschenbach, M.D. Texas, USA

INDEPENDENT	President, Samaritan Health Initiatives, Inc.
Age: 84 Director since: 2022 2025 Meeting Attendance: Board – 8/8 Nominating and Corporate Governance Committee – 4/4 Science and Technology Committee – 4/4
Share Ownership:
18,559 B+L Common Shares – $293,975
52,255 restricted share units (27,553 vested – $436,440 and 24,702 unvested - $391,280)
Total as a multiple of $400,000 (5x the annual Board cash retainer required under the non-employee director share ownership guidelines) – 1.8x ($730,415) (target met)

Background
Dr. von Eschenbach has served as an independent director of the Company since April 2022. He has served as President of Samaritan Health Initiatives, Inc., a health care policy consultancy, and as an Adjunct Professor at The University of Texas MD Anderson Cancer Center since 2010. Dr. von Eschenbach has served in various advisory roles, including as a Senior Fellow at the Milken Institute since 2011 and with the Bipartisan Policy Center since 2019. He also participated in the Davos Alzheimer’s collaborative group from December 2021 to December 2022. From 2005 to 2009, Dr. von Eschenbach served as Commissioner of the U.S. Food and Drug Administration, following four years as Director of the National Cancer Institute at the National Institutes of Health. Earlier in his career, he spent 26 years at The University of Texas MD Anderson Cancer Center, where he served as Chairman of Urology, Director of the Prostate Cancer Research Program, Executive Vice President, and Chief Academic Officer. Dr. von Eschenbach currently serves on the boards or advisory boards of the Angiogenesis Foundation, the Reagan Udall Foundation for the FDA, Arbital Health, the Wake Forest Institute of Regenerative Medicine, and Kreftech Inc. He previously served as a director of TriSalus Life Sciences, Radius Health, Celularity, Inc., Bausch Health Companies Inc., and the Prostate Cancer Foundation. Dr. von Eschenbach holds a Bachelor of Science degree from St. Joseph’s University and a medical degree from the Georgetown University School of Medicine. He completed his residency in surgery and urology at Pennsylvania Hospital and the University of Pennsylvania and a fellowship in urologic oncology at The University of Texas MD Anderson Cancer Center.
Dr. von Eschenbach was selected to serve on the Board based on his distinguished career in healthcare policy, clinical medicine and regulatory leadership, including service as Commissioner of the U.S. Food and Drug Administration. The Board believes his expertise supports oversight of regulatory strategy, public health considerations and innovation.

Current Public Company Directorships	Previous Public Company Directorships
+None	+Bausch Health Companies Inc. +Celularity, Inc. +TriSalus Life Sciences, Inc. +Radius Health

14

Election of Directors
Director Nomination Process
The Board is responsible for nominating director candidates for election to the Board, and for appointing directors to the Board to fill any vacancies that may occur between annual elections of directors. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and recommending to the Board director candidates for nomination either for election by shareholders or for appointment by the Board. In fulfilling this responsibility, the Nominating and Corporate Governance Committee considers, among other things, (i) the independence, skills, qualifications and experience of director candidates in a manner consistent with the selection criteria approved by the Board from time to time; (ii) the composition, competencies and skills of the Board as a whole, and the needs of the individual Board committees; (iii) the wide range of attributes, competencies, characteristics, experiences and backgrounds contemplated by the Company’s Corporate Governance Guidelines, as described below; and (iv) in evaluating incumbent directors for re-nomination, the performance of such directors.
The Company does not have a director retirement policy or set term limits for independent directors, because the Board does not believe either is necessary to provide for adequate Board refreshment. The Nominating and Corporate Governance Committee actively considers this fact in recommending to the Board director candidates for nomination for election by shareholders. Our current Board is comprised of directors who have served on our Board from less than one year to four years.
Composition of our Board
At Bausch + Lomb, we seek to maintain a Board comprised of talented and dedicated individuals whose skills and backgrounds reflect the diverse nature of the business environment in which we operate. The Board and the Nominating and Corporate Governance Committee are committed to a merit-based system for Board composition and consider a wide range of attributes, competencies, characteristics, experiences and backgrounds, including the knowledge, experience, skills, expertise and diverse perspectives necessary for the Board, as a whole, to possess, together with the attributes, competencies, characteristics and backgrounds of the Board’s current directors, as well as considerations under our Corporate Governance Guidelines when reviewing the Board composition in the director nomination and re-nomination process. Any search firm engaged to assist in identifying candidates for appointment to the Board will be directed to consider the desire of the Company to have its Board reflect a wide range of attributes, competencies, characteristics and backgrounds.
Submitting Director Recommendations to the Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee will also consider director recommendations submitted by the Company’s shareholders. Shareholders who wish to have the Nominating and Corporate Governance Committee consider their recommendations should submit their recommendation in writing to the Nominating and Corporate Governance Committee, attention: Chair, Nominating and Corporate Governance Committee, Bausch + Lomb Corporation, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4.
Director recommendations made by shareholders in such manner will undergo the same evaluation by the Nominating and Corporate Governance Committee and the Board as all other director nominees. For more detailed information on this evaluation process, please refer to the charter of the Nominating and Corporate Governance Committee, which is available on the Company’s website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance—Governance Documents”). For additional information regarding our director standards, please refer to our Corporate Governance Guidelines, which are available on the Company’s website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance—Governance Documents”).
In order for a director candidate nominated by a shareholder to be included as a nominee in the Proxy Statement, such shareholder’s nomination must satisfy the criteria and procedures prescribed under the CBCA and in Bausch + Lomb’s by-laws. For additional information regarding the deadlines and procedures for submitting such nominations to Bausch + Lomb, please see the discussion on page 88 under “Other Shareholder Proposals and Director Nominations for the 2027 Annual Meeting of Shareholders.”

2026 PROXY STATEMENT 15

Election of Directors
Director Independence
The Board believes that, in order to be effective, our Board must be able to operate independently of management. As described in our Corporate Governance Guidelines, available on our website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance—Governance Documents”), a sufficient number of directors must satisfy the applicable tests of independence, such that the Board complies with all independence requirements under corporate and securities laws and stock exchange requirements applicable to the Company. The Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee, as well as the Board, reviews the relationships that each director has with the Company in order to satisfy itself that these independence criteria have been met. On an annual basis, as part of our disclosure procedures, all directors complete a questionnaire pertaining to, among other things, share ownership, family and business relationships, and director independence standards. The Board must then disclose in the Company’s Proxy Statement the identity of each of the independent directors and the basis for the Board’s determination for each of the directors who are not independent.
The Board is currently comprised of ten members. The Board has determined that nine of our ten current directors (or 90%) are “independent directors” within the meaning of applicable regulatory and stock exchange requirements in Canada and the United States, as none of them have a material relationship with the Company that could be reasonably expected to interfere with their exercise of independent judgment. The nine independent directors currently on the Board are:
Mr. Ross (Lead Independent Director)
Dr. Alfonso
Ms. Bernier
Mr. Collis
Ms. Kavanagh
Ms. Ling
Mr. Paulson
Mr. Robertson
Dr. von Eschenbach
None of our current directors has entered into employment, service or similar contracts with us, with the exception of Mr. Saunders. Because Mr. Saunders is the Chief Executive Officer of the Company, the Board has determined that Mr. Saunders is not an independent director and will not be eligible to serve on the Audit and Risk Committee, the Talent and Compensation Committee, or the Nominating and Corporate Governance Committee.

16

Corporate Governance
Statement of Corporate Governance Practices
The Board is committed to sound and effective corporate governance practices with the goal of helping to ensure the Company’s financial strength and overall business success. Our governance practices are periodically assessed against those practices suggested by recognized governance authorities and are designed to maintain alignment with shareholder interests and key governance best practices.
Board and Committee Structure
Board Leadership Structure

Brenton L. Saunders Chairman of the Board and Chief Executive Officer	Thomas W. Ross, Sr. Lead Independent Director

Independent Committee Chairs and Directors

Our Corporate Governance Guidelines provide that our Board may determine from time to time the most effective leadership structure for the Company, including whether the same individual should serve both as Chairman of the Board and the CEO. Mr. Saunders, our CEO, also serves as Chairman of the Board. Due to his in-depth knowledge of the healthcare industry, Mr. Saunders is well positioned to identify and lead Board deliberations regarding important matters relating to the Company’s operations, strategic priorities, and overall development. The Board believes that serving as both CEO and Chairman of the Board enables Mr. Saunders to facilitate effective communication between Company management and the Board and to help ensure that key issues and recommendations are brought to the attention of the Board. The Board believes that this leadership structure, in conjunction with the appointment of a Lead Independent Director, is the most effective for the Company at this time, and that the existing corporate governance practices effectively achieve independent oversight and management accountability.
Our Corporate Governance Guidelines also provide that, if the same individual serves as Chairman of the Board and the CEO, or if the Chairman of the Board is otherwise not independent, our Board shall appoint a Lead Independent Director. Our independent directors annually appoint a Lead Independent Director. Mr. Ross has been appointed to serve as Lead Independent Director. Mr. Ross has served in this role since the Bausch + Lomb initial public offering (the “B+L IPO”) in May 2022, with a short stint as independent chairman, and previously served in such role with our parent, BHC. His extensive experience with our business and his corporate governance background have provided him with unique capabilities and insight which have positioned him well for this role.
The responsibilities of the Chairman of the Board are set forth in the Company’s Position Description for the Chairman of the Board, and the responsibilities of the Lead Independent Director are set forth in the Company’s Position Description for the Lead Independent Director. The Position Description for the Chairman of the Board is Exhibit A and the Position Description for the Lead Independent Director is Exhibit B to the Corporate Governance Guidelines, which are posted on the Company’s website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance—Governance Documents”). Mr. Saunders’ responsibilities as CEO are specified in the CEO Position Description, which was approved by the Board.
The responsibilities of the Lead Independent Director include: (i) fostering processes that allow the Board to function independently of management and encouraging open and effective communication between the Board and management of the Company; (ii) providing input to the Chairman on behalf of the independent directors with respect to Board agendas; (iii) presiding at all meetings of the Board at which the Chairman is not present, as well as regularly scheduled executive sessions of independent directors; (iv) in the case of a conflict of interest involving a director, if appropriate, asking the conflicted director to leave the room during discussion concerning such matter and, if appropriate, asking such director to recuse himself or herself from voting on the relevant matter; (v) communicating with the Chairman and the CEO, as appropriate,

2026 PROXY STATEMENT 17

Corporate Governance
regarding meetings of the independent directors and resources and information necessary for the Board to effectively carry out its duties and responsibilities; (vi) serving as liaison between the Chairman and the independent directors; (vii) being available to directors who have concerns that cannot be addressed through the Chairman; (viii) calling meetings of the independent directors, as needed or when appropriate; (ix) being available for consultation and direct communication if requested by major shareholders; and (x) performing other functions as may reasonably be requested by the Board or the Chairman. In the event the Company appoints an independent Chairman of the Board, the responsibilities of the Lead Independent Director will be assumed by the independent Chairman of the Board.

Chairman Responsibilities
The Chairman will provide leadership to the Board in discharging its mandate as set out in the Charter, including by:
+leading, managing and organizing the Board consistent with the approach to corporate governance adopted by the Board from time to time
+guiding the Board’s deliberations so that appropriate strategic and policy decisions are made
+promoting cohesiveness among the directors
+satisfying himself that the responsibilities of the Board and its committees are well understood by the Board and acting as spokesperson for the Board

Board Committees
During 2025, the Board had four standing committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee. The specific responsibilities of each of the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee are identified in the respective committee’s charter. Copies of the charters for each of the foregoing committees are available on our website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance—Governance Documents”) and are also available in print to shareholders upon request submitted to Investor Relations, Bausch + Lomb Corporation, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4.
The Board has developed written position descriptions for the Chairs of each standing committee. The position description for the Chair of each standing committee is appended to the relevant committee’s charter.
The table below sets forth each current director’s membership on our Board committees:

	Audit and Risk Committee	Talent and Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Eduardo Alfonso, M.D.				⬤
Nathalie Bernier	⬤			⬤
Steven H. Collis		⬤
Sarah B. Kavanagh	⬤		⬤
Karen L. Ling		⬤
John A. Paulson			⬤
Russel C. Robertson	⬤	⬤
Thomas W. Ross, Sr.		⬤	⬤
Brenton L. Saunders
Andrew C. von Eschenbach, M.D.			⬤	⬤

⬤ Chair	⬤ Member	Chairman of the Board	Lead Independent Director

18

Corporate Governance

Audit and Risk Committee

Members Sarah B. Kavanagh (Chair)
Principal Responsibilities:
As described in the Audit and Risk Committee Charter, the key responsibilities of the Audit and Risk Committee include:
+responsibility for reviewing and recommending to the Board our annual financial statements and management’s discussion and analysis of results of operation and financial condition (“MD&A”) and reviewing and approving our interim financial statements and MD&A;
+periodically meeting with our internal auditor and with our external auditor without management being present as contemplated in the Audit and Risk Committee Charter;
+recommending to the Board the external auditor to be nominated for approval by the Company’s shareholders, as well as the compensation of the external auditor; and
+establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing practices.
In accordance with the Audit and Risk Committee Charter, the Audit and Risk Committee also provides assistance to the Board in fulfilling its oversight function, including with respect to:
+the quality and integrity of our financial statements;
+compliance with the Code of Conduct and legal and regulatory requirements, including with respect to disclosure of financial information;
+the qualifications, performance and independence of our external auditor;
+the performance of our senior finance employees and internal audit function;
+internal controls and certifications;
+monitoring the appropriateness and effectiveness of the Company’s risk management systems and policies, including evaluating on a regular basis the effectiveness and prudence of senior management in managing the Company’s operations and the risks to which it is exposed; and
+overseeing the Company’s compliance programs, policies and procedures, and investigating compliance matters.

Nathalie Bernier	Russel C. Robertson
Meetings in 2025: 8

The Audit and Risk Committee is comprised of three independent directors: Ms. Kavanagh (Chair), Ms. Bernier and Mr. Robertson. The responsibilities, powers and operation of the Audit and Risk Committee are set out in the written charter of the Audit and Risk Committee. Pursuant to the Audit and Risk Committee Charter, each member of the Audit and Risk Committee is an independent director as defined and required by applicable regulatory and stock exchange rules. The Board has concluded that each member of the Audit and Risk Committee is “financially literate” as defined under National Instrument 52-110 — Audit Committees and as required under NYSE rules, and each of Ms. Bernier, Ms. Kavanagh and Mr. Robertson qualifies as an “audit committee financial expert” under the regulations promulgated by the SEC.
The Audit and Risk Committee Charter provides that no member of the Audit and Risk Committee may serve simultaneously on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair his or her ability to serve effectively on the Audit and Risk Committee.

2026 PROXY STATEMENT 19

Corporate Governance

Talent and Compensation Committee

Members Karen L. Ling (Chair)
Principal Responsibilities:
As described in the Talent and Compensation Committee Charter, the key responsibilities of the Talent and Compensation Committee include:
+reviewing and approving corporate goals and objectives in connection with the compensation of our CEO, evaluating the CEO’s performance in light of those goals and objectives, and (either as a committee or together with the other independent directors who satisfy the independence, “non-employee” and “outside director” requirements under the Talent and Compensation Committee Charter) determining and approving the compensation of the CEO based on such evaluation;
+reviewing and approving each element of total compensation for all officers (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));
+reviewing and making recommendations to the Board regarding the adoption, amendment or termination of equity-based compensation plans;
+reviewing and approving arrangements with executive officers relating to their employment relationships with us;
+reviewing and approving any policies of the Company relating to the clawback, forfeiture, recoupment or recovery of any compensation;
+administering clawback policies and taking any actions as permitted or required to facilitate the clawback, forfeiture, recoupment or recovery of compensation received by employees of the Company in accordance with such policies;
+taking any actions as permitted or required by applicable law or the listing rules promulgated by the NYSE, TSX or any other stock exchange on which the common stock of the Company may be listed to facilitate the clawback, forfeiture, recoupment or recovery of compensation received by employees of the Company;
+reviewing talent management and succession planning materials for key roles;
+providing strategic supervision of our benefit plans, programs and policies; and
+reviewing and recommending to the Board for approval the Compensation Discussion and Analysis to be included in the Company’s annual management proxy circular and proxy statement and/or annual report on Form 10-K and preparing the Talent and Compensation Committee Report.

Steven H. Collis	Russel C. Robertson	Thomas W Ross, Sr.
Meetings in 2025: 8

The Talent and Compensation Committee is comprised of four independent directors: Ms. Ling (Chair), Mr. Collis, Mr. Robertson and Mr. Ross. The responsibilities, powers and operation of the Talent and Compensation Committee are set out in the written charter of the Talent and Compensation Committee. In accordance with the Talent and Compensation Committee Charter, each member of the Talent and Compensation Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.
Compensation Committee Interlocks and Insider Participation
Each of Ms. Ling, Mr. Hu, Mr. Robertson and Mr. Ross, representing all of the directors who served on the Talent and Compensation Committee during 2025 is, or in the case of Mr. Hu, was (i) a non-employee director for purposes of Rule 16b-3 of the Exchange Act, as amended and (ii) an independent director. Mr. Collis who joined the Talent and Compensation Committee in connection with his appointment to the Board in January 2026 is also an independent director. None of the members of the Talent and Compensation Committee is a current or former officer of the Company. There were no compensation committee interlocks with other companies in 2025 within the meaning of Item 407(e)(4)(iii) of Regulation S-K. See “Other Matters — Certain Related-Party Transactions” on page 82 for a description of related-party transactions.

20

Corporate Governance
Compensation
For details on the philosophy and approach adopted by the Talent and Compensation Committee with respect to compensation of our officers, please see “Compensation Discussion and Analysis” beginning on page 38.
The Talent and Compensation Committee has the authority to retain and compensate any consultants and advisors it considers necessary to fulfill its mandate. It shall, annually, or on an as-needed basis, specify the work to be performed by, and agree on the associated fees to be paid to, the compensation consultants. It shall also review annually the work performed and fees paid. In addition, the Talent and Compensation Committee Charter provides that the Talent and Compensation Committee shall report to the Board, on an annual basis, the nature of any additional work or non-Board based services conducted by any such compensation consultant and associated fees paid, if approved by the Chair of the Talent and Compensation Committee.
Periodically, and at least annually, the Talent and Compensation Committee selects and retains independent consultants to conduct comprehensive reviews and assessments of our policies, procedures and internal controls for setting compensation of the CEO and other members of senior management. The consultant prepares and submits relevant information and analyses to the Talent and Compensation Committee. As discussed below under “Compensation Discussion and Analysis,” in 2025, the Talent and Compensation Committee retained Pay Governance LLC (“Pay Governance”), as its independent consultant to provide advice on compensation matters. Pay Governance’s services included the following: (i) periodically reviewing our executive compensation programs, including base salary, short-term incentives, equity-based incentives, total cash compensation levels and total direct compensation of certain senior positions, against those of a peer group; (ii) advising the Talent and Compensation Committee with regard to the compensation packages of the CEO and other members of senior management; (iii) reviewing the proxy circular and proxy statement and specifically the Compensation Discussion and Analysis; and (iv) preparing materials for and attending select Talent and Compensation Committee Meetings. Pay Governance did not provide any additional services to the Company during the fiscal year 2025. The Talent and Compensation Committee has assessed, at the relevant times, the independence of Pay Governance and concluded that its engagement of Pay Governance did not raise any conflict of interest with the Company or any of the Company’s directors or executive officers.
The Talent and Compensation Committee considers the advice and analysis of the independent compensation consultants, together with other factors the Talent and Compensation Committee considers appropriate (including feedback from shareholders and corporate governance groups, market data, knowledge of the comparator group and personal knowledge and experience of the Talent and Compensation Committee members), in reaching its decisions and making compensation determinations for the CEO and executive officers.

2026 PROXY STATEMENT 21

Corporate Governance

Nominating and Corporate Governance Committee

Members Thomas W. Ross, Sr. (Chair)
Principal Responsibilities:
As described in the Nominating and Corporate Governance Committee Charter, the key responsibilities of the Nominating and Corporate Governance Committee include:
+identifying individuals qualified to become directors and recommending to the Board new nominees for election by shareholders or for appointment by the Board, and engaging the services of third-party search firms to assist in identifying such individuals;
+providing recommendations to the Board regarding the competencies and skills the Board should possess, and the qualifications of its directors;
+making recommendations to the Board with respect to director compensation;
+recommending for Board approval, if appropriate, revisions to our corporate governance practices and procedures;
+developing new charters for any new committees established by the Board, if not otherwise mandated by the Board;
+monitoring relationships and communication between management and the Board and monitoring emerging best practices in corporate governance;
+assisting the Board in fulfilling its oversight responsibilities with respect to ESG programs and initiatives by overseeing management’s plans with respect to the identification and measurement of short- and long-term sustainability and other ESG-related objectives for the Company;
+approving any material ESG-related commitments of the Company;
+assessing compliance with the Company’s equity ownership guidelines for non-management directors;
+reviewing the composition and mandate of the Board and each committee of the Board annually and, if appropriate, recommending to the Board any changes it considers desirable with respect thereto; and
+overseeing our orientation process for new directors and our continuing education program for all directors.

Sarah B. Kavanagh	John A. Paulson	Andrew C. von Eschenbach, M.D.
Meetings in 2025: 5

The Nominating and Corporate Governance Committee is comprised of four independent directors: Mr. Ross (Chair), Ms. Kavanagh, Mr. Paulson and Dr. von Eschenbach. The responsibilities, powers and operation of the Nominating and Corporate Governance Committee are set out in the committee’s written charter. As required by the Nominating and Corporate Governance Committee Charter, each member of the Nominating and Corporate Governance Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.

22

Corporate Governance

Science and Technology Committee

Members Andrew C. von Eschenbach, M.D. (Chair)
Principal Responsibilities:
As part of its mandate, the Science and Technology Committee’s key responsibilities include the following:
+assisting and advising the Board on the Company’s strategic direction of, and investment in, research and development and technology;
+reviewing, discussing and informing the Board of new and emerging trends in pharmaceutical science and technology;
+reviewing and advising the Board regarding the quality, direction and competitiveness of the Company’s research and development (“R&D”) programs through the evaluation of key metrics, industry updates and scientific breakthroughs, as applicable, provided by the Company and its Chief Medical Officer;
+reviewing and advising the Board regarding the progress of the Company in achieving its long-term strategic R&D goals and objectives;
+reviewing the Company’s R&D pipeline, and discussing opportunities for further product development and/or enhancements, including the scientific and technological review of business development and M&A opportunities;
+making recommendations as to which selected Company products in market or in development should be presented to the Board; and
+overseeing the review of product recalls and product-related incidents with respect to patient and Company reputational impact.

Eduardo Alfonso, M.D.	Nathalie Bernier
Meetings in 2025: 4

The Science and Technology Committee is comprised of three independent directors: Dr. von Eschenbach (Chair), Dr. Alfonso and Ms. Bernier. The Science and Technology Committee was established to assist and provide advice or recommendations to the Board on the Company’s strategic direction of, and investment in, research and development and technology and generally meets on a quarterly basis where it receives reports from the Company’s EVP of Research & Development and Chief Medical Officer and other stakeholders.
Meetings of the Board
The Board meets regularly, at least once per quarter, including at least once annually to review our strategic plan. Additional meetings can be called when necessary. In 2025, the Board had four regularly scheduled meetings and four ad hoc meetings to review specific matters. All agendas for Board and Board committee meetings are set by the Chairman of the Board in consultation with the Lead Independent Director and Board committee Chairs, as necessary.
During 2025, the Board had four standing committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee.
Directors are expected to attend and participate in substantially all meetings of the Board and of all committees on which they serve. The Board and Board committee attendance records for 2025 for all of our directors are set forth below. Dr. Alfonso and Mr. Collis did not join our Board until January 1, 2026.

2026 PROXY STATEMENT 23

Corporate Governance

	Board Meetings (8)		Audit and Risk Committee Meetings (8)		Nominating and Corporate Governance Committee Meetings (5)		Science and Technology Committee (4)		Talent and Compensation Committee Meetings (8)		Overall
Director	#	%	#	%	#	%	#	%	#	%	#	%
Nathalie Bernier	8	100	8	100	—	—	4	100	—	—	20/20	100
Gary Hu(1)	4	100	6	100	—	—	3	100	7	100	20/20	100
Brett Icahn(2)	4	100	—	—	—	—	—	—	—	—	4/4	100
Sarah B. Kavanagh	8	100	8	100	5	100	—	—	—	—	21/21	100
Karen L. Ling	8	100	—	—	—	—	—	—	8	100	16/16	100
John A. Paulson	8	100	—	—	5	100	—	—	—	—	13/13	100
Russel C. Robertson	8	100	7	88	—	—	—	—	8	100	23/24	96
Thomas W. Ross, Sr.	8	100	—	—	5	100	—	—	8	100	21/21	100
Brenton L. Saunders	8	100	—	—	—	—	—	—	—	—	8/8	100
Andrew C. von Eschenbach, M.D.	8	100	—	—	5	100	4	100	—	—	17/17	100
(1)Mr. Hu resigned from the Board and the committees on which he served effective August 14, 2025 and his attendance is based on meetings held during his tenure.
(2)Mr. Icahn resigned from the Board effective August 14, 2025 and his attendance is based on meetings held during his tenure.
Executive Session
The Corporate Governance Guidelines provide that the independent directors of the Board may meet in executive session at any meeting of the Board, and that an opportunity shall be provided during the meeting for any member of the Board to make such a request. The independent directors generally meet in executive sessions without management present during their regularly scheduled Board and committee meetings, and on an as-needed basis during ad hoc meetings. Mr. Ross, our Lead Independent Director, presides over executive sessions of the Board, and the committee chairs, all of whom are independent, preside over executive sessions of the Committees. During 2025, our independent directors held executive sessions at each of the four regularly scheduled Board meetings.
Annual Meeting of Shareholders
Although we do not have a formal policy requiring our directors to attend our annual meetings of shareholders, we encourage all directors to attend our annual meetings. In 2025, five of the Company’s eight incumbent directors attended the annual meeting of shareholders. The directors who were unable to attend had scheduling conflicts.
Annual Evaluation Process
The Nominating and Corporate Governance Committee annually develops and recommends processes for assessing the performance and effectiveness of the Board and the committees of the Board and reports the results of such assessments to the Board on an annual basis. In 2025, the Nominating and Corporate Governance Committee recommended to the Board that the Board and committees each complete self-assessments, including a review of the compliance of the Board and each committee with their respective charters, the adequacy of information provided, the skills and experience of the members, and other matters. After a review of the results by the Chairman of the Board and Lead Independent Director, the results were shared with the Board and each standing committee for review and discussion. The Board completed its annual evaluation process in February 2026.
The Nominating and Corporate Governance Committee also annually reviews director compensation and makes recommendations regarding director compensation. The committee retains Pay Governance to assist with evaluating and making these recommendations. For additional information regarding the compensation of our non-employee directors, and the role of the Nominating and Corporate Governance Committee in reviewing and recommending changes to non-employee director compensation, please see “Non-Employee Director Compensation Program” on page 32.

24

Corporate Governance
Director Orientation and Continuing Education
The Nominating and Corporate Governance Committee oversees new director orientation and continuing education. Orientation is tailored to each new director’s experience and includes meetings with directors, management and advisors as well as visits to Company facilities. Continuing director education is designed to maintain and enhance directors’ skills and knowledge of the Company and the eye health industry and is provided through presentations by management and outside advisors, approved external programs and membership to the National Association of Corporate Directors. In 2025, directors toured two of our manufacturing facilities and participated in Company‑sponsored continuing education addressing key financial and regulatory developments, the pharmaceutical pricing and reimbursement system, cybersecurity, environmental, social and governance matters, artificial intelligence and digital innovation and developments in the eye health care industry.
Key Areas of Board Oversight
Board Oversight Overview
The Board is responsible for the overall stewardship of the Company and its business, including supervising the management of the Company’s business and affairs. The Board discharges this responsibility directly and through delegation of specific responsibilities to committees of the Board and to our officers. Under the charter of the Board (the “Board Charter”), the Board has established committees to assist with its responsibilities. Our current standing Board committees are: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee.
Under the Board Charter, the Board is responsible for, among other things, the following matters:
(i)overseeing the Company’s performance and the quality, depth and continuity of management needed to meet the Company’s strategic objectives;
(ii)developing and approving the Company’s approach to and practices regarding corporate governance;
(iii)succession planning;
(iv)overseeing orientation and education programs for new directors and ongoing education opportunities for continuing directors;
(v)reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of the Company and the Company’s underlying value;
(vi)approving and assessing compliance with all significant policies and procedures by which the Company is operating, including Bausch + Lomb’s Code of Conduct (see description on page 31);
(vii)reviewing the Company’s principal risks and assessing whether appropriate systems are in place to manage such risks;
(viii)approving the audited financial statements, management’s discussion and analysis accompanying such financial statements and the annual earnings press release;
(ix)reviewing the quarterly financial statements, management’s discussion and analysis accompanying such financial statements and the quarterly earnings press release;
(x)overseeing the accurate reporting of the financial performance and condition of the Company to shareholders, other securityholders and regulators on a timely and regular basis;
(xi)encouraging effective and adequate communication with shareholders, other stakeholders and the public;
(xii)ensuring the integrity and adequacy of the Company’s internal controls; and
(xiii)reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the CBCA and the Company’s Articles and Bylaws.
The Board Charter is attached to this Proxy Statement as Appendix A and is available on our website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”).

2026 PROXY STATEMENT 25

Corporate Governance
Risk Oversight
The Board participates in risk management oversight, with a view to supporting the achievement of organizational objectives, including strategic objectives, improving long-term organizational performance and enhancing shareholder value. In addition, the Audit and Risk Committee assists the Board in monitoring and overseeing the Company’s Code of Conduct and compliance programs and policies, including with respect to cybersecurity risks, provides oversight for the Company’s global ethics and healthcare compliance program, and oversees the Company’s receipt and handling of business ethics reports received pursuant to the Company’s Business Ethics Reporting Policy. Various other committees of the Board also have responsibility for monitoring enterprise risk management in specific areas. For example, the Talent and Compensation Committee annually reviews and discusses with management the relationship between the Company’s compensation policies and practices and its enterprise risk management, including the extent to which those policies and practices create risks for the Company. In addition, the Nominating and Corporate Governance Committee periodically provides oversight with respect to risks associated with our corporate governance policies and practices, including our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee also oversees and reviews evaluations of the Board and each of our Board committees. Furthermore, the Science and Technology Committee oversees risks relating to (i) the Company’s product pipeline; (ii) R&D initiatives; and (iii) regulatory matters.
Under the supervision of the Board, management is responsible for assessing and managing the Company’s risk exposures. We believe our Board’s leadership structure, including through its committees and having a Lead Independent Director, helps ensure effective independent oversight of the Company’s enterprise risk management. The Audit and Risk Committee oversees the global enterprise risk management process and reports to the Board. The enterprise risk management process is designed to identify and assess top known and emerging risks, develop mitigation plans, and monitor progress, with quarterly updates provided to the Audit and Risk Committee.
Cybersecurity
Cybersecurity risk management is an integral part of our enterprise risk management program. We maintain a Cybersecurity Risk Management Program that uses a risk-based approach to implement multi-layered controls designed to enable Bausch + Lomb to maintain agility while protecting critical infrastructure, systems and data. This program implements controls and frameworks designed to align with industry best practices, including those based on the National Institute of Standards and Technology Cybersecurity Framework, the Sarbanes-Oxley Act of 2002 and the Health Insurance Portability and Accountability Act (“HIPAA”). The Cybersecurity Risk Management Program has been structured to identify potential vulnerabilities and threats and develop strategies to mitigate and remediate them. To assess, identify, manage, address and minimize the effects of a cybersecurity threat or incident, or a series of related cybersecurity threats or incidents, we undertake a range of activities, including monitoring our systems and networks, incident response planning, and employee training. Additionally, business continuity and disaster recovery plans are in place to minimize impact in the event of a cybersecurity incident. These plans are regularly reviewed and updated as needed. Third-party assessors, consultants, auditors, and other experts are regularly engaged to help identify, assess, and address potential risks, threats, or incidents.
For further information on the corporate governance structures we employ as part of our Cybersecurity Risk Management Program, please refer to our Annual Report.
Environmental, Social and Governance (“ESG”)
As stated in our Sustainable Business Policy, Bausch + Lomb is committed to supporting and enhancing the communities in which we operate and continuously reducing the environmental impacts of our products, supply chain, manufacturing, distribution, sales and administrative support functions. Our sustainability principles are designed to support the achievement of Bausch + Lomb’s business objectives, meet the needs of patients, customers, consumers, regulators, and stakeholders today, while protecting and sustaining the community, the environment, and natural resources so they are available for future generations.

26

Corporate Governance
Bausch + Lomb is dedicated to fulfilling our mission of helping people see better to live better, and doing so sustainably. This requires being transparent and accountable regarding our sustainable business practices. To reflect this, we publish an annual Sustainability Impact Report, which showcases our progress with implementing a company-wide sustainability strategy and measured performance. Our report is in alignment with the Global Reporting Initiative (GRI) standards, the Sustainability Accounting Standards Board (SASB) standards for Biotechnology and Pharmaceuticals and the SASB standards for Medical Equipment and Supplies. Building on the baseline we established in 2022, and the continual development of our sustainability strategy, we conducted a double materiality(1) assessment to help us strategically identify critical environmental, social and governance topics impacting our business and stakeholders. Information about the assessment and the results are included in our annual Sustainability Impact Report. The disclosures in our Sustainability Impact Report are not incorporated by reference or otherwise included in this Proxy Statement.
We continue to build our sustainability strategy with a focus on developing goals, targets and action plans to control our impacts, risks and opportunities associated with these material topics. These efforts position us for timely reporting for the European Union’s Corporate Sustainability Reporting Directive (CSRD), the European Corporate Sustainability Due Diligence Directive (CSDDD), California’s Climate Corporate Data Accountability Act (SB 253) and Climate-Related Financial Risk Report (SB 261) regulations, and other pending requirements, if and when they come into force.
Board Oversight of ESG Matters
ESG governance and oversight allow us to understand, manage and hold ourselves accountable for the commitment to reduce the impacts we have on people and the planet.
The Board, and in particular the Board committees, are responsible for overseeing the identification of the principal risks of the Company’s business, including risks relating to ESG and sustainability matters, and the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Company and achieving a proper balance between the risks incurred and the potential return to the Company’s shareholders.
The Audit and Risk Committee, Nominating and Corporate Governance Committee and Talent and Compensation Committee share responsibility for oversight of our ESG and sustainability practices and programs.
+The Talent and Compensation Committee oversees human capital management programs and the processes, policies and governance related to our executive compensation practices;
+The Audit and Risk Committee oversees our compliance and ethics programs; and
+The Nominating and Corporate Governance Committee oversees Board governance practices, ESG and Sustainability programs and corporate governance policies.
In its oversight role, the Board receives regular updates from each of these standing committees and from our leadership. The Nominating and Corporate Governance Committee receives a quarterly ESG and sustainability status update that includes progress on the Company’s programs.
Our commitment to strong ESG and sustainability practices and governance is also enshrined in our Global Sustainable Business Policy, Global Human Rights Policy and annual Sustainability Impact Report. Our Global Sustainable Business Policy is part of our commitment to supporting and enhancing the communities in which we operate and continuously reducing the environmental impact of our products, supply chain, manufacturing, distribution, sales, and administrative support functions.

(1) In this Proxy Statement Bausch + Lomb provides disclosures on ESG, that may not meet the definition of materiality under applicable securities laws. When this Proxy Statement discusses “materiality” in this context, it may be different than how Bausch + Lomb considers materiality for disclosure requirements under applicable securities laws and stock exchange requirements.

2026 PROXY STATEMENT 27

Corporate Governance
Key Areas of Focus and Progress
Below are a few examples of our ESG initiatives in the past year:

Environmental Highlights

+Contact Lens and Eye Care Recycling: As of November 2025, more than 114 million units—nearly 700,000 pounds—of used contact lens, eye care, and lens care packaging have been collected through our ONE by ONE and Biotrue® Eye Care recycling programs in the U.S. since 2016. In collaboration with TerraCycle, the program is powered by the collective efforts of eyecare practices, patients, and consumers. For every qualifying shipment of 10 pounds or more from registered ONE by ONE Recycling Program practices, $1 per pound is donated to Optometry Giving Sight, supporting global efforts to prevent blindness and vision impairment.
+Decarbonization and Net Zero Progress: In 2025, we advanced our global decarbonization efforts in support of our Net Zero by 2050 goal (Scopes 1 and 2) through expanded emissions transparency, practical operational tools and continued investment in renewable energy. Key milestones included the launch of an Energy Reduction Playbook to drive site‑level efficiency actions and ongoing progress in transitioning facilities to renewable energy through solar installations and purchased renewable energy.
+Scope 3 Emissions Inventory: We completed our first global Scope 3 greenhouse gas emissions inventory in 2025. This work provides important insight into indirect emissions across our value chain and establishes a foundation for long‑term emissions reduction strategies aligned with our net zero ambition.
+Climate Risk Disclosure: In alignment with the Task Force on Climate-related Financial Disclosures (TCFD) recommendations, we developed a report compliant with California’s Climate‑Related Financial Risk Act (SB 261). The disclosure addresses climate‑related risks and opportunities, highlighting how sustainable practices can enhance resilience, competitiveness, and long‑term value. Our report is available at www.bausch.com.
+Packaging Waste Reduction and EPR Support: We are committed to reducing packaging waste and supporting Extended Producer Responsibility (EPR) requirements globally. In 2025, we developed a centralized packaging database to evaluate opportunities to reduce packaging weight, materials, and components, while also supporting regulatory Extended Producer Responsibility reporting in multiple countries.
+Sustainable Product Design: Sustainability is embedded into product R&D decision‑making from the outset, alongside safety, quality, and performance. Teams evaluate material selection, disposability, packaging, and end‑of‑life considerations early in development—reducing waste and resource use while improving long‑term sustainability outcomes.

Social Highlights

+Values and Behaviors: We introduced a new set of company values and behaviors that define who we are and how we operate. These include Customer centricity, Acting as an owner, Enterprise mindset, and Always innovating, guiding daily decision‑making and collaboration across the organization.
+Workplace Safety: We enhanced our company-wide safety observation program, launching a targeted campaign to improve near‑miss reporting, documentation, and corrective and preventative actions. The campaign resulted in a measurable increase in safety observations and near‑miss reporting, reinforcing a strong culture of safety.
+Performance Management: A new global employee performance management program was launched to strengthen accountability and alignment. The program emphasizes employee goal setting, mid‑year and year‑end coaching, continuous feedback, and consistency in performance ratings across the organization.
+Injury and Illness Reduction: We achieved a corporate Not‑to‑Exceed Days Away Rate of 5.5, which met our annual not to exceed goal of 6. This metric reflects our continued focus on reducing the impact of workplace injuries and illnesses through the leadership of our Environmental Health, Safety + Sustainability team.

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Corporate Governance

Governance Highlights

+Human Rights Commitment: Launched in January 2025, our Global Human Rights Policy is now available in 18 languages, improving accessibility across our global workforce and value chain. The policy, together with our Modern Slavery Report, is publicly available at www.bausch.com.
+Code of Conduct and Ethics Training: Following the rollout of interactive access to our Code of Conduct on our corporate website, nearly 100% of employees completed Code of Conduct and corporate governance training in 2025, including coverage of anti‑bribery and business ethics reporting.
+Supplier Code of Conduct: Our new Supplier Code of Conduct was formally communicated to suppliers and fully integrated into procurement processes throughout 2025. The Supplier Code of Conduct reinforces expectations related to ethical conduct, human rights, environmental protection, and responsible business practices.
+Vendor Risk Management: Our Vendor Risk Management program continued to strengthen oversight of direct material and contract manufacturing suppliers. Through structured assessments covering environmental protection, labor and human rights, health and safety, and supply chain responsibility, we proactively identify and address potential risks.
+Responsible Use of Artificial Intelligence: In 2025, we launched a company‑wide Artificial Intelligence (AI) literacy initiative to support the responsible use of artificial intelligence across our operations. We continue to develop policies, oversight frameworks and training with the objective of promoting the ethical and secure deployment of AI in alignment with our sustainability and data privacy commitments.

Board Role in Succession Planning
The Board regularly undertakes a thorough review of succession planning for the members of the Company’s Executive Leadership Team, including our CEO, over the course of the year, led by the efforts of the Talent and Compensation Committee. The Talent and Compensation Committee continuously reviews the Executive Leadership Team and key positions within the Company to help ensure the continuity and comprehensiveness of succession planning company-wide.
The Board regularly receives exposure to executives, managers and other personnel in the organization by having the executives and managers participate in Board meetings and present on the Company’s business and strategy. The Board’s participation in these events provides significant exposure to the Company’s Executive Leadership Team and strategic focus, which greatly enhances the Board’s ability to conduct succession planning, as well as to gain insight as it oversees organization risk and strategy.

2026 PROXY STATEMENT 29

Corporate Governance
Shareholder Outreach and Engagement
Throughout the year, Bausch + Lomb communicates with shareholders and other stakeholders through a variety of channels, including our annual and quarterly reports, quarterly earnings conference calls, proxy statement, news releases and presentations at industry and investor conferences. Some of our shareholder engagement practices are outlined below:

Event	Who We Engage With	Who Engages	What We Talk About
Annual Meeting	Shareholders	•The Board •Chairman of the Board •CEO •Senior management	Business of the meeting (financial statements, director elections, say-on-pay, say-when-pay and other matters that may come before the meeting).
Quarterly Earnings Conference Calls	Shareholders and financial analysts	•CEO •CFO •Senior management	Latest financial statement and management’s discussion and analysis. Bausch + Lomb’s earnings conference calls include a question-and-answer session.
News Releases	Shareholders, financial analysts and media	•Senior management •Third party partners	Quarterly results and various corporate developments that occur throughout the year.
Regular Meetings, Calls and Discussions	Shareholders, financial analysts and media	•The Board •CEO •CFO •Senior management	Responding to inquiries received.
Investor and Industry Conferences	Shareholders, financial analysts, media and other stakeholders	•CEO •CFO •Senior management	Corporate developments and product updates.
Communication with the Board
Shareholders and other interested parties may contact the Company’s directors, the Chairman of the Board, the Lead Independent Director or independent directors in writing, as a group or individually, by directing their correspondence to the attention of Bausch + Lomb Investor Relations, Bausch + Lomb Corporation, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4. Shareholders may contact the independent directors and/or the Chairman of the Board with the assistance of the Company’s Investor Relations Department. Shareholders or other interested persons can call or send a letter or email to:
Bausch + Lomb Corporation
Investor Relations
520 Applewood Crescent
Vaughan, Ontario, Canada L4K 4B4
Phone: (877) 354-3705
Email: ir@bausch.com
Shareholders and other interested parties may also contact the Company’s directors by calling the Company’s helpline in the United States and Canada at (877) 354-3705. The Company’s Corporate Secretary will log incoming information and forward appropriate messages promptly to the director(s). Communications are distributed to the Board or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.
Certain items that are unrelated to the duties and responsibilities of the Board will not be distributed to the Board, such as mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is inappropriate or unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any non-employee director upon request.
Communications that include information better addressed by the Audit and Risk Committee will be addressed directly by that Committee.
The Company has specifically consulted with its stakeholders on matters including executive compensation. See “Compensation Discussion and Analysis – Shareholder Engagement” beginning on page 42 for additional information.

30

Corporate Governance
Other Governance Policies and Practices
Ethical Business Conduct
Bausch + Lomb Code of Conduct
We promote a Code of Conduct that applies to all employees, Company officers and directors, and our worldwide subsidiaries and partners. Among other purposes, the Code of Conduct is designed to deter wrongdoing and promote honest, transparent and ethical conduct, including (i) the proper handling of actual or perceived conflicts of interest; (ii) full, fair, accurate, timely and understandable public disclosure; (iii) compliance with applicable laws, regulations and Company policies; (iv) protection of the Company’s assets; and (v) maintaining a safe work environment.
Within our Code of Conduct, we require all employees, including the CEO and senior finance executives and directors, to comply fully with all applicable securities laws, rules and regulations including with respect to press releases, disclosures and trading in the Company’s securities. Our employees and directors are required to maintain an understanding of, and ensure their compliance with, the Code of Conduct and all policies referenced in our Code of Conduct including the Business Ethics Reporting Policy, Corporate Disclosure Policy, Insider Trading Policy and our Anti-Bribery Policy. Supervisors are responsible for maintaining awareness of the Code of Conduct, and we require all employees to report violations of the Code of Conduct. The Company conducts regular reviews to test compliance with the Code of Conduct. Subject to the Board’s approval, responsibility for the establishment and periodic review and update of the Code of Conduct falls within the mandate of the Audit and Risk Committee.
All individuals subject to the Code of Conduct are obligated to promptly report violations and potential violations of law, the Code of Conduct, or Company policies referenced in the Code of Conduct. Such violations or suspected violations may be reported to the appropriate Company representative, or anonymously and confidentially through the Company’s business ethics hotline, without fear of retaliation. All potential violations must be reported to the Company’s Chief Legal Officer and Chief Ethics & Compliance Officer. We have established reporting procedures in order to encourage employees and directors to raise concerns regarding matters addressed by the Code of Conduct on a confidential basis free from discrimination, retaliation or harassment. Company employees who violate the Code of Conduct may face disciplinary actions, including dismissal.
The Company has also adopted a Business Ethics Reporting Policy that defines how complaints regarding violations or perceived violations of Company policies, including the Code of Conduct and all applicable laws and regulations, are to be reported, investigated and resolved.
The foregoing description of the Code of Conduct is intended as a summary and does not purport to be complete. It is subject to, and qualified in its entirety by, reference to all of the provisions of the Code of Conduct, a copy of which is available on our website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”). These documents are also available in print to shareholders upon request. Shareholders may submit their request to Investor Relations, Bausch + Lomb Corporation, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4.
We intend to satisfy disclosure requirements under the applicable U.S. federal securities laws regarding amendments to, or waivers of, any provision of the Code of Conduct, by posting such information on the Company’s website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”).

2026 PROXY STATEMENT 31

Non-Employee Director Compensation Program
We maintain a non-employee director compensation program pursuant to which our non-employee directors are eligible to receive annual retainers and annual equity grants for their service on the Board and committees thereof, as follows:
+Board Member: Each non‑employee director receives an annual cash retainer of $80,000 and an annual equity retainer in the form of restricted share units (“RSUs”) with a target grant date fair value of $250,000.Grants of our annual equity retainer occur three (3) business days after our annual meeting of shareholders, unless such date occurs during a blackout period, in which case the annual equity retainer is granted on the first full trading day following the last day of the blackout period. Our non-employee directors may elect to defer all or a portion of their cash or equity retainers. Deferred RSUs issued in lieu of the cash retainer vest immediately but are not delivered as B+L Common Shares until a separation from service; however, if such grant of Deferred RSUs would otherwise occur during a blackout period, such grant will instead be made on the first full trading date after such blackout period has ended. Annual equity awards vest and are delivered immediately prior to the next annual meeting of shareholders, unless delivery is deferred until separation from service.
+Non-Executive Chairman and Lead Independent Director: Non-employee directors will receive an additional $150,000 for their service as the non-executive chairman and $40,000 for their service as Lead Independent Director, as applicable.
+Committee Chairs: Chairs of the Audit and Risk Committee, Nominating and Corporate Governance Committee, Science and Technology Committee, and Talent and Compensation Committee will receive an additional $25,000, $15,000, $15,000 and $20,000, respectively, as an annual cash retainer.
+Committee Members: Non-chair members of the Audit and Risk Committee, Nominating and Corporate Governance Committee, Science and Technology Committee, and Talent and Compensation Committee will receive an additional $12,500, $7,500, $7,500 and $10,000, respectively, as an annual cash retainer.
For 2025, our non-employee directors received an annual grant of 20,338 RSUs under the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan (as amended and restated, the “Omnibus Plan”). In February 2026, at the recommendation of the Nominating and Corporate Governance Committee, the Board approved an increase in the annual equity retainer target grant date fair value from $240,000 to $250,000. The Board also provided that non-employee directors may participate in the Company’s Matching Share Program, pursuant to which such directors may receive a matching restricted share unit grant on a 1:1 basis for open-market purchases of Company shares, capped at a value of $80,000 per calendar year.
In addition to the above fees, directors are also reimbursed for their out-of-pocket expenses in connection with attending in-person meetings. In addition, the sum of the aggregate fair market value of all equity-based grants and cash fees paid to a single non-employee director, for service as a non-employee director in a fiscal year, will not exceed $750,000.
Our Nominating and Corporate Governance Committee administers the non-employee director compensation program and is required by its charter to periodically review and make recommendations to the full Board regarding the compensation of our non-employee directors. The Nominating and Corporate Governance Committee has sole authority under its charter to retain and/or terminate compensation consultants or compensation consulting firms as the Nominating and Corporate Governance Committee may deem appropriate in recommending non-employee director compensation.

32

Non-Employee Director Compensation Program
2025 B+L Director Compensation Table
The table below shows the total compensation paid to each non-employee director who served on our Board during 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)(3)	All Other Compensation ($)	Total ($)
Nathalie Bernier	100,000	239,988	—	339,988
Gary Hu(4)	68,562	239,988	—	308,550
Brett Icahn(4)(5)	49,863	239,988	—	289,851
Sarah B. Kavanagh(5)	112,500(6)	239,988	—	352,488
Karen L. Ling	100,000	239,988	—	339,988
John A. Paulson(5)(7)	21,875	283,730	—	305,605
Russel C. Robertson(7)	25,625(8)	291,218	—	316,843
Thomas W. Ross, Sr.	145,000	239,988	—	384,988
Andrew C. von Eschenbach, M.D.	102,500	239,988	—	342,488
(1)Numbers rounded to the nearest dollar.
(2)The amounts in this column reflect the aggregate grant date fair values of the annual equity awards granted in the form of RSUs to each of our non-employee directors in 2025 for their service on our Board under our Omnibus Plan, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Fair value is calculated using the closing price of B+L Common Shares on the date of grant for purposes of determining the individual grant amounts. The actual value, if any, realized by our non-employee directors for these awards is a function of the value of the shares if and when they vest. For additional information on how we account for equity-based compensation, see Note 13 to our consolidated financial statements in our Annual Report. In 2025, we granted each of our non-employee directors serving on our Board an annual equity award of 20,338 RSUs, which will vest on the date immediately preceding the date of the Annual Meeting of Shareholders. Ms. Bernier, Ms. Kavanagh, Mr. Paulson, Mr. Robertson, Mr. Ross and Dr. von Eschenbach each elected to defer the settlement of such annual equity award; accordingly, the B+L Common Shares underlying the RSUs awarded to them in 2025 that vest will not be settled until their “separation from service.”
(3)As of December 31, 2025, each of our non-employee directors held 20,338 outstanding and unvested RSUs. In addition, as of December 31, 2025, the following non-employee directors held outstanding and vested RSUs (that were either (i) granted pursuant to an election by the non-employee director to receive their annual cash retainer in the form of vested RSUs or (ii) an annual equity retainer grant that previously vested pursuant to its terms and for which the director elected to defer settlement), in each case the settlement of which is deferred until the applicable non-employee director’s “separation from service”: Ms. Bernier, 49,128 RSUs; Ms. Kavanagh, 27,553 RSUs, Mr. Paulson, 25,672 RSUs; Mr. Robertson, 40,410 RSUs; Mr. Ross, 27,553 RSUs; and Dr. von Eschenbach, 27,553 RSUs.
(4)Messrs. Hu and Icahn retired from our Board effective August 14, 2025.
(5)Messrs. Icahn and Paulson and Ms. Kavanagh also served as non-employee directors of BHC during 2025 and received the following compensation from BHC in their capacity as such:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	All Other Compensation ($)	Total ($)
Brett Icahn	12,329	322,324	—	334,653
Sarah B. Kavanagh	127,491	250,000	—	377,491
John A. Paulson	—	500,000	—	500,000
(a)The amounts in this column reflect the aggregate grant date fair values of the annual equity awards granted by BHC in the form of BHC RSUs to each of these non-employee directors in 2025 for their service on the BHC Board of Directors, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. As of December 31, 2025, the non-employee directors held the following outstanding BHC RSUs:

Name	Outstanding BHC RSUs
Brett Icahn	—
Sarah B. Kavanagh	236,359
John A. Paulson	360,120
(6)Ms. Kavanagh’s fees earned were paid, on a quarterly basis, in Canadian Dollars (CAN). The amounts were converted from U.S. Dollars (USD) to CAN by using the following exchange rates: (i) 1.4347 which was in effect on March 20, 2025; (ii) 1.3673, which was in effect on June 18, 2025; (iii) 1.3797, which was in effect on September 18, 2025; and (iv) 1.3748, which was in effect on December 16, 2025.
(7)Both of Messrs. Paulson and Robertson received 100% of their Board and committee retainers for the first, third and fourth quarter of 2025 in the form of RSUs in lieu of cash pursuant to an election made by such director, the settlement of which is deferred until their “separation from service”. The number of RSUs was determined by dividing the aggregate value of the portion of the director’s annual cash retainer covered by such election by the closing price of B+L Common Shares on the date of grant. Messrs. Paulson and Robertson received cash payments in lieu of deferred RSU awards for the second quarter of 2025.
(8)For Q2 2025, Mr. Robertson’s fees earned were paid in Canadian Dollars (CAN). The amounts were converted from USD to CAN using an exchange rate of 1.3673, which was in effect on June 18, 2025.

2026 PROXY STATEMENT 33

Non-Employee Director Compensation Program
Directors’ Share Ownership Guidelines
To support the alignment of directors’ interests with our interests and those of our shareholders, the Board has adopted share ownership guidelines for our non-employee directors. The directors’ share ownership guidelines, which are set forth in our Corporate Governance Guidelines, provide that each non-employee director is expected to hold or control B+L Common Shares, vested restricted or deferred share units, or a combination thereof, valued at five times the annual Board cash retainer not later than the fifth anniversary of their election or appointment to the Board. Based on the current annual cash retainer of the Board of $80,000, the minimum value of equity each of our non-employee directors are required to hold is $400,000. Ms. Ling, who was appointed to the Board on February 27, 2024, will have until February 27, 2029 and Dr. Alfonso and Mr. Collis, who were appointed to the Board effective January 1, 2026, will have until January 1, 2031 to meet the director share ownership requirements described in this paragraph. All of our non-employee directors have either satisfied or are in the process of satisfying the director ownership requirement and have until the above noted dates to comply.
Mr. Saunders is excluded from the share ownership guidelines for non-employee directors. He is subject to share ownership guidelines established by our Talent and Compensation Committee, as further discussed in the section titled “Compensation Discussion and Analysis – Other Compensation Governance Practices – Share Ownership Guidelines” on page 54.

34

Executive Officers
The executive officers of the Company are as follows:

Name	Age	Title
Brenton L. Saunders	56	Chairman of the Board and Chief Executive Officer
Sam A. Eldessouky	53	Executive Vice President and Chief Financial Officer
A. Robert D. Bailey	62	Executive Vice President and Chief Legal Officer
Luc Bonnefoy	59	President, Surgical
Yehia Hashad, M.D.	59	Executive Vice President of Research & Development and Chief Medical Officer
Andrew J. Stewart	51	President, Global Pharmaceuticals and International Consumer
Below is a description of each executive officer who is not also a director nominee of the Company.

Sam A. Eldessouky

Mr. Eldessouky has served as Chief Financial Officer of the Company since January 2022. From 2021 to 2022, he served as Executive Vice President and Chief Financial Officer of BHC, and from 2016 to 2021, he served as Controller and Chief Accounting Officer of BHC. In these roles, he was responsible for overseeing global controllership functions, including financial reporting, regional finance, and global accounting policies. His role at BHC ceased in connection with the completion of the Company’s initial public offering. Previously, Mr. Eldessouky served as Senior Vice President, Controller and Chief Accounting Officer of Tyco International plc from 2012 to 2016. During his tenure at Tyco, he led initiatives to redesign the controller’s organization and implement an enterprise performance management framework, and he played a key role in the execution of multiple corporate transactions, including the spinoffs of Covidien and Tyco Electronics in 2006 and ADT North America and Flow Control in 2012. Earlier in his career, Mr. Eldessouky spent approximately 10 years at PwC, where he held positions of increasing responsibility, including service in PwC’s National Office providing technical accounting guidance on complex accounting matters. Mr. Eldessouky has served as a member of the board of directors of TE Connectivity plc since October 2024. Mr. Eldessouky holds a Bachelor of Science in Accountancy from Ain Shams University and a Master’s degree in Accounting and Finance from the University of Liverpool. He is a Certified Public Accountant (inactive) and a Chartered Global Management Accountant. He previously served as a member of the Board of Trustees of Financial Executives Research Foundation and Financial Executives International, and as a member of the Global Preparers Forum, an external advisory body to the International Accounting Standards Board, from 2007 to 2013.

A. Robert D. Bailey

Mr. Bailey has served as Chief Legal Officer of Bausch + Lomb since April 2023. He brings more than 25 years of senior executive experience and over 15 years as a chief legal officer at private and publicly traded companies in the health care industry. Mr. Bailey previously served at Bausch + Lomb from 1994 to 2013, including as Executive Vice President, Law, Policy and Communications from 2007 to 2013. He rejoined the Company from Datavant, a private health information technology company, where he served as Chief Legal Officer from 2020 to April 2023. From 2014 to 2020, Mr. Bailey was Executive Vice President, Chief Legal Officer and Corporate Secretary of Allergan plc and its predecessor companies, Forest Laboratories Inc. and Actavis plc. While at Allergan, he led the legal team that completed more than 20 public and private mergers and acquisitions, as well as multiple licensing transactions. Throughout his career, Mr. Bailey has led teams addressing a broad range of complex legal and regulatory matters, including investigations by the U.S. Securities and Exchange Commission and the U.S. Department of Justice, internal investigations, and litigation involving intellectual property, antitrust, commercial, product liability, and tax matters. Mr. Bailey began his legal career as an attorney at Nixon Peabody LLP. He has previously served as a director of TearClear, an ophthalmic pharmaceutical innovator; a member of the Board of Directors of the U.S. Chamber of Commerce Litigation Center; and a member of the Board of Trustees of the Foundation for the Morristown (New Jersey) Medical Center. He holds a Bachelor’s degree from St. Olaf College and a Juris Doctor from the University of Minnesota.

2026 PROXY STATEMENT 35

Executive Officers

Luc Bonnefoy

Mr. Bonnefoy has served as President, Surgical of the Company since June 2023, after previously serving as Senior Vice President, Surgical since November 2021. He has nearly 30 years of leadership experience in the ophthalmology industry and has been employed by Bausch + Lomb for more than two decades, including service as Vice President, Surgical, International from 2013 to 2021. Mr. Bonnefoy currently serves on the board of directors of Eye Med Technologies Ltd, a private company operating in the ophthalmic medical device sector. He previously served as Vice President, EMEA for Technolas Perfect Vision GmbH, a Bausch + Lomb company, from 2009 to 2013. From 2002 to 2008, Mr. Bonnefoy held roles with responsibility for surgical marketing and sales development in EMEA and for the surgical business unit in France. Mr. Bonnefoy holds a DESS degree in Microbiology from the Institut Pharmaceutique et Industrielle de Lyon (IPIL).

Yehia Hashad, M.D.

Dr. Hashad has served as Executive Vice President of Research & Development and Chief Medical Officer of the Company since January 31, 2022. Previously, Dr. Hashad served as Senior Vice President and Head of R&D for Allergan Aesthetics, an AbbVie company, from May 2020 to August 2021. Prior to Allergan’s acquisition by AbbVie, Dr. Hashad held a number of executive research and development positions at Allergan plc between 2010 and May 2020, including Senior Vice President and Head of Global Clinical Development from April 2019 to May 2020; Vice President and Global Head of Clinical Development, Ophthalmology, Dermatology and Medical Aesthetics from May 2017 to May 2020; and Vice President and Global Head of the Ophthalmology and Retina therapeutic areas from September 2013 to April 2019. From 2005 to 2010, Dr. Hashad served at Novartis Pharma AG as Global Program Medical Director for age-related macular degeneration programs. From 1996 to 2005, he held various positions at T3A Pharma Group. Dr. Hashad received his medical degree and a Master of Science in Medical and Surgical Ophthalmology from Cairo University and holds a business degree from INSEAD in France. He previously served on the boards of Unity Biotechnology, Inc., Applied Genetic Technologies Corporation, the Glaucoma Research Foundation, and the National Alliance of Eye and Vision Research, and served as a board adviser to the University of California, Irvine Research Center.

Andrew J. Stewart

Mr. Stewart has served as President, Global Pharmaceuticals and International Consumer, since April 2023. He has more than 25 years of experience in the pharmaceutical industry. He joined Bausch + Lomb from AbbVie, where he most recently served as General Manager within the Eye Care franchise. During his tenure at AbbVie and its predecessor company, Allergan plc, Mr. Stewart held leadership roles with responsibility for the U.S. Retina business, global marketing for the Eye Care franchise, and business development initiatives supporting the franchise. Earlier in his career, Mr. Stewart spent nearly 14 years at Bristol Myers Squibb in roles within Global Clinical Operations and Pharmaceutical Development Operations in Research and Development. He also spent seven years at Merck & Co., Inc. in the manufacturing division. Mr. Stewart holds an MBA from the New York University Stern School of Business, a master’s degree in Environmental Science from Rutgers University, and a bachelor’s degree in Chemical Engineering from the New Jersey Institute of Technology.

None of the executive officers is related by blood, marriage or adoption to one another or to any director or nominee for director of the Company.

36

Executive Compensation

PROPOSAL 2

Advisory Vote on Executive Compensation

Proposal No. 2 provides the Company’s shareholders with an opportunity to provide a nonbinding advisory vote related to compensation of our named executive officers (“NEOs”).
The Company has a “pay-for-performance” philosophy that forms the foundation of the executive compensation program for our NEOs. This philosophy and the executive compensation program approved by our Talent and Compensation Committee have been central to the Company’s ability to attract, retain and motivate individuals who are committed to achieving our mission of helping people see better to live better. Our compensation program is intended to link executive compensation to long-term business performance, while providing compensation opportunities that are competitive as compared to our peers and align the interests of our executives with those of our shareholders. Our programs also balance appropriate risk taking and incorporate shareholder feedback. Please refer to “Compensation Discussion and Analysis” starting on page 38 for detailed information regarding our executive compensation program for the NEOs.
Pursuant to Schedule 14A of the Exchange Act, we are asking for shareholder approval, in an advisory resolution, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules. This disclosure is provided in the section titled “Compensation Discussion and Analysis,” including the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation program of our NEOs and the executive compensation policies and practices described in this Proxy Statement. The Board requests that shareholders endorse the compensation of our NEOs through the following resolution:
Resolved, that the shareholders approve, in an advisory resolution, the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and other narrative executive compensation disclosures, contained in this Proxy Statement.
This vote is advisory and therefore not binding on the Company, our Talent and Compensation Committee or the Board. However, while the advisory vote is nonbinding, the Board and our Talent and Compensation Committee value the opinions of our shareholders and will take the outcome of the vote into consideration in the design of our executive compensation program going forward.

The Board recommends that the shareholders vote FOR Proposal No. 2.

2026 PROXY STATEMENT 37

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) section describes our compensation approach and programs for our NEOs for 2025. Our NEOs for 2025 are:

Brenton L. Saunders, 56	Sam A. Eldessouky, 53	A. Robert D. Bailey, 62	Yehia Hashad, M.D., 59	Andrew J. Stewart, 51

Chairman of the Board and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Legal Officer	Executive Vice President of Research & Development and Chief Medical Officer	President, Global Pharmaceuticals and International Consumer

Executive Summary
2025 Performance Highlights
As a leading global eye health company, our mission is simple, yet powerful – helping people see better to live better all over the world. During 2025, we advanced our robust pipeline, drove broad-based revenue growth across all segments, and established a strategy to deliver financial excellence across all key metrics. In 2025, we continued to focus on executing our three-year plan to accelerate growth, while achieving our 2025 targets and driving margin expansion. We continued to make progress against each area of long-term focus:
+Launch new products to fuel growth;
+Build on broad-based sales execution;
+Strengthen and optimize the supply chain;
+Drive operating efficiencies and margin expansion; and
+Invest in innovation to drive strong, sustainable, long-term growth.
We demonstrated strong financial performance in 2025 enabled by selling and operational excellence. The following summarizes our financial results for 2025, as disclosed in our Annual Report and our associated earnings materials available on our website (www.bausch.com) and filed on SEDAR+ (www.sedarplus.ca):

GAAP REVENUES $5,101M	GAAP NET INCOME/(LOSS) ($360M)	ADJUSTED EBITDA EXCLUDING ACQUIRED IPR&D (NON-GAAP)(i) $891M	GAAP CASH GENERATED FROM OPERATIONS $283M

(i)This is a non-GAAP measure. Please see Appendix C for additional information and a reconciliation of our GAAP to non-GAAP financial measures and ratios.
Based on our performance against the pre-established 2025 financial targets, the bonus funding under our 2025 Annual Incentive Program was 100%, reflecting overall on-target performance of Revenue and Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) metrics as compared to our goals. For additional details regarding our 2025 Annual Incentive Program, see page 43.

38

Compensation Discussion and Analysis
Based on performance against pre-established financial targets, the final payouts with respect to the Performance Share Units (“PSUs”) granted under the Omnibus Plan in 2023 to Mr. Eldessouky and Dr. Hashad were also certified. Organic Revenue Growth (non-GAAP), which made up 50% of the award, was measured over three years from 2023 through 2025. Based on the results over this performance period, which exceeded target overall, the final payout percentage with respect to the Organic Revenue Growth (non-GAAP) metric was 166%. Relative Total Shareholder Return (“rTSR’”), which made up the remaining 50% of the award, was deemed achieved at the target performance level of 100%. For additional details regarding the 2023 PSU Vesting, see page 49.
Our Compensation Philosophy and 2025 Compensation Program
At our 2025 Annual Meeting of Shareholders, approximately 97% of shareholders voted in favor of our executive compensation program. Since our IPO in 2022, our “say-on-pay” results have consistently been around this level, with 95%+ support each year. These “say-on-pay” results demonstrate strong support for our overall executive compensation program and philosophy.
Our compensation philosophy is to attract, retain, and motivate talented executives, including our NEOs, who are committed to researching, ideating, and engineering innovative eye health solutions with integrity, persistence, and excellence to achieve our mission of helping people see better to live better. Underpinning this philosophy is our compensation program, which is designed to focus executives on our long-term business performance, while providing compensation opportunities that are competitive as compared to our peers and align the interests of our executives with those of our shareholders.
A significant portion of total compensation is linked to satisfying our financial targets. In determining the appropriate mix of base salary and incentive pay (including annual cash incentives and long-term equity) for our NEOs, our Talent and Compensation Committee seeks to balance:
In allocating between short-term and long-term compensation, our Talent and Compensation Committee has established an annual incentive program that rewards executives for the achievement of pre-determined financial metrics and individual strategic priorities, and grants equity awards under our long-term incentive program that provides an opportunity for additional compensation based on delivering on our long-term performance and shareholder value creation.
The compensation opportunity provided to our NEOs is primarily performance-based. In 2025, the significant majority of our CEO’s and our other NEOs’ compensation opportunity was at-risk variable incentive compensation, as shown in the chart below.

2026 PROXY STATEMENT 39

Compensation Discussion and Analysis
Compensation Practices
We maintain the following shareholder-friendly compensation practices, which further align the interests of our executives with those of our shareholders and balance appropriate risk taking.

WHAT WE DO

✓Share ownership guidelines — All NEOs are subject to meaningful share ownership guidelines. Pursuant to our Share Ownership Guidelines, our CEO is required to hold B+L Common Shares equivalent to six times his base salary, and our other NEOs are required to hold the equivalent of three times their base salary.
✓Holding requirements — All NEOs are required to hold 50% of the net shares that vest under our long-term incentive plans until they satisfy our Share Ownership Guidelines.
✓Performance-based equity — We grant performance share units with rigorous absolute and relative performance goals, which align the interests of our executives with our shareholders.
✓Capped award payouts — We set maximum award levels under our annual incentive program and performance share units, with a cap on award payouts.
✓Clawback — We maintain two clawback policies: one mandates recoupment of officers’ incentive-based compensation in case of an accounting restatement due to U.S. securities law noncompliance under Rule 10D-1 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the other authorizes the Talent & Compensation Committee of the Board to recoup bonus, incentive or equity-based compensation (including any time- or performance-based awards) from any employee who received equity-based compensation in case of a material restatement due to their gross negligence, intentional misconduct, or detrimental actions causing significant harm to the Company. A more detailed summary of the Company’s clawback policies can be found under “Clawback Policies” on page 55.

✓Double trigger acceleration following a change in control — No unvested equity awards accelerate on a “single-trigger” basis in connection with a change in control. Instead, unvested equity awards accelerate on a “double-trigger” basis upon a qualifying termination of employment in connection with a change in control.
✓Reasonable severance — Our severance arrangement for our CEO provides a cash severance payment of two times annual base salary and annual target incentive, and, for our other NEOs, one times annual base salary and annual target incentive (two times in the event of termination following a change in control).
✓Limits on non-employee director compensation — We cap the sum of the aggregate fair market value of all equity-based grants and cash fees paid to a single non-employee director, for services as a non-employee director in a fiscal year, up to $750,000.
✓Independent compensation consultant — Our Talent and Compensation Committee has engaged an independent compensation consultant that has no other ties to us or to our management.
✓Shareholder engagement — We are committed to ongoing engagement with our shareholders through structured, engaged investor outreach that enables us to obtain ongoing feedback on our compensation program.

WHAT WE DON’T DO

xNo hedging — Our anti-hedging policy prohibits officers, directors and employees from engaging in hedging, short selling, or monetization transactions with B+L Common Shares.
xNo pledging — Our anti-pledging policy prohibits officers, directors and employees from holding our securities in a margin account where the securities are subject to margin sales or pledging our securities as loan collateral. The anti-pledging policy exempts any margin accounts in existence at the time the policy was adopted by the Company. None of our NEOs or directors holds our securities in margin accounts subject to margin sales or pledging as loan collateral.
xNo repricing of underwater options — Repricing of stock options is expressly prohibited by our Omnibus Plan.
xNo excessive perquisites.

xNo excise tax gross-ups — We have not entered into agreements providing any gross-up of any excise tax payable by an executive of the Company triggered as a result of a change in control severance payment under Sections 280G and 4999 of the Internal Revenue Code (the “Code”).
xNo single trigger vesting or payments — We do not provide for “single trigger” equity award vesting or other “single trigger” payments or benefits upon a change in control.
xNo dividend or dividend equivalents on unearned incentive awards.
xNo supplemental executive retirement plan — Executives are only eligible to participate in our tax-qualified Retirement Savings Plan that is provided on the same terms to all employees.
xNo automatic or guaranteed annual salary increases.

40

Compensation Discussion and Analysis
Compensation Process

Role of the Talent and Compensation Committee

Our Board’s Talent and Compensation Committee, which is comprised entirely of independent directors:
+is responsible for implementing, monitoring, and evaluating our executive compensation philosophy and objectives and oversees the compensation program for our senior executives;
+reviews and approves, or recommends to the independent directors of the Board for approval, all components of executive pay, and reports its decisions to the Board; and
+reviews or approves matters related to executive compensation on an as-needed basis.
The Talent and Compensation Committee’s responsibilities and authority are described fully in the Talent and Compensation Committee’s charter, which is available on our website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”).

Role of Management

Our CEO:
+makes recommendations to our Talent and Compensation Committee for base salary, annual incentive awards and equity grants for each NEO (other than the CEO, whose compensation is determined solely by our Talent and Compensation Committee or recommended to the Board for approval); and
+with the Chief Human Resources Officer, provides recommendations to the Talent and Compensation Committee on other elements of our compensation program for senior executives, including, for example, the design and metrics under our annual and long-term incentive programs.
Our CEO and Chief Human Resources Officer also lead a process each year to establish individual strategic priorities for the senior executive team (including the NEOs) that tie to the achievement of the Company’s priorities for the fiscal year.

Role of the Independent Compensation Consultant

Our Talent and Compensation Committee engaged the services of Pay Governance as its independent compensation consultant to provide advice on executive compensation matters.
Pay Governance:
+reported directly to our Talent and Compensation Committee, which instructed the compensation consultants to give it objective advice and without influence by management, and to provide such advice for the benefit of the Board and our shareholders;
+did not provide any other services to the Company or its management; and
+was evaluated by the Talent and Compensation Committee in terms of its independence by considering the requirements adopted by the NYSE and the SEC.
The Talent and Compensation Committee regularly reviews, no less than annually, the independence of our compensation consultant in light of SEC and NYSE requirements. At this time, the Talent and Compensation Committee has determined that no conflict of interest exists for our compensation consultant.

Peer Group
Our Talent and Compensation Committee has established a peer group that reflects relevant business and talent competitors for Bausch + Lomb. Specifically, we focused on identifying companies in the health care equipment and health care supplies sectors, as well as companies in the life sciences, pharmaceutical, and consumer product sectors, with revenues of approximately 0.4 times to 2.5 times our scope.

2026 PROXY STATEMENT 41

Compensation Discussion and Analysis
In 2025, the Talent and Compensation Committee conducted its annual review of the peer group and considered the recommendation of Pay Governance, its independent compensation consultant. The Talent and Compensation Committee believes the peer group continues to sufficiently represent companies in the eye care industry and did not add or remove any peers as a result of this review. The following is the list of peers for 2025:

Agilent Technologies, Inc. (A) Alcon Inc. (ALC) Align Technology, Inc. (ALGN) The Cooper Companies, Inc. (COO) Dentsply Sirona Inc. (XRAY)	DexCom, Inc. (DXCM) Edwards Lifesciences Corporation (EW) Hologic, Inc. (HOLX) Jazz Pharmaceuticals plc (JAZZ) Organon & Co. (OGN)	Perrigo Company plc (PRGO) ResMed Inc. (RMD) Teleflex Incorporated (TFX) Viatris (VTRS) Zimmer Biomet Holdings, Inc. (ZBH)

We use data from this peer group to benchmark pay levels, as well as pay practices. In addition to proxy data for the above companies, our Talent and Compensation Committee also utilizes Willis Towers Watson’s Pharmaceuticals and Health Sciences Survey to supplement this data both in terms of pay levels and pay practices.
Our Talent and Compensation Committee references the 25th, 50th, and 75th percentiles of the market data for total compensation opportunity as a guide when making decisions. Market data is one element that our Talent and Compensation Committee uses to make pay decisions. Multiple factors are considered in determining total compensation opportunity, including our compensation philosophy, the executive’s role and responsibility, the executive’s past performance, internal equity, and expected contributions and experience in the role.
Shareholder Engagement
At our 2025 Annual Meeting of Shareholders, we held a “say-on-pay” non-binding advisory vote with respect to the compensation of our NEOs. Approximately 97% of shareholders voted in favor of our executive compensation program. These “say-on-pay” results demonstrate strong support from all shareholders, including our largest shareholder, BHC, for our current executive compensation program and philosophy.
Our Talent and Compensation Committee is committed to ongoing direct engagement with our shareholders through investor meetings as well as conferences and other forums, in order to solicit feedback on our compensation philosophy and underlying programs, and consider the feedback received from shareholders regarding our executive compensation program.
Components of Executive Compensation
The components of executive compensation for our NEOs, as described in more detail below, include:
+base salary;
+annual cash incentives;
+long-term equity incentives;
+retirement and welfare benefits; and
+executive benefits and perquisites.
Base Salary
We set our base salaries at competitive levels necessary to attract and retain top performing senior executives, including our NEOs. Base salaries provide an amount of fixed compensation to senior executives for the performance of their core duties.
Base salaries are periodically reviewed as part of our performance review process, as well as upon a promotion or other change in job responsibilities. To the extent base salaries are adjusted, the amount of any such adjustment would reflect a review of competitive market data, consideration of relative levels of pay internally, individual performance of the executive, and other information that our Talent and Compensation Committee determines is relevant.

42

Compensation Discussion and Analysis
For 2025, our Talent and Compensation Committee approved annual increases to Dr. Hashad and Mr. Stewart’s salaries. The current NEOs’ base salaries are as follows:

NEO	2024 Salary	2025 Salary	% Increase
Brenton L. Saunders	$1,600,000	$1,600,000	N/A
Sam A. Eldessouky	$775,000	$775,000	N/A
A. Robert D. Bailey	$765,000	$765,000	N/A
Yehia Hashad, M.D.	$700,000	$730,000	4.3%
Andrew J. Stewart	$615,000	$630,000	2.4%
For 2026, our Talent and Compensation Committee approved an annual increase to Dr. Hashad’s salary to $750,000; no other NEOs received a salary increase. Consistent with our approach in 2025, this increase was determined based on a review of competitive market data, consideration of relative levels of pay internally, and individual performance of the executive.
2025 Annual Incentive Program
Our 2025 annual incentive program (the “2025 AIP”) provided an opportunity for our senior executives, including our NEOs, to earn an annual incentive bonus, paid in cash, based on the achievement of certain financial targets and individual strategic priorities.
2025 AIP Opportunity
The current NEOs’ annual incentive targets, as a percentage of base salary, are set forth in the table below. The annual incentive targets set forth in the table below were not changed in 2025, except for Mr. Saunders’ annual incentive target which, pursuant to his employment agreement, is 200% for each year of his employment commencing with 2025.

NEO	Annual Incentive Target
Brenton L. Saunders	200%
Sam A. Eldessouky	80%
A. Robert D. Bailey	80%
Yehia Hashad, M.D.	80%
Andrew J. Stewart	80%
For 2026, annual incentive targets for our NEOs have not changed from the percentages listed above.
2025 AIP Design
For our senior executives, including our NEOs, in order to continue to reinforce our high-performance culture and drive accelerated growth, the 2025 AIP is calculated based on performance against pre-established financial targets approved by the Board and performance against pre-established individual strategic priorities in order to determine each NEO’s final payout. Unless threshold performance based on Company performance against these pre-established financial targets is achieved, no payout can be awarded regardless of each NEO’s performance against their individual strategic priorities.

Bonus Target (Target Bonus % X December 31st Salary)	Funding Based on B+L Financial Targets (0% to 200%)	Range Based on Individual Performance (0% to 150%)	Total Payout of Target Bonus (0% up to a cap of 250%)

As a first step, funding is determined based on Company performance against pre-established financial targets. We utilize Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)(1) and Revenues to determine funding of the 2025 AIP, since they are two of the key financial metrics our shareholders use to assess our performance. Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)(1) is weighted 60% and Revenues are weighted 40%, in order to focus our NEOs on delivering top line organic growth while delivering quality earnings in alignment with the interests of our shareholders. This determines the funding based on financial targets.

2026 PROXY STATEMENT 43

Compensation Discussion and Analysis
For our 2025 AIP, the threshold, target, and stretch performance and corresponding funding levels were as follows.

Performance vs 2025 AIP	Below Threshold <90%	Threshold 90%	Target 100%	Stretch 110%	Above Stretch >110%
Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)(1)
	0% Funding	50% Funding	100% Funding	200% Funding	200% Funding

	<90%	90%	100%	110%	>110%
Revenues
	0% Funding	50% Funding	100% Funding	200% Funding	200% Funding
(1)This is a non-GAAP measure. Please see Appendix C for additional information.
Once funding is determined based on Company performance against these pre-established financial metrics, each NEO’s individual performance is assessed against pre-established individual strategic priorities. Based on this assessment, an individual multiplier between 0% and 150% is applied to determine each NEO’s final payout, with total payouts capped at 250% of target. Regardless of the level of funding based on financial metrics and the individual multiplier based on individual performance, payouts for NEOs cannot exceed 250% of their target bonus.
Our Talent and Compensation Committee determines whether the financial metrics and individual strategic priorities have been achieved. In addition, it retains the discretion to reduce or eliminate payouts for individual executives, including the NEOs, even if financial metrics and individual strategic priorities are met. In making these decisions, our Talent and Compensation Committee may consider factors such as the performance of the individual executive against his or her individual strategic priorities or additional financial metrics applicable to the business or functional area for which the NEO is responsible.
2025 Financial Objectives
The 2025 financial targets were based on attaining budget (to receive funding at target) or stretch targets (to receive funding above target) for Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)(1) and Revenues as follows:

Financial Metric	Weighting	Threshold	Target	Stretch	Payout(2)

Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)(1)

	$921M(2) (100.1% achieved)		100.7%

$828M	$920M	$1,012M

Revenues

	$5.073B(2) (99.9% achieved)		99.5%

$4.570B	$5.078B	$5.586B

100% Total Funding
(1)This is a non-GAAP measure. Please see Appendix C for additional information and a reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures.
(2)In determining the achievement of the 2025 Financial Targets and final funding for purposes of the 2025 AIP, our Talent and Compensation Committee reviewed and approved certain adjustments to the previously reported results for FY 2025 Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) and FY 2025 Revenues metrics for purposes of the 2025 AIP relating to certain external factors outside of management’s control (i.e., foreign exchange, tariffs, voluntary recall in our surgical business). As a result, there was an adjustment of $30 million to the Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) metric under the 2025 AIP and an adjustment of $(28) million to the Revenues metric under the 2025 AIP. Accordingly, the above stated actual results for these metrics utilized under our 2025 AIP are different than the Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) and Revenues measures used by us for other purposes, including as described on page 38 or otherwise used in our Annual Report and our earnings materials, as applicable. For 2025, our Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) was $891 million and our Revenues were $5.101 billion, which resulted in an increase of approximately 8% to the total funding to our NEOs under the 2025 AIP.
Based on the foregoing results, our Talent and Compensation Committee certified that the total funding under the 2025 AIP, based on the Company’s Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) and Revenues, was 100%.

44

Compensation Discussion and Analysis
2025 Individual Strategic Priorities
At the beginning of 2025, individual strategic priorities were established for each NEO, including the CEO. In addition to driving Revenue and EBITDA results for each Business Unit and the Company as a whole, these strategic priorities were specifically focused on three to five key initiatives for each NEO. These initiatives were selected for their potential to drive the greatest near-term impact within each NEO’s area of responsibility in order to deliver long-term growth.
Following the completion of the year, in early 2026, each NEO prepared a self-assessment of his performance against these individual strategic priorities. Using this as an input, an assessment of individual performance was completed by the Talent and Compensation Committee for the CEO, and by the CEO and the Talent and Compensation Committee for the remaining NEOs, to determine the individual multiplier (0% to 150%) that would be awarded under the 2025 AIP.
The following chart details the individual strategic priorities established for each NEO, including their corresponding performance against these objectives and the individual multiplier determined based on this performance, which ranged from 110% to 125% for each NEO.
Brenton L. Saunders

Individual Strategic Priority	Results Achieved
Drive Strong Financial and Commercial Performance
+Achieved and exceeded financial plan
+Delivered constant currency revenue growth (non-GAAP)(1) across all segments (6% in vision care, 4% in surgical, and 6% in pharmaceuticals), often outpacing their markets, and many divisions met or exceeded earnings targets, despite major external pressures (e.g., tariffs, voluntary recall, supply challenges)

Deliver Operational Excellence and Supply Chain Reliability
+Backorders reduced to historically low levels, indicating supply stability, and historical cost reductions
+Overall service levels sustained year-over-year at 96% globally across all key product franchises

Drive Pipeline Innovation & AI Adoption
+Realized a record year of innovation, achieving the highest level of patent filings in recent Company history, and exceeded R&D metrics
+Acceleration of AI transformation through digital commerce pilots and regulatory automation, in addition to Business Unit specific programs

Execute on Strategic Expansion and Demonstrate Portfolio Strength	+New market entries and major progress strengthening hero brands (Miebo®, Xiidra®, Artelac®, Vyzulta®, Blink®) +Successful commercialization of Lumify® PF, Blink® PF and Soothe® Antibiotic
Lead Vision27 Transformational Journey with Focus on Talent and Culture	+New global values and behaviors rolled out flawlessly +Launched the Bausch + Lomb AI Academy, providing employees with access to courses on AI tailored to experience levels
(1)This is a non-GAAP measure. Please see Appendix C for additional information and a reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures.
Based on Mr. Saunders’ performance against these individual strategic priorities, an individual multiplier of 125% was awarded, recognizing the delivery of exemplary results overall for the Company in 2025.
Sam A. Eldessouky

Individual Strategic Priority	Results Achieved
Achieve 2025 Financial Plan and Targets	+Delivered broad-based constant currency revenue growth (non-GAAP) across all segments +Achieved and exceeded the financial plan
Strengthen Company’s Financial Foundation
+Established a strategy to deliver financial excellence across all key metrics to drive above-market revenue growth, meaningful margin expansion, solid cash flow generation, and a strong balance sheet
+Executed critical tax planning initiatives and optimized the capital structure

Deliver Vision27 Financial Excellence	+Launched governance, workstreams, and enterprise-wide metrics +Successfully met 2025 Vision27 goals and established multi-year roadmap
Execute Finance Shared Services Transformation	+Stabilized and expanded shared services globally and launched the next wave of transformation

2026 PROXY STATEMENT 45

Compensation Discussion and Analysis
Based on Mr. Eldessouky’s performance against these individual strategic priorities, an individual multiplier of 120% was awarded, recognizing the execution of key additional financial metrics as well as other key initiatives that supported the transformation of the Company in 2025.
A. Robert D. Bailey

Individual Strategic Priority	Results Achieved
Enable Company-wide Strategic Execution
+Provided end-to-end legal support for Company-wide activities, including Investor Day and key finance initiatives, while enhancing functional capabilities
+Partnered with commercial, medical, and corporate teams to streamline promotional review, support selling excellence, and enable compliant execution of growth initiatives

Champion Vision27 Transformation	+Provided legal and compliance frameworks and drove process simplification
Accelerate IP Portfolio Expansion	+Tripled annual patent filings as compared to prior five-year average and strengthened protection of IP as a competitive advantage
Based on Mr. Bailey’s performance against these individual strategic priorities, an individual multiplier of 110% was awarded, recognizing his enablement activities in support of Company initiatives and the efforts of his function in the IP space in 2025.
Yehia Hashad, M.D.

Individual Strategic Priority	Results Achieved
Deliver Strong R&D Execution
+Exceeded R&D metrics, delivering majority of R&D milestones, despite enVista® voluntary recall
+Realized a record year of innovation, achieving the highest level of patent filings in recent Company history

Advance High-Value Clinical and Regulatory Programs	+Completed majority of planned regulatory submissions and delivered on approvals/launches as scheduled
Accelerate AI innovation in R&D	+Launched capabilities in product development and regulatory automation, delivering savings while establishing governance
Based on Dr. Hashad’s performance against these individual strategic priorities, an individual multiplier of 120% was awarded, recognizing the record year of innovation he led in R&D in 2025.
Andrew J. Stewart

Individual Strategic Priority	Results Achieved
Strengthen global leadership in dry eye and hero brands	+Solidified Company’s position through Miebo® performance, expanded NutriTears®, and accelerated global expansion of Artelac® and Vyzulta®
Advance Geographic Expansion Plans	+Prepared and executed launches for Miebo® and Xiidra® across priority markets and broadened presence of Blink® in key international regions
Improve manufacturing readiness and supply strength	+Co-led manufacturing initiatives to expand capacity and enable launches
Based on Mr. Stewart’s performance against these individual strategic priorities, an individual multiplier of 120% was awarded, recognizing the delivery of results that continued to advance key product franchises in 2025.

46

Compensation Discussion and Analysis
2025 AIP Payouts
Based on performance against the pre-established 2025 Financial Targets (100% funding for all NEOs) and individual multipliers (ranging for each NEO from 110% to 125%) the following total payouts were approved for our NEOs:

NEO	2025 Incentive Target		2025 Bonus Funding (%)		2025 Bonus Funding ($)		Individual Multiplier		Final Bonus Payout	Bonus Payout as % of Target (1)
Brenton L. Saunders	$3,200,000	X	100%	=	$3,200,000	X	125%	=	$4,000,000	125%
Sam A. Eldessouky	$620,000	X	100%	=	$620,000	X	120%	=	$744,000	120%
A. Robert D. Bailey	$612,000	X	100%	=	$612,000	X	110%	=	$673,200	110%
Yehia Hashad, M.D.	$584,000	X	100%	=	$584,000	X	120%	=	$700,800	120%
Andrew J. Stewart	$504,000	X	100%	=	$504,000	X	120%	=	$604,800	120%
(1)Bonus Payout as % of Target is shown at the nearest whole percent.
Our Talent and Compensation Committee did not make any further adjustments to the payouts as calculated above based on performance against these pre-established financial targets and individual strategic priorities.
Long-Term Incentive Program
The Talent and Compensation Committee approved a long-term incentive program for 2025, and awards were granted using a balanced portfolio of PSUs, RSUs, and Stock Options (the “2025 LTI Program”). For the annual PSUs granted in 2025, the Talent and Compensation Committee utilized a balanced approach, measuring performance using one external metric (rTSR versus the S&P 500 Health Care Index) and one internal metric (Organic Revenue Growth (non-GAAP)(2), as described in more detail below).
2025 Long-Term Incentive Awards
For 2025, all NEOs received an award under the 2025 LTI Program, with the following approximate aggregate values and mix.

NEO	Approved Value(1)	PSUs	RSUs	Stock Options
Brenton L. Saunders	$14,000,000	60%	20%	20%
Sam A. Eldessouky	$3,300,000	50%	30%	20%
A. Robert D. Bailey	$2,250,000	50%	30%	20%
Yehia Hashad, M.D.	$1,400,000	50%	30%	20%
Andrew J. Stewart	$1,300,000	50%	30%	20%
(1)We note that the amounts included in the table above reflect the aggregate values of the annual RSUs, PSUs and Stock Options approved by the Talent and Compensation Committee for the above listed NEOs for 2025. These approved values reflected above may differ from the grant date fair value of these awards as reflected in the Summary Compensation Table that follows this CD&A, because of the accounting methodology used to report the PSUs in the Summary Compensation Table, as required by SEC rules.
(2)Organic Revenue Growth, a non-GAAP ratio, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of acquisitions, divestitures and discontinuations. See Appendix C for further information on non-GAAP measures and ratios.
For 2026, all NEOs are eligible to receive annual equity grants with an annual target grant date value determined in the sole discretion of the Talent and Compensation Committee, which will be approximately $14,000,000 for Mr. Saunders, $3,500,000 for Mr. Eldessouky, $2,250,000 for Mr. Bailey, $1,500,000 for Dr. Hashad and $1,400,000 for Mr. Stewart.
Performance Share Units (“PSUs”)
PSUs provide senior executives with the right to receive B+L Common Shares at a future date, assuming performance against pre-determined metrics is achieved, specifically Organic Revenue Growth (non-GAAP) and rTSR. The value ultimately received is based on the performance against these metrics as well as the growth of B+L Common Share price over time. The number of PSUs that may be earned is capped at 200%. PSUs will cliff vest on the third anniversary of the grant date, assuming achievement of minimum performance criteria and continued employment through the applicable vesting date.
For 2025, 75% of the PSU award was based on Organic Revenue Growth (non-GAAP) measured over three years, from January 1, 2025 through December 31, 2027. Strong Organic Revenue Growth is critical in driving shareholder value and is therefore used in both the 2025 AIP and as a PSU metric. Organic Revenue Growth (non-GAAP) is measured each year, and the number of PSUs ultimately delivered in 2027 is dependent on performance each year. Achievement of the Organic

2026 PROXY STATEMENT 47

Compensation Discussion and Analysis
Revenue Growth (non-GAAP) metric is averaged over the performance periods, reflecting the outcome of each annual assessment. The remaining 25% of the PSU award is based on rTSR measured cumulatively over three years, from 2025 through 2027, as compared to companies in the S&P 500 Health Care Index. TSR is calculated based on the 20 days preceding the beginning of the performance period as compared to the 20 days preceding the end of the performance period, plus dividends and distributions made or declared (assuming they are reinvested in B+L Common Shares) during the performance period.
Goals are established each year by the Talent and Compensation Committee. The following Organic Revenue Growth (non-GAAP) goals applied to the first performance measurement year of the 2025 PSU grant and the second performance measurement year of the 2024 PSU grant and the third year of the 2023 PSU grant:

Performance	2025 Organic Revenue Growth (non-GAAP)(1)	Payout
Threshold	4.5%	50%
Target	6%	100%
Stretch	7%	200%
(1)Organic Revenue Growth is a non-GAAP measure. Please see Appendix C for further information on non-GAAP measures and a reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures.
The following Total Shareholder Return goals apply to the 2025 grant:

Performance	Percentile	Payout
Below Threshold	Below 30th	0%
Threshold	30th	50%
Target	50th	100%
Stretch	80th or Above	200%
As previously disclosed, if BHC’s spin-off distribution of B+L Common Shares does not occur prior to the date that is 120 calendar days before the first day of the applicable “TSR Measurement Start Date” (i.e., the 20 consecutive trading day period preceding the last day of the rTSR performance period), then in the case of the 2023, 2024, 2025, and 2026 rTSR Annual PSUs, the applicable rTSR performance metric will be deemed achieved at the target performance level (100%). If BHC's spin-off distribution of B+L Common Shares occurs prior to the date that is 120 calendar days before the first day of the applicable “TSR Measurement Start Date” then the rTSR performance metric applicable will be measured in accordance with the existing terms of the applicable PSU agreements.
Restricted Share Units (“RSUs”)
RSUs provide senior executives with the right to receive B+L Common Shares at a future date. The value ultimately received is based on the growth of the B+L Common Share price over time. The RSUs will vest 33% on each of the first, second and third anniversaries of the grant date, assuming continued employment through the applicable vesting date.
Stock Options
Stock Options provide senior executives the opportunity to purchase B+L Common Shares at a price equal to the market price at the time of the grant. The value ultimately received is based on the growth of the B+L Common Share price over time. Stock Options vest ratably on the first three anniversaries of the grant date, and remain exercisable until the ten-year anniversary of the grant date.
Outperformance Plan
As previously disclosed, in early 2024 the Talent and Compensation Committee established an Outperformance Plan Performance Share Unit (the “Outperformance PSU”) award program for a limited number of key senior leaders, including each of our current NEOs (Mr. Saunders, Mr. Eldessouky, Mr. Bailey, Dr. Hashad and Mr. Stewart). This Outperformance PSU award was designed to reward the NEOs for achieving significant outperformance of stretch performance goals that, if achieved, would ultimately deliver substantial value to our shareholders. The target grant date value of the awards for each of the NEOs is $1,500,000.

48

Compensation Discussion and Analysis
These Outperformance PSUs may be earned between 0% and 300% based on the level of achievement of: (i) a revenue metric (measured for fiscal year 2026) and (ii) rTSR metric measured against the 2024 compensation peer group over the three-year period ending December 31, 2026.

Relative TSR	Modifier
Below the 40th percentile	50%
At or above the 40th percentile but below the 60th percentile	70%
At or above the 60th percentile but below the 75th percentile	100%
At or above the 75th percentile but below the 90th percentile	130%
At or above the 90th percentile	150%
In the event that the Company’s absolute TSR during such period is negative, then the maximum payout of the Outperformance PSU award will be capped at 50%. Any Outperformance PSUs that are earned will vest on February 28, 2027, subject generally to the executive’s continued employment through such date, except in limited circumstances as set forth in the applicable award agreement.
As previously disclosed in our 2025 proxy statement, if BHC's spin-off distribution of B+L Common Shares does not occur prior to the date that is 120 calendar days before the first day of the applicable “TSR Measurement Start Date” (i.e., the 20 consecutive trading day period preceding the last day of the rTSR performance period), the applicable rTSR modifier performance metric will no longer apply. If BHC's spin-off distribution of B+L Common Shares occurs prior to the date that is 120 calendar days before the first day of the applicable “TSR Measurement Start Date” then the rTSR performance metric applicable will be measured in accordance with the existing terms above.
2023 Performance Share Unit Vesting
On March 1, 2026, the PSUs granted in 2023 to Mr. Eldessouky and Dr. Hashad vested based on their continued employment through the vesting date. For 2023, rTSR comprised 50% of the total PSU award and Organic Revenue Growth (non-GAAP) comprised the remaining 50% of the total PSU award, with the total number of PSUs that could be achieved capped at 200%.
Since BHC's spin-off distribution of B+L Common Shares did not occur prior to the date that was 120 calendar days before the first day of the applicable “TSR Measurement Start Date” (i.e., the 20 consecutive trading day period preceding the last day of the rTSR performance period), the 2023 rTSR performance metric was deemed to be achieved at the target performance level of 100%.
Organic Revenue Growth (non-GAAP) was measured over three years, from 2023 through 2025, which are shown in the table below. Based on these results, the Talent & Compensation Committee certified a payout percentage of 166%. As shown below, this was based on 200% achievement in 2023 and 2024, with Organic Revenue Growth (non-GAAP) exceeding the stretch goal, and 100% based on 2025 achievement, with Organic Revenue Growth (non-GAAP) meeting the target goal.

Performance Year	Threshold Organic Revenue Growth %	Target Organic Revenue Growth %	Stretch Organic Revenue Growth %	Actual Organic Revenue Growth (non-GAAP)(1)%	Payout %
2023	4%	5%	6%	8%	200%
2024	4.5%	6%	7%	10%	200%
2025	4.5%	6%	7%	6%(2)	100%
Final Payout (Average of Three Year Organic Revenue Growth %)					166%
(1)This is a non-GAAP ratio. Please see Appendix C for additional information and a reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures.
(2)The actual achievement of the Organic Revenue Growth (non-GAAP) performance metric for 2025 was adjusted in accordance with the terms of the award to exclude the effects of the Company’s voluntary recall of intraocular lenses on March 27, 2025. Because the complications were outside of the control of our NEOs, the Talent and Compensation Committee determined to equitably adjust the performance metric by excluding the effects of this recall, capped at 100% payout for 2025, which resulted in an increase of approximately 9% in the Final Payout.
These 2023 PSUs were delivered in March 2026, as shown in the Outstanding Equity Awards at Fiscal Year End table beginning on page 59, and were subject to interpolation, on a straight-line basis, to reflect attained performance thresholds.

2026 PROXY STATEMENT 49

Compensation Discussion and Analysis
Equity Grant Practices
We have the following practices regarding equity compensation grants:
+It is the Talent and Compensation Committee’s policy to approve ordinary course annual equity awards on the day of the Talent and Compensation Committee’s regularly scheduled meeting held in February of each year, which is scheduled approximately a year in advance, with the grant date of such awards to be effective five (5) business days after the release of annual earnings for such year. At the Talent and Compensation Committee meeting, the Talent and Compensation Committee approves each NEO’s equity award, including any portion of each NEO’s annual equity award that will be granted as stock options. Occasionally, the Talent and Compensation Committee may also grant equity awards outside of our annual grant cycle, including for new hires, promotions or other special circumstances. The timing of any equity grants to executive officers in connection with any such new hires, promotions or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).
+The Company does not schedule its equity grants in anticipation of the release of material, non-public information (“MNPI”), nor does the Company time the release of MNPI based upon grant dates of equity. In the event MNPI becomes known to the Talent and Compensation Committee prior to granting an equity award, the Talent and Compensation Committee will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity to avoid any impropriety.
+Under the Omnibus Plan, the exercise price of any stock option grant will be no less than 100% of the fair market value of our common stock subject to such option on the date of grant.
+Equity award accounting complies with GAAP in the United States and is transparently disclosed in our SEC filings. During 2025, we did not grant stock options to any of our NEOs during the period(s) beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any MNPI.
2026 Compensation Program
For our senior executives, including our NEOs, our Talent and Compensation Committee has determined that the 2026 annual incentive program will continue to be based on performance against pre-established financial targets (Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)(1) and Revenues) approved by the Board and performance against pre-established individual strategic priorities, in order to determine each NEO’s final payout, with total payouts capped at 250% of target.
The Talent and Compensation Committee approved changes to our long-term incentive program for 2026 in order to ensure we are continuing to provide our senior executives, including our NEOs, with an opportunity to be rewarded through long-term incentive vehicles and metrics that they have more direct control of at this time based on our current ownership structure with BHC.
The Talent and Compensation Committee aligned the mix of awards for all NEOs, including the CEO, to 60% PSUs and 40% RSUs, eliminating the grant of Stock Options as part of our long-term incentive award mix. The use of Stock Options may be introduced again in the future, but at this time, given our ownership structure with BHC, we do not believe that continuing to utilize Stock Options is the best use of our share pool for the Company or for our shareholders.
In addition to this change, the Talent and Compensation Committee also introduced a new PSU metric – Adjusted EBITDA excluding Acquired IPR&D(1) – to drive additional focus on bottom line earnings measured at the end of three years. The Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) metric will be weighted 25%, while the Organic Revenue Growth (non-GAAP) metric weighting will be reduced from 75% to 50%; the rTSR metric weighting will remain at 25%. The Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) metric will have a payout potential of up to 300% max, while the Organic Revenue Growth (non-GAAP) and rTSR metrics will continue to have a payout potential of up to 200% max. The reason for this increase in the payout potential for Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) only is to offset the more limited ability of senior executives to directly impact the rTSR metric if BHC has not completed the spin-off distribution of B+L Common Shares, which would result in a payout of 100%, as described on page 48.
Overall, we believe these changes will continue to drive accelerated growth for our shareholders in the long-term.
(1)This is a non-GAAP measure. Please see Appendix C for additional information.

50

Compensation Discussion and Analysis
Other Compensation Elements
Matching Share Program
NEOs are eligible to participate in the Bausch + Lomb Matching Share Program. Under this program, shares purchased on the open market by recipients are matched with one Matching Restricted Share Unit (“MRSU”) issued under the Omnibus Plan. Generally, MRSUs granted for a period of three years may not exceed the value of 50% of the sum of the NEO’s annual base salary and target annual cash bonus, less any shares sold within the past six months (excluding any shares sold to cover a tax obligation resulting from a vesting event).
Subject to the provisions of the Omnibus Plan and applicable award agreements, MRSUs vest pro-rata over a three-year period, provided that the recipient is employed through the applicable vesting dates. Vesting ceases upon termination of employment (except in limited circumstances), and any MRSUs that do not become vested prior to the recipient’s termination of employment or that do not become vested according to the provisions of the terms of the award are forfeited.
Mr. Saunders purchased 22,000 shares under this program with an approximate value of $250,000 during 2025.
Bausch + Lomb Separation Bonus Opportunity
In October 2020, BHC’s Talent and Compensation Committee approved eligibility for a performance-based separation bonus, which requires the achievement of pre-determined milestones related to the separation transaction. Payment is made in cash, with 50% conditioned upon meeting internal readiness criteria for the separation of the two companies and the remaining 50% conditioned upon the successful close of the Bausch + Lomb separation transaction. The first 50% was paid in October 2021. On October 17, 2025, given that it had been five years since the separation bonuses were awarded and the full separation had not yet occurred, BHC’s Talent and Compensation Committee approved payment of the remaining 50% of these bonuses. In November 2025, Mr. Eldessouky received his final payment of $250,000. There are no further payments outstanding under this program.
Retirement and Welfare Benefits
The retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and maintaining a committed workforce. Participation in these programs is not tied to performance.
Our specific contribution levels to these programs are adjusted annually to maintain a competitive position while considering costs.
+Retirement Savings Plan — All employees in the United States, including our NEOs, are eligible to participate in a tax-qualified retirement savings plan (the “Retirement Savings Plan”) under Section 401(k) of the Code. Eligible employees are able to contribute to the Retirement Savings Plan, on a before-tax basis, up to 75% of their eligible compensation, subject to the limit prescribed by the Code. In 2025, we matched 100% of the first 3% of pay and 50% on the next 3% of pay that is contributed to the Retirement Savings Plan. All employee contributions to the Retirement Savings Plan are fully vested upon contribution; matching contributions vest ratably over three years.
+Welfare Plans — Our executives are also eligible to participate in our broad-based welfare benefits plans (including medical, dental, vision, life insurance and disability plans) upon the same terms and conditions as other employees.
Executive Benefits and Perquisites
We provide our NEOs with limited perquisites and other personal benefits that our Talent and Compensation Committee believes are reasonable and consistent with our overall compensation program to better attract and retain superior employees for key positions. Our Talent and Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. Our Talent and Compensation Committee intends to maintain only those perquisites and other benefits that it determines to be necessary components of total compensation and that are not inconsistent with shareholder interests.

2026 PROXY STATEMENT 51

Compensation Discussion and Analysis
Our Talent and Compensation Committee permits the CEO to use our Company car and driver and Company aircraft for his business travel and, on a limited basis, for personal travel, which is capped at $150,000 per fiscal year. We do not gross up the income tax incurred by Mr. Saunders resulting from his personal use of our car and driver or aircraft. Our Talent and Compensation Committee believes that making our car and driver and aircraft available to our CEO allows him to serve shareholder interests by efficiently and securely conducting business during and when traveling. As reported on page 57 in footnote 6 to the 2025 Summary Compensation Table, Mr. Saunders had no personal usage of the Company plane or car and driver in 2025.
Attributed costs of the personal benefits described above for our NEOs for the fiscal year ended December 31, 2025 are included in the column entitled “All Other Compensation” of the 2025 Summary Compensation Table on page 57.
Mr. Saunders’ Employment Agreement
On February 14, 2023, Mr. Saunders and the Company entered into an Employment Agreement (the “CEO Employment Agreement”) with an initial four-year term that automatically renews for successive one-year periods unless either party provides timely notice of non-renewal. The agreement provides Mr. Saunders with an annual base salary of $1,600,000 and an annual cash bonus with a target value of 200% of his base salary for the 2025 fiscal year and each fiscal year thereafter. He also received a one-time $6,500,000 sign-on cash bonus and recognition of his prior service for benefit program purposes. Additionally, he is provided with personal use of a Company car and driver, the Company’s aircraft (capped at $150,000 per fiscal year) and use of a corporate apartment in Bridgewater, New Jersey.
Mr. Saunders is eligible to receive equity grants on an annual basis with an annual target grant date value determined in the sole discretion of the Talent and Compensation Committee, which was approximately $14,000,000 for the Company’s 2025 fiscal year.
On July 21, 2025, in light of the fact that BHC had not yet completed the spin-off distribution of B+L Common Shares, the Company entered into (a) an amendment to the employment agreement with Mr. Saunders, and (b) an amended and restated award agreement governing the terms of Mr. Saunders’ award of performance share units previously granted to him in connection with his appointment as our Chief Executive Officer on February 23, 2023 (the “New Hire PSUs”). These changes were necessary to ensure Mr. Saunders’ continued employment terms are not contingent upon, or impacted by, the timing of BHC’s completion of the spin-off distribution of B+L Common Shares.
Under the amended employment agreement, Mr. Saunders agreed to limit the scope of his “good reason” severance rights relating to such spin-off of the Company from BHC by removing the provision triggering such severance right based on the timing of the spin-off. Pursuant to the New Hire PSU amendment, the New Hire PSUs will now vest and payout between 120% and 330% of the target award on February 23, 2029 (the “New Performance End Date”), based on the level of achievement of (i) specified share-price hurdle goals ranging from US$26.57 per share to US$39.06 per share measured as of the New Performance End Date and (ii) a new cumulative Adjusted EBITDA performance modifier goal for the Company’s 2025 - 2028 fiscal years measured against specified cumulative targets (which modifies the payout between a range of -40% to +40% of the payout level under the share-price hurdle performance goal), subject to Mr. Saunders’ continued employment through the New Performance End Date (subject to certain exceptions). This modification resulted in an incremental fair value of $12,862,500, which is reflected in the Stock Awards column of the Summary Compensation Table for 2025 for Mr. Saunders. Given that BHC has not yet completed the spin-off distribution of B+L Common Shares, and the importance of Mr. Saunders to our future success, we believe these changes are in the best interest of our shareholders in the long-term. The consequences of Mr. Saunders’ termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments upon Termination or Change in Control” beginning on page 62. Mr. Saunders is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.

52

Compensation Discussion and Analysis
Mr. Eldessouky’s Employment Agreement
On June 1, 2021, BHC entered into an employment agreement with Mr. Eldessouky upon his appointment as CFO, which was assigned to the Company upon the closing of the B+L IPO. The initial three-year term of Mr. Eldessouky’s agreement commenced on June 1, 2021. The term will automatically renew for successive one-year periods unless either party provides notice of non-renewal.
Pursuant to his agreement, Mr. Eldessouky receives a base salary and a target annual incentive opportunity equal to 80% of his base salary. Ongoing equity grants are at the sole discretion of our Talent and Compensation Committee.
The consequences of Mr. Eldessouky’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments upon Termination or Change in Control,” beginning on page 62.
Mr. Eldessouky is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.
Mr. Bailey’s Employment Agreement
On April 11, 2023, Bausch + Lomb entered into an employment agreement with Mr. Bailey. The initial three-year term of Mr. Bailey’s agreement commenced on April 24, 2023. The term will automatically renew for successive one-year periods unless either party gives notice of non-renewal.
Pursuant to his agreement, Mr. Bailey receives a base salary and a target annual incentive opportunity equal to 80% of his base salary. Ongoing equity grants are at the sole discretion of our Talent and Compensation Committee.
The consequences of Mr. Bailey’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 62.
Mr. Bailey is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.
Dr. Hashad’s Employment Agreement
In August 2022, Bausch + Lomb entered into an employment agreement with Dr. Hashad. The initial three-year term of Dr. Hashad’s agreement commenced on August 1, 2022. The term will automatically renew for successive one-year periods unless either party gives notice of non-renewal.
Pursuant to his agreement, Dr. Hashad receives a base salary and a target annual incentive opportunity equal to 80% of his base salary. Ongoing equity grants are at the sole discretion of our Talent and Compensation Committee.
The consequences of Dr. Hashad’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 62.
Dr. Hashad is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.
Mr. Stewart’s Employment Agreement
On April 11, 2023, Bausch + Lomb entered into an employment agreement with Mr. Stewart. The initial three-year term of Mr. Stewart’s agreement commenced on April 24, 2023. The term will automatically renew for successive one-year periods unless either party gives notice of non-renewal.
Pursuant to his agreement, Mr. Stewart receives a base salary and a target annual incentive opportunity equal to 80% of his base salary. Ongoing equity grants are at the sole discretion of our Talent and Compensation Committee.
The consequences of Mr. Stewart’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 62.
Mr. Stewart is subject to customary restrictive covenants, including non-solicitation covenants during his employment and for one year following termination of employment for any reason.

2026 PROXY STATEMENT 53

Compensation Discussion and Analysis
Other Compensation Governance Practices
Share Ownership Guidelines
Our Talent and Compensation Committee believes that purchasing and holding B+L Common Shares with one’s own money should create an incentive to manage the Company prudently.
Our Talent and Compensation Committee has established minimum share ownership requirements for our NEOs. Our CEO is required to hold six times base salary, and our other NEOs are required to hold three times base salary. B+L Common Shares and unvested RSUs are included in the calculation of share ownership. NEOs have five years from the date they first become subject to the guidelines to achieve them, and must retain 50% of their net shares vesting until this requirement is met.
Mr. Saunders, Mr. Eldessouky, Mr. Bailey and Dr. Hashad have met their ownership requirement, and Mr. Stewart is on track to satisfy his ownership requirement as shown in the chart below. All NEOs are in compliance with the policy. Mr. Stewart has until April 2028 to satisfy this requirement (being five years from the effective date of the commencement of employment).

Brenton L. Saunders
Sam A. Eldessouky
A. Robert D. Bailey
Yehia Hashad, M.D.
Andrew J. Stewart
0
2
4
6
8
10
12
Actual
Guideline

54

Compensation Discussion and Analysis
Clawback Policies
We seek to recover, to the extent practicable, performance-based compensation from our executive officers. In 2023, the Board adopted the Company’s Financial Restatement Compensation Recoupment Policy (the “Recoupment Clawback Policy”) in accordance with Rule 10D-1. Under the Company’s Recoupment Clawback Policy, our Talent and Compensation Committee will, to the extent permitted by law, recoup any incentive compensation (cash and equity) received by the Company’s executive officers, in the event of a restatement of financial-based measures (regardless of whether detrimental conduct has occurred). In the case of a restatement of financial-based measures, the Board will reasonably promptly recover the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within three years preceding the date on which the Board determines that the financial measure contains a material error.
In addition, we maintain a Misconduct and Detrimental Conduct Clawback Policy (the “Misconduct Clawback Policy”) which provides that the Board may exercise its discretion to require any employee who receives equity-based compensation to reimburse bonus, incentive or equity-based compensation (including time- and/or performance-based awards) awarded to such employee in the event of:
+A material restatement or adjustment to our financial statements as a result of such employee’s gross negligence, knowing or intentional fraudulent or illegal misconduct; or
+Such employee’s detrimental conduct that has caused material financial, operational or reputational harm to us, including (i) acts of fraud or dishonesty during the course of employment; (ii) improper conduct that causes material financial, operational or reputational harm to us or our affiliates; (iii) improper disclosure of confidential material that causes material financial, operational or reputational harm to us or our affiliates; (iv) the commission of a felony or crime of comparable magnitude that subjects us to material reputational harm; (v) commission of an act or omission that causes a violation of federal or other applicable securities law; or (vi) gross negligence in exercising supervisory authority.
Following a material restatement or adjustment of our financial statements, the compensation subject to clawback is the amount in excess of what would have been awarded based on the corrected performance measures, calculated on a pre-tax basis. If the financial reporting measure applicable to the incentive or equity-based compensation is a stock price or TSR measure, the Board has broad authority to estimate the effect of the financial restatement on our share price in calculating recoverable compensation. In the case of detrimental conduct, the Board has the ability to recover all incentive compensation.
We may not indemnify any covered employee, directly or indirectly, for any losses incurred in connection with the recovery of any compensation under either the Recoupment Clawback Policy or the Misconduct Clawback Policy, including through the payment of insurance premiums, gross-up payments or supplemental payments. The Recoupment Clawback Policy and the Misconduct Clawback Policy will continue to apply to covered employees even after they cease to be employed by us.
For further disclosure of the Recoupment Clawback Policy, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Anti-Pledging and Anti-Hedging Policies
We also maintain the Anti-Hedging and Anti-Pledging Policies. The Anti-Hedging Policy generally prohibits officers, directors and employees from engaging in new hedging or monetization transactions with B+L Common Shares. This prohibition prevents officers, directors and employees from owning securities without the full risks and rewards of ownership and preserves the common interests and objectives of the Company and its officers, directors and employees. The Anti-Pledging Policy generally prohibits officers, directors and employees from holding our securities in a margin account where the securities are subject to margin sales or pledging our securities as loan collateral.
Insider Trading Policy
Our Board of Directors has adopted an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities, which applies to all personnel of the Company, including directors, officers and employees, as well as the Company itself. The Company believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of the Company’s Insider Trading Policy has been filed as Exhibit 19.1 to its Annual Report on Form 10-K for the year ended December 31, 2025.

2026 PROXY STATEMENT 55

Compensation Discussion and Analysis
Compensation Risk Determination
Our Talent and Compensation Committee assesses the potential risks relating to our compensation policies and practices for our employees, including those related to our executive compensation programs. Periodically, our Talent and Compensation Committee reviews and discusses with management the relationship between the Company’s compensation policies and practices and its enterprise risk management, including the extent to which those policies and practices create risks for the Company, to ensure that such policies and practices support not only economic performance, but also compliance with our risk management objectives, and to ensure that they do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company. For our 2025 compensation programs, our Talent and Compensation Committee determined that its compensation policies and practices appropriately comply with the Company’s risk management objectives and do not encourage excessive or unnecessary risk-taking.
Tax and Accounting Implications
Tax Considerations of Our Executive Compensation
Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid by public companies for certain executive officers to $1 million.
Our Talent and Compensation Committee may continue to approve compensation that will not be fully-deductible in order to ensure competitive levels of total compensation for its executive officers.
Accounting for Our Stock-Based Compensation
We account for stock-based payments, including grants under each of our equity compensation plans, in accordance with the requirements of FASB ASC Topic 718.
Compensation Committee Report
The Report of the Talent and Compensation Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
The Talent and Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Talent and Compensation Committee

Karen L. Ling (Chair)	Steven H. Collis	Russel C. Robertson	Thomas W. Ross, Sr.

56

Compensation Discussion and Analysis
2025 Summary Compensation Table
The following table sets forth the annual and long-term compensation awarded to or paid to the NEOs for services rendered to the Company in all capacities during the years ended December 31, 2025, 2024 and 2023.

Name	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Brenton L. Saunders(7) Chairman of the Board and Chief Executive Officer	2025	1,600,000	—	23,778,578	2,799,998	4,000,000	15,750	32,194,326
	2024	1,600,000	—	16,106,834	2,799,997	3,338,400	15,525	23,860,756
	2023	1,396,923	6,500,000	27,870,000	7,305,493	2,181,436	55,199	45,309,051
Sam A. Eldessouky Executive Vice President and Chief Financial Officer	2025	777,981	250,000	2,514,714	659,996	744,000	15,750	4,962,441
	2024	766,885	—	4,479,329	750,000	829,250	15,525	6,840,989
	2023	710,769	—	2,687,500	749,999	594,048	14,850	4,757,166
A. Robert D. Bailey Executive Vice President and Chief Legal Officer	2025	767,942	—	1,714,561	449,998	673,200	27,250	3,632,951
	2024	767,423	—	3,558,049	500,000	687,582	15,525	5,528,579
	2023	519,231	200,000	2,049,705	1,999,997	430,816	14,850	5,214,599
Yehia Hashad, M.D. Executive Vice President of Research & Development and Chief Medical Officer	2025	726,116	—	1,066,839	279,996	700,800	15,750	2,789,501
	2024	696,846	—	2,867,061	312,499	629,160	20,525	4,526,091
	2023	660,000	—	1,119,765	312,500	551,616	13,613	2,657,494
Andrew J. Stewart President, Global Pharmaceuticals and International Consumer	2025	629,077	—	990,631	259,995	604,800	15,750	2,500,253
	2024	616,269	—	2,636,714	250,000	552,762	26,525	4,082,270
	2023	415,385	600,000	563,882	—	344,653	9,346	1,933,266
(1)The amounts included in this column reflect salary earned during the respective year.
(2)The amount included in this column for 2025 for Mr. Eldessouky reflects his BHC separation bonus paid in November 2025 and for Messrs. Saunders, Bailey and Stewart reflect the sign-on bonuses paid to such executives in 2023 in connection with the commencement of their employment with the Company.
(3)The amounts reflected in this column for 2025 represent the aggregate grant date fair value of the Bausch + Lomb RSUs and PSUs granted to the NEOs in 2025, computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The grant date fair values reflected in this column may differ from the approved values reflected in the CD&A because of the accounting methodology used to report the PSUs in this column, as required by SEC rules. The grant date fair value of the PSUs granted to the NEOs during 2025 was calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Subtopic 718-10, excluding the effect of estimated forfeitures. The grant date value of the PSUs granted to these NEOs in 2025 and reported in the table above, assuming the highest level of performance conditions will be achieved (200% of target levels for annual PSUs granted to all NEOs), is $16,002,867 for Mr. Saunders, $3,143,389 for Mr. Eldessouky, $2,143,194 for Mr. Bailey, $1,333,541 for Dr. Hashad, and $1,238,285 for Mr. Stewart. The amount reflected in this column and in this footnote do not represent the actual amounts that will be paid to or realized by our NEOs for awards made during the respective fiscal year. Information regarding the assumptions used to value these awards is set forth in “Note 2—Significant Accounting Policies” and “Note 13—Share Based Compensation” to the audited consolidated financial statements included in the Company’s Annual Report. In addition, Mr. Saunders’ New Hire PSUs were modified in 2025, as described in more detail on page 52. This modification resulted in an incremental fair value of such award of $12,862,500, which is reflected in the table above for 2025 for Mr. Saunders.
(4)The amounts reflected in this column for 2025 represent the aggregate grant date fair value of the Bausch + Lomb Stock Options granted to the NEOs in 2025, computed in accordance with FASB ASC Topic 718, and using Black-Scholes (excluding the effect of estimated forfeitures). Information regarding the assumptions used to value these awards is set forth in “Note 2—Significant Accounting Policies” and “Note 13—Share-Based Compensation” to the audited consolidated financial statements included in the Company’s Annual Report.
(5)The amounts reflected in this column for 2025 represent the cash payout amounts under the 2025 AIP for each of the NEOs. For additional details regarding the 2025 AIP, see page 43 under “Components of Executive Compensation—2025 Annual Incentive Program”.
(6)For 2025, amounts in this column for each NEO consist of the following:

	Saunders	Eldessouky	Bailey	Hashad	Stewart
401(k) Match	15,750	15,750	15,750	15,750	15,750
Executive Physical	—	—	11,500	—	—
Additionally, as noted above under Executive Benefits and Perquisites on page 52, for 2025, Mr. Saunders had no personal use of the Company aircraft and company car and driver.
(7)Mr. Saunders was Chairman of the Board during 2025. He did not receive any additional compensation of any kind for his services as Chairman of the Board.

2026 PROXY STATEMENT 57

Compensation Discussion and Analysis
Grants of Plan-Based Awards
The following table provides information on the grants of plan-based awards to the NEOs during the year ended December 31, 2025.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units(3) (#)	All Other Option Awards: Number of Securities (Stock or Options)(4) (#)	Exercise or Base Price of Underlying Option Awards(4) ($/Sh)	Grant Date Fair Value(5) ($)
	Approval ㅤDate	Threshold ($)		Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Brenton L. Saunders
2025 AIP	2/7/2025	2/7/2025	—	3,200,000	8,000,000
2025 RSUs	2/26/2025	2/7/2025							168,168			2,667,144
2025 Stock Options	2/26/2025	2/7/2025								600,858	15.86	2,799,998
2025 TSR PSUs	2/26/2025	2/7/2025				63,063	126,126	252,252				2,000,359
2025 Revenue Growth PSUs	2/26/2025	2/7/2025				189,189	378,378	756,756				6,001,075
2025 Matching RSU	5/22/2025	5/22/2025							22,000			247,500
2023 New Hire PSU(6)	7/21/2025	7/21/2025				(6)	750,000	2,475,000			12,862,500
Sam A. Eldessouky
2025 AIP	2/7/2025	2/7/2025	—	620,000	1,550,000
2025 RSUs	2/26/2025	2/7/2025							59,459			943,020
2025 Stock Options	2/26/2025	2/7/2025								141,630	15.86	659,996
2025 TSR PSUs	2/26/2025	2/7/2025				12,387	24,774	49,548				392,915
2025 Revenue Growth PSUs	2/26/2025	2/7/2025				37,162	74,324	148,648				1,178,779
A. Robert D. Bailey
2025 AIP	2/7/2025	2/7/2025	—	612,000	1,530,000
2025 RSUs	2/26/2025	2/7/2025							40,540			642,964
2025 Stock Options	2/26/2025	2/7/2025								96,566	15.86	449,998
2025 TSR PSUs	2/26/2025	2/7/2025				8,446	16,891	33,782				267,891
2025 Revenue Growth PSUs	2/26/2025	2/7/2025				25,338	50,675	101,350				803,706
Yehia Hashad, M.D.
2025 AIP	2/7/2025	2/7/2025	—	584,000	1,460,000
2025 RSUs	2/26/2025	2/7/2025							25,225			400,069
2025 Stock Options	2/26/2025	2/7/2025								60,085	15.86	279,996
2025 TSR PSUs	2/26/2025	2/7/2025				5,255	10,510	21,020				166,688
2025 Revenue Growth PSUs	2/26/2025	2/7/2025				15,766	31,531	63,062				500,082
Andrew J. Stewart
2025 AIP	2/7/2025	2/7/2025	—	504,000	1,260,000
2025 RSUs	2/26/2025	2/7/2025							23,423			371,489
2025 Stock Options	2/26/2025	2/7/2025								55,793	15.86	259,995
2025 TSR PSUs	2/26/2025	2/7/2025				4,880	9,759	19,518				154,777
2025 Revenue Growth PSUs	2/26/2025	2/7/2025				14,640	29,279	58,558				464,365
(1)2025 AIP represents the threshold, target and maximum awards set under the 2025 AIP. The values set forth in this row reflect their threshold, target and maximum bonus opportunities for fiscal year 2025.
(2)This column shows the number of PSUs granted in 2025. PSUs cliff vest on the third anniversary of the grant date, in each case assuming achievement of minimum performance criteria and continued employment through the applicable vesting date.
(3)This column shows the number of RSUs granted in 2025. These RSUs will vest ratably on the first three anniversaries of the grant, in each case subject to continued employment through the applicable vesting dates.
(4)This column shows the number of non-qualified Stock Options granted in 2025. These Stock Options vest ratably on the first three anniversaries of the grant date, subject to continued employment through the applicable vesting dates, and remain exercisable until the ten-year anniversary of the grant date. The exercise price is the closing price on the date of grant of the B+L Common Shares. The aggregate number of Stock Options granted in 2025 expressed as a percentage of the total issued and outstanding B+L Common Shares as of December 31, 2025 (otherwise known as the “burn rate”) was 0.4%.

58

Compensation Discussion and Analysis
(5)The amounts reflected in this column represent the aggregate grant date fair value of the Bausch + Lomb equity awards granted to the NEOs in 2025, computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) and, for Stock Options, was determined using Black-Scholes (excluding the effect of estimated forfeitures). For PSUs, the grant date fair value is based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Subtopic 718-10. The grant date fair values reflected in this column may differ from the approved values reflected in the CD&A because of the accounting methodology used to report the PSUs in this column, as required by SEC rules.
(6)Mr. Saunders’ New Hire PSUs were modified in 2025, as described in more detail on page 52. This modification resulted in an incremental fair value of such award of $12,862,500.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the outstanding Bausch + Lomb and BHC equity awards held by the NEOs as of December 31, 2025. The market value of the stock awards is based on the closing market price on December 31, 2025, which was $17.08 for B+L Common Shares.

Name	Security	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brenton L. Saunders	BLCO	2/23/2023	879,120	439,561(1)	18.60	2/23/2033
	BLCO	2/23/2023					187,500(2)	3,202,500
	BLCO	2/23/2023							900,000(3)	15,372,000
	BLCO	2/28/2024	189,701	379,404(1)	16.85	2/28/2034
	BLCO	2/28/2024					125,280(4)	2,139,782
	BLCO	2/28/2024							375,839(5)	6,419,330
	BLCO	2/28/2024							281,879(6)	4,814,493
	BLCO	2/28/2024							302,013(7)	5,158,382
	BLCO	8/5/2024					21,500(15)	367,220
	BLCO	2/26/2025	—	600,858(1)	15.86	2/26/2035
	BLCO	2/26/2025					168,168(4)	2,872,309
	BLCO	2/26/2025							378,378(8)	6,462,696
	BLCO	2/26/2025							63,063(9)	1,077,116
	BLCO	5/22/2025					22,000(15)	375,760
Sam A. Eldessouky	BHC	3/1/2017	31,430(10)	—	14.38	3/1/2027
	BHC	3/7/2018	31,697(10)	—	15.32	3/7/2028
	BHC	2/27/2019	22,149(10)	—	23.16	2/27/2029
	BHC	2/26/2020	28,429(10)	—	24.77	2/26/2030
	BHC	3/3/2021	16,374(10)	—	32.56	3/3/2031
	BHC	6/1/2021	122,427(10)	—	32.03	6/1/2031
	BLCO	5/5/2022	—	494,505(11)	18.00	5/5/2032
	BLCO	5/5/2022					125,000(12)	2,135,000
	BLCO	3/1/2023	90,744	45,372(1)	17.96	3/1/2033
	BLCO	3/1/2023					14,173(4)	242,075
	BLCO	3/1/2023							70,578(13)	1,205,472
	BLCO	3/1/2023							42,517(14)	726,190
	BLCO	2/28/2024	50,813	101,626(1)	16.85	2/28/2034
	BLCO	2/28/2024					33,557(4)	573,154
	BLCO	2/28/2024							67,113(5)	1,146,290
	BLCO	2/28/2024							50,335(6)	859,722
	BLCO	2/28/2024							302,013(7)	5,158,382
	BLCO	2/26/2025	—	141,630(1)	15.86	2/26/2035
	BLCO	2/26/2025					59,459(4)	1,015,560
	BLCO	2/26/2025							74,324(8)	1,269,454
	BLCO	2/26/2025							12,387(9)	211,570

2026 PROXY STATEMENT 59

Compensation Discussion and Analysis

Name	Security	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. Robert D. Bailey	BLCO	5/4/2023	286,122	143,062(1)	17.50	5/4/2033
	BLCO	4/24/2023					40,167(4)	686,052
	BLCO	2/28/2024	33,875	67,751(1)	16.85	2/28/2034
	BLCO	2/28/2024					22,372(4)	382,114
	BLCO	2/28/2024							44,743(5)	764,210
	BLCO	2/28/2024							33,557(6)	573,154
	BLCO	2/28/2024							302,013(7)	5,158,382
	BLCO	2/26/2025	—	96,566(1)	15.86	2/26/2035
	BLCO	2/26/2025					40,540(4)	692,423
	BLCO	2/26/2025							50,675(8)	865,529
	BLCO	2/26/2025							8,446(9)	144,258
Yehia Hashad, M.D.	BLCO	5/5/2022	—	137,362(11)	18.00	5/5/2032
	BLCO	5/5/2022					34,722(12)	593,052
	BLCO	3/1/2023	37,810	18,905(1)	17.96	3/1/2033
	BLCO	3/1/2023					5,905(4)	100,857
	BLCO	3/1/2023							29,406(13)	502,254
	BLCO	3/1/2023							17,715(14)	302,572
	BLCO	2/28/2024	21,172	42,344(1)	16.85	2/28/2034
	BLCO	2/28/2024					13,982(4)	238,813
	BLCO	2/28/2024							27,964(5)	477,625
	BLCO	2/28/2024							20,973(6)	358,219
	BLCO	2/28/2024							302,013(7)	5,158,382
	BLCO	2/26/2025	—	60,085(1)	15.86	2/26/2035
	BLCO	2/26/2025					25,225(4)	430,843
	BLCO	2/26/2025							31,531(8)	538,549
	BLCO	2/26/2025							5,255(9)	89,755
Andrew J. Stewart	BLCO	4/24/2023					11,050(4)	188,734
	BLCO	2/28/2024	16,937	33,876(1)	16.85	2/28/2034
	BLCO	2/28/2024					11,186(4)	191,057
	BLCO	2/28/2024							22,371(5)	382,097
	BLCO	2/28/2024							16,778(6)	286,568
	BLCO	2/28/2024							302,013(7)	5,158,382
	BLCO	2/26/2025	—	55,793(1)	15.86	2/26/2035
	BLCO	2/26/2025					23,423(4)	400,065
	BLCO	2/26/2025							29,279(8)	500,085
	BLCO	2/26/2025							4,880(9)	83,350
(1)Non-qualified Stock Options will vest ratably on the first three anniversaries of the grant date, subject to continued employment through the applicable vesting date. Stock Options will remain exercisable until the ten-year anniversary of the grant date.
(2)Mr. Saunders’ RSUs that were granted upon his hire are scheduled to vest in two equal installments on the second and third anniversaries of the grant date, subject to continued employment through each applicable vesting date. As of February 23, 2026, these RSUs are fully vested.
(3)Mr. Saunders’ PSUs granted upon hire will cliff vest on February 23, 2029, assuming achievement of minimum performance criteria and continued employment through the applicable vesting date. As discussed above under Mr. Saunders’ Employment Agreement section on page 52, the PSUs vest between 120% and 330% of target. The amount reported here as outstanding reflects 120% of target.
(4)Represents RSUs that are scheduled to vest ratably on the first three anniversaries of the grant date, subject to continued employment through each applicable vesting date.
(5)PSUs will cliff vest on the third anniversary of the grant date, assuming achievement of minimum revenue growth performance criteria and continued employment through the applicable vesting date. The average of performance in 2024 and 2025, plus target performance for 2026, are reported as outstanding (133%). Revenue growth is measured each year, and the number of PSUs that are ultimately achieved will be determined following the end of the performance period on December 31, 2026 based on performance in each of 2024, 2025, and 2026.
(6)PSUs will cliff vest on the third anniversary of the grant date, assuming achievement of minimum relative TSR performance criteria and continued employment through the applicable vesting date. Based on performance as of December 31, 2025, the target number of shares (100%) is reported as

60

Compensation Discussion and Analysis
outstanding. Relative TSR will be measured at the end of the performance period, and the number of PSUs that are ultimately achieved will be determined following the end of the performance period on December 31, 2026.
(7)Outperformance PSUs cliff vest on the third anniversary of the grant date, assuming achievement of (i) a revenue metric (measured for fiscal year 2026) and (ii) rTSR metric measured over the three-year period ending December 31, 2026. Based on performance as of December 31, 2025, the maximum number of shares (300%) is reported as outstanding.
(8)PSUs will cliff vest on the third anniversary of the grant date, assuming achievement of minimum Organic Revenue Growth (non-GAAP) performance criteria and continued employment through the applicable vesting date. The average of performance in 2025, plus target performance in 2026 and 2027, are reported as outstanding (100%). Organic Revenue Growth (non-GAAP) is measured each year, and the number of PSUs that are ultimately achieved will be determined following the end of the performance period on December 31, 2027 based on performance in each of 2025, 2026, and 2027.
(9)PSUs will cliff vest on the third anniversary of the grant date, assuming achievement of minimum relative TSR performance criteria and continued employment through the applicable vesting date. Based on performance as of December 31, 2025, the threshold number of shares (50%) is reported as outstanding. Relative TSR will be measured at the end of the performance period, and the number of PSUs that are ultimately achieved will be determined following the end of the performance period on December 31, 2027.
(10)BHC non-qualified Stock Options remain exercisable until the ten-year anniversary of the grant date.
(11)The Founder Stock Options will vest ratably on the first three anniversaries of the grant date, or, if later, upon the full separation from BHC or a change in control of the Company, subject to continued employment as of the vesting date. The Founder Stock Options will remain exercisable until the ten-year anniversary of the grant date. As described in the 2024 proxy statement, if BHC’s spin-off distribution of B+L Common Shares does not occur by May 5, 2026, these Stock Options will vest.
(12)The Founder RSUs for Mr. Eldessouky will vest 50% on each of the second and third anniversaries of the grant date or, if later, the earlier of the full separation from BHC or a change in control of the Company assuming continued employment through the applicable vesting date. The Founder RSUs for Dr. Hashad will vest 100% on the second anniversary from the grant date, or, if later, the earlier of the full separation from BHC or a change in control of the Company assuming continued employment through the applicable vesting date. As described in the 2024 proxy statement, if BHC’s spin-off distribution of B+L Common Shares does not occur by May 5, 2026, these RSUs will vest.
(13)PSUs cliff vested on the third anniversary of the grant date based on Organic Revenue Growth (non-GAAP) performance criteria. As described on page 49, 166% of PSUs fully vested on March 1, 2026.
(14)PSUs cliff vested on the third anniversary of the grant date based on relative TSR performance criteria. As described on page 49, 100% of PSUs fully vested on March 1, 2026.
(15)Represents Matching RSUs that will vest ratably on the first three anniversaries of the grant date, assuming continued employment through each applicable vesting date.
Option Exercises and Stock Vested
The following table provides information regarding option exercises by the NEOs during 2025 and B+L Common Shares acquired on the vesting of RSUs held by the NEOs during 2025.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Net Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brenton L. Saunders	—	—	10,750	155,230
Sam A. Eldessouky	—	—	11,667	167,071
A. Robert D. Bailey	—	—	40,167	557,920
Yehia Hashad, M.D.	—	—	11,667	167,071
Andrew J. Stewart	—	—	11,050	153,485
(1)The amounts reflected in this column represent the market value of the underlying B+L Common Shares as of the vesting date.

2026 PROXY STATEMENT 61

Compensation Discussion and Analysis
Potential Payments upon Termination or Change in Control
The following table sets forth the expected benefits to be received by each current NEO in each of the following termination scenarios. This table assumes a termination date of December 31, 2025 and a stock price of $17.08 for B+L Common Shares, which was the closing price on December 31, 2025, the last business day of the year. The receipt of benefits is generally subject to the execution and non-revocation of a release of claims. Other relevant assumptions and explanations are set forth in the footnotes following the table.

	Termination without Cause or for Good Reason ($)	Termination in connection with a Change in Control ($)	Termination due to Death or Disability ($)	Termination due to Retirement ($)
Brenton L. Saunders
Cash(1) (2)	13,600,000	14,538,400	—	—
BLCO RSUs and PSUs(3) (4)(5)	38,023,787	44,014,178	39,020,612	—
BLCO Stock Options(3) (4)(5)	537,802	820,310	820,310	—
Other Benefits(6)	45,078	45,078	—	—
Total Estimated Incremental Value	52,206,667	59,417,966	39,840,922	—
Sam A. Eldessouky
Cash(7)	2,015,000	3,410,000	—	—
BLCO RSUs and PSUs(8) (9)(12)	5,771,130	13,243,892	10,600,677	—
BLCO Stock Options(8) (9)(12)	—	196,163	196,163	—
Other Benefits(13)	22,539	22,539	—	—
Total Estimated Incremental Value	7,808,669	16,872,594	10,796,840	—
A. Robert D. Bailey
Cash(10)	1,989,000	3,366,000	—	—
BLCO RSUs and PSUs(11)(12)(14)	1,740,327	8,775,844	6,027,149	1,202,100
BLCO Stock Options(11)(12)(14)	—	133,393	133,393	15,583
Other Benefits(13)	17,833	35,666	—	—
Total Estimated Incremental Value	3,747,160	12,310,903	6,160,542	1,217,683
Yehia Hashad, M.D.
Cash(7)	1,898,000	3,212,000	—	—
BLCO RSUs and PSUs(8) (9)(12)	2,108,083	8,251,299	5,976,205	—
BLCO Stock Options(8) (9)(12)	—	83,043	83,043	—
Other Benefits(13)	25,395	25,395	—	—
Total Estimated Incremental Value	4,031,478	11,571,737	6,059,248	—
Andrew J. Stewart
Cash(10)	1,638,000	2,772,000	—	—
BLCO RSUs and PSUs(11)(12)	715,859	6,956,419	4,516,596	—
BLCO Stock Options(12)	—	75,859	75,859	—
Other Benefits(13)	22,539	45,078	—	—
Total Estimated Incremental Value	2,376,398	9,849,356	4,592,455	—
(1)As shown above under “Termination without Cause or for Good Reason” and “Termination in connection with a Change in Control,” if Mr. Saunders’ employment is terminated by the Company without Cause, due to the Company’s non-renewal of the employment term, or if he resigns for Good Reason (in each case as defined in the CEO Employment Agreement), Mr. Saunders will be entitled to receive his earned but unpaid annual bonus for the year preceding his termination date, a prorated annual bonus for the year of his termination based on actual performance (or, if the Good Leaver Termination occurs within 30 days prior to or 24 months following a change in control, based on the greater of actual performance and target performance), a lump sum cash payment equal to two times the sum of his base salary and target bonus (or, if the Good Leaver Termination is during the change in control period, two times the sum of his base salary and the greater of his average annual bonus for the two performance years prior to the year of his termination date and his target bonus). These severance benefits are subject to his execution and non-revocation of a release of claims against the Company.
(2)If Mr. Saunders experiences a termination of employment due to his death or disability, he will be entitled to receive his earned but unpaid annual bonus for the year prior to his termination date.

62

Compensation Discussion and Analysis
(3)As shown above under “Termination without Cause or for Good Reason” if Mr. Saunders’ employment is terminated by the Company without Cause, due to the Company’s non-renewal of the employment term, or if he resigns for Good Reason, Mr. Saunders will be entitled to pro-rata vesting of 2025 and 2024 RSU and Stock Option awards and pro-rata vesting based on actual performance of 2025 and 2024 annual PSU awards (with an additional 12 months of vesting credit for any time-vesting equity awards held that have also met applicable minimum service requirements) and full vesting of the 2023 Equity Awards (with the PSUs vesting based on actual performance through the termination date and the Stock Options remaining exercisable for the remainder of their term).
(4)As shown above under “Termination in connection with a Change in Control,” if Mr. Saunders’ employment is terminated by the Company without Cause, due to the Company’s non-renewal of the employment term, or if he resigns for Good Reason, Mr. Saunders will be entitled to full vesting of 2025 and 2024 RSU and Stock Option awards, full vesting of 2025 (at the greater of target or actual) and pro-rata vesting of 2024 (at target) annual PSU awards, and full vesting of Outperformance (“OPA”) PSUs at the higher of target and actual revenue performance and actual rTSR performance through the termination date (and Stock Options remaining exercisable for the remainder of their applicable term) and full vesting of the 2023 Equity Awards (with the PSUs vesting based on the greater of actual performance through the termination date and target, and the Stock Options remaining exercisable for the remainder of their term).
(5)As shown above under “Termination due to Death or Disability,” if Mr. Saunders experiences a termination of employment due to his death or disability, he will be entitled to full vesting of 2025 and 2024 RSU and Stock Option awards, pro-rata vesting based on actual performance of 2025 and 2024 annual PSU awards, pro-rata vesting of OPA PSUs at actual performance through the termination date and full vesting of the 2023 Equity Awards (with the PSUs vesting based on actual performance through his termination date and the Stock Options remaining exercisable for the remainder of their term).
(6)As shown above under “Termination without Cause or for Good Reason” and “Termination in connection with a Change in Control,” if Mr. Saunders’ employment is terminated by the Company without Cause, due to the Company’s non-renewal of the employment term, or if he resigns for Good Reason, Mr. Saunders will be entitled to receive up to 24 months of COBRA continuation coverage. He is also entitled to receive two additional years of age or service credit under Company retirement plans, subject to the terms of such plan or program.
(7)As shown above under “Termination without Cause or for Good Reason,” the severance benefits payable to Mr. Eldessouky and Dr. Hashad provide that, in the event of an involuntary termination of employment by the Company without “cause” or resignation for “good reason” (as defined in their respective employment agreements), then they will be eligible to receive a cash severance payment equal to one times the sum of their annual base salary and annual target incentive award, plus payment of an annual cash bonus award for the year of termination (based on the lesser of actual achievement of applicable performance goals and target bonus, prorated based on the number of days employed during the year). As shown above under “Termination in connection with a Change in Control,” if Mr. Eldessouky and Dr. Hashad are terminated without cause, or for good reason, in contemplation of a change in control or within 12 months following a change in control, they will receive a cash severance payment equal to two times the sum of annual base salary and annual target incentive award, plus payment of an annual cash bonus award for the year of termination (based on target achievement and prorated based on the number of days employed during the year).
(8)As shown above under “Termination without Cause or for Good Reason,” the Founder RSUs issued to Mr. Eldessouky and Dr. Hashad in May 2022 will vest upon their termination of service. As shown above under “Termination in connection with a Change in Control” and “Termination due to Death or Disability,” Founder RSUs and Founder Stock Options fully vest.
(9)As shown above under “Termination without Cause or for Good Reason,” the RSUs issued to Mr. Eldessouky and Dr. Hashad in 2023 will vest upon their termination of service on a pro-rata basis, the Stock Options will be forfeited, and the PSUs will vest on a pro-rata basis based on actual performance. As shown above under “Termination in connection with a Change in Control” and “Termination due to Death or Disability,” RSUs and Stock Options fully vest, and PSUs pro-rata vest based on target performance in the case of a change in control and actual performance in the case of death or disability.
(10)As shown above under “Termination without Cause or for Good Reason” and “Termination in connection with a Change in Control,” if Mr. Bailey or Mr. Stewart’s employment is terminated by the Company without Cause, due to the Company’s non-renewal of the employment term, or if resigning for Good Reason, Mr. Bailey and Mr. Stewart will be entitled to receive their earned but unpaid annual bonus for the year preceding their termination date, a prorated annual target bonus for the year of termination, and a lump sum cash payment equal to one times the sum of base salary and target bonus (or two times if in contemplation of a change in control, or within twelve months following a change in control). These severance benefits are subject to Mr. Bailey and Mr. Stewart’s execution and non-revocation of a release of claims against the Company. If Mr. Bailey or Mr. Stewart experiences a termination of employment due to death or disability, Mr. Bailey and Mr. Stewart will be entitled to receive any earned but unpaid annual bonus for the year prior to termination date.
(11)As shown above under “Termination without Cause or for Good Reason,” “Termination in connection with a Change in Control” and “Termination due to Death or Disability,” the RSUs issued to Mr. Bailey and Mr. Stewart upon hire will vest upon their termination of service, and the Stock Options granted to Mr. Bailey will vest upon his termination of service.
(12)As shown above under “Termination without Cause or for Good Reason,” Messrs. Eldessouky, Bailey and Stewart and Dr. Hashad will be entitled to pro-rata vesting of 2025 and 2024 RSU awards and pro-rata vesting based on actual performance of 2025 and 2024 annual PSU awards (after a minimum requirement to be employed one year from the date of grant). As shown above under “Termination in connection with a Change in Control,” Messrs. Eldessouky, Bailey and Stewart and Dr. Hashad will be entitled to full vesting of 2025 and 2024 RSU and Stock Option awards, full vesting of 2025 (at the greater of target or actual) and pro-rata vesting of 2024 (at target) annual PSU awards, and full vesting of OPA PSUs at the higher of target and actual revenue performance (and actual rTSR performance) through the termination date. As shown above under “Termination due to Death or Disability,” Messrs. Eldessouky, Bailey and Stewart and Dr. Hashad will be entitled to full vesting of 2025 and 2024 RSU and Stock Option awards, pro-rata vesting based on actual performance of 2025 and 2024 annual PSU awards, and pro-rata vesting of OPA PSUs at actual performance through the termination date.
(13)As shown above under “Termination without Cause or for Good Reason” and “Termination in connection with a Change in Control,” Messrs. Eldessouky, Bailey and Stewart and Dr. Hashad are entitled to receive 12 months of COBRA continuation coverage (or 24 months for Mr. Bailey and Mr. Stewart if in contemplation of a change in control, or within twelve months following a change in control).
(14)As shown above under “Termination due to Retirement,” Mr. Bailey will be entitled to full vesting of annual RSUs and Stock Options and pro-rata vesting of PSUs based on actual performance after a minimum requirement to be employed one year from the date of grant (excluding the OPA PSU which does not have a retirement provision).

2026 PROXY STATEMENT 63

Compensation Discussion and Analysis
2025 Pay Ratio Disclosure
Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2025:
+the median of the annual total compensation of all our employees (excluding our CEO) was $50,904;
+the annual total compensation of our CEO was $32,194,326; and
+the ratio of these two amounts was 632 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
Methodology for Identifying Our Median Employee
Employee Population
To identify the median of the annual total compensation of all of our employees (other than our CEO), we first identified our total employee population from which we determined our median employee. We determined that, as of December 31, 2025, our employee population consisted of approximately 13,200 individuals (of which approximately 37% were located in the United States and 63% were located in jurisdictions outside the United States).
As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our median employee by excluding approximately 571 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions (less than 70), as follows: Argentina, Australia, Austria, Belarus, Belgium, Croatia, Czech Republic, Greece, Hungary, Indonesia, Kazakhstan, Philippines, Portugal, Romania, Saudi Arabia, Serbia, Singapore, Slovakia, Slovenia, South Africa, Sweden, Switzerland, Ukraine, and United Arab Emirates.
After taking into account the above-described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our median employee consisted of approximately 12,600 individuals.
Determining our Median Employee
To identify our median employee from our adjusted employee population, we compared the amount of base salary of our employees as reflected in our employee records and converted to U.S. Dollars. In making this determination, we utilized the annualized compensation of our full-time employees, including those who were hired in 2025 (but did not work for us for the entire fiscal year) and permanent part-time employees (reflecting what they would have earned if they had worked the entire year at their part-time schedule). We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Due to certain anomalous compensation characteristics of the median employee that we initially identified, we substituted the originally identified median employee with another employee who has substantially similar compensation based on the consistently applied compensation measure, in accordance with applicable SEC rules and regulations.
Determination of Annual Total Compensation of our Median Employee and our CEO
Once we identified our median employee, we then calculated such employee’s annual total compensation for 2025 by using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2025 as set forth in the 2025 Summary Compensation Table on page 57.
Our CEO’s annual total compensation for 2025 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2025 Summary Compensation Table.

64

Compensation Discussion and Analysis
Please note that SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
Pay Versus Performance
The following table sets forth the compensation for our Principal Executive Officer (the “PEO”) and the average compensation for our other NEOs, both as reported in the 2025 Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our Peer Group, Net (Loss) Income and Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)(5).

Year (a)	Summary Compensation Table Total for PEO (Brenton L. Saunders)(1) (b)	Compensation Actually Paid to PEO (Brenton L. Saunders)(2) (c)	Summary Compensation Table Total for PEO (Joseph C. Papa)(1) (b)	Compensation Actually Paid to PEO (Joseph C. Papa)(2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) (d)	Average Compensation Actually Paid to Non-PEO NEOs(2) (e)	Value of Initial Fixed $100 Investment Based On:		Net (Loss) Income(4) (h)	Adjusted EBITDA excluding Acquired IPR&D (non- GAAP)(5) ($) (i)
							Total Shareholder Return(3) (f)	Peer Group Total Shareholder Return(3) (g)
2025	32,194,326	27,233,709	—	—	3,471,287	5,846,348	85.40	90.74	(360)	891
2024	23,860,756	21,412,419	—	—	5,244,482	5,414,562	90.30	93.86	(317)	878
2023	45,309,051	36,157,891	9,528,086	5,644,847	4,318,944	3,286,641	85.30	103.30	(260)	738
2022	—	—	19,781,761	(3,950,168)	4,434,753	1,920,894	77.55	96.74	6	720(6)
(1)Compensation for our PEOs reflects the amounts reported in the Summary Compensation Table for the respective years. Our PEO in 2022 was Mr. Papa, our PEOs in 2023 were Mr. Saunders and Mr. Papa, and our PEO in 2024 and 2025 was Mr. Saunders. Average compensation for non-PEOs in 2022 includes the following NEOs: Mr. Eldessouky, Ms. Ackermann, Mr. Gordon, and Dr. Hashad. Average compensation for non-PEOs in 2023 includes the following NEOs: Mr. Eldessouky, Mr. Bailey, Dr. Hashad, Mr. Stewart, Ms. Ackermann, and Mr. Gordon. Average compensation for non-PEOs in 2024 and 2025 includes the following NEOs: Mr. Eldessouky, Mr. Bailey, Dr. Hashad, and Mr. Stewart.
(2)Compensation actually paid for the PEO and average compensation actually paid for our non-PEO NEOs in 2025 reflect the respective amounts set forth in columns (b) and (d), adjusted as follows in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. The amounts in the table below reflect the year-over-year change in fair value of equity awards granted to our NEOs in 2025. For information regarding the decisions made by our Talent and Compensation Committee in regards to the PEO’s and our other NEOs’ compensation for fiscal year 2025, see the “Compensation Discussion and Analysis” beginning on page 38.

PEO 2025 (Brenton L. Saunders)		Non-PEOs 2025
Summary Compensation Table Total	32,194,326	3,471,287
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	26,578,576	1,984,183
Plus Fair Value for Awards Granted in the Covered Year	15,143,458	2,175,569
Change in Fair Value of BLCO Outstanding Unvested Awards from Prior Years	8,660,385	2,585,026
Change in Fair Value of BLCO Awards from Prior Years that Vested in the Covered Year	(2,185,884)	(401,351)
Less Fair Value of BLCO Awards Forfeited during the Covered Year	—	—
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	—	—
Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	—	—
Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	—	—
Compensation Actually Paid	27,233,709	5,846,348
Fair values set forth in the table above are computed in accordance with FASB ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date or fair values of awards that were forfeited in the covered year, which are valued as of the last day of the year immediately preceding the covered year.
(3)TSR is cumulative for the measurement periods beginning on the B+L IPO date and ending on each of December 31, 2025, December 31, 2024, December 31, 2023, and December 31, 2022, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The Peer Group for purposes of this table is the same as our Peer Group as determined under Item 201(e) of Regulation S-K and described in Item 5 of the Company’s Annual Report.
(4)Presented in millions. Reflects “Net (Loss) Income” as required to be disclosed in the Company’s Consolidated Statements of Income included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2025, December 31, 2024, December 31, 2023, and December 31, 2022.
(5)Presented in millions. EBITDA (non-GAAP) is Net (Loss) Income attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest expense, net, provision for income taxes, and depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for asset impairments, restructuring, integration and transformation costs, acquisition-related costs and adjustments (excluding amortization of intangible assets), share-based compensation, separation costs and separation-related costs, and other non-GAAP adjustments. Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) is Adjusted EBITDA further adjusted to exclude Acquired IPR&D. This is a non-GAAP measure. Please see Appendix C for additional information and a reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures and ratios.
(6)Has not been adjusted to exclude approximately $1 million of Acquired IPR&D.

2026 PROXY STATEMENT 65

Compensation Discussion and Analysis
The following table sets forth an unranked list of the financial performance measures that we view as the “most important” measures for linking our NEOs’ compensation to performance, as specifically listed below, which are metrics utilized under our annual cash and long-term incentive programs for 2025.
For more information on the financial performance metrics that are listed below and how they are utilized in our compensation program, please see “Compensation Discussion and Analysis”.

Performance Measures
Revenues
Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)*
Organic Revenue Growth (non-GAAP)**
Relative Total Shareholder Return
Absolute Shareholder Return
*    Adjusted EBITDA excluding Acquired IPR&D is a non-GAAP measure.
**    Organic revenue growth, a non-GAAP ratio, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of acquisitions, divestitures and discontinuations.
See Appendix C for additional information on non-GAAP financial measures and ratios.
Relationship Between Financial Measures and Compensation Actually Paid
The SEC’s rules require that the pay versus performance disclosure include an unranked list of three to seven performance measures that the Company considers to be its most important measures used to align compensation actually paid to the NEOs to a company’s performance. The table above represents the unranked list of the “most important” financial measures the Company used to align compensation actually paid to our NEOs for fiscal year 2025 to the Company’s performance.
From the above list of performance measures, we view Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) as our most important financial performance measure used to link compensation actually paid to our PEOs and other NEOs to Company performance for fiscal 2025. Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) is a key component of the Company’s performance-based incentive compensation program and is utilized under our AIP given it is a performance measure over which our NEOs can have significant impact. In addition, Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) is directly linked to the Company’s long-term strategic growth plan and performance that drive shareholder value and is highly correlated with fluctuations in our stock price. Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) is also being introduced in 2026 as part of the long-term incentive program, as described on page 50.
As for the other performance measures listed in the table above, in fiscal 2025, Organic Revenue Growth (non-GAAP)** was weighted 75% and relative total shareholder return was weighted 25% in our long-term performance-based incentive compensation program, and absolute shareholder return ultimately impacts the value delivered under this program, all of which were key components of our NEOs’ pay in 2025.
For additional information regarding how the above listed performance measures were utilized as part of our executive compensation program in fiscal 2025, see “Compensation Discussion and Analysis.”

66

Compensation Discussion and Analysis
Compensation Actually Paid Versus TSR and Versus Peer Group TSR
The following graph shows how the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs compared with our cumulative TSR and the cumulative TSR of our Peer Group over the covered fiscal years.

Compensation Actually Paid (CAP) vs. BLCO TSR and Peer TSR
Compensation Actually Paid (in MM)
Total Shareholder Return
$40
$35
$30
$25
$20
$15
$10
$5
$0
$-5
$-10
5%
0%
-5%
-10%
-15%
-20%
-25%
2022
2023
2024
2025
$(4)
$2
(3)%
(22)%
$6
$36
$3
3%
(15)%
$21
$5
(6)%
(10)%
$27
$6
(9)%
(15)%
PEO Papa CAP
PEO Saunders CAP
NEOs CAP
BLCO TSR
Peer TSR

For additional details regarding how TSR was utilized under our 2025 compensation program to link pay with performance, please refer to the Long-Term Incentive Program description starting on page 47.
Compensation Actually Paid Versus Net Income (Loss)
The following graph shows how the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs compared with our Net Income (Loss) over the covered fiscal years.

Compensation Actually Paid (CAP) vs. Net Income (Loss)
Compensation Actually Paid (in MM)
Net Income (in MM)
$40
$35
$30
$25
$20
$15
$10
$5
$0
$-5
$-10
$50
$0
$-50
$-100
$-150
$-200
$-250
$-300
$-350
$-400
$6
$36
$27
$21
$6
$(260)
$5
$6
$2
$3
$(317)
$(4)
$(360)
2022
2023
2024
2025
PEO Papa CAP
PEO Saunders CAP
NEOs CAP
Net Income

2026 PROXY STATEMENT 67

Compensation Discussion and Analysis
Compensation Actually Paid Versus Adjusted EBITDA excluding Acquired IPR&D (Non-GAAP)*
The following graph shows how the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs compared with our Adjusted EBITDA excluding Acquired IPR&D (Non-GAAP)* over the covered fiscal years.

Compensation Actually Paid (CAP) vs. Adjusted EBITDA
Compensation Actually Paid (in MM)
Adjusted EBITDA (in MM)
$40
$35
$30
$25
$20
$15
$10
$5
$0
$-5
$-10
$1000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$(4)
$2
$720**
$6
$36
$3
$738
$21
$5
$878
$27
$6
$891
2022
2023
2024
2025
PEO Papa CAP
PEO Saunders CAP
NEOs CAP
Adjusted EBITDA (non-GAAP)

For additional details regarding how Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)* was utilized under our 2025 compensation program to link pay with performance, please refer to the 2025 Annual Incentive Program description starting on page 43.
*    Excludes Acquired IPR&D. This is a non-GAAP measure. See Appendix C for additional information on non-GAAP measures and ratios and a reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures and ratios.
**    Has not been adjusted to exclude approximately $ 1 million of Acquired IPR&D.

68

PROPOSAL 3

Approval of an Amendment and Restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan

We are asking that our shareholders vote in favor of approving an amendment and restatement (the “amendment”) of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan (as amended and restated from time to time) (the “Omnibus Plan”) to increase the number of B+L Common Shares of the Company authorized for issuance under the Omnibus Plan by an additional 25,000,000 B+L Common Shares. This amendment to the Omnibus Plan was approved by the Board on April 3, 2026, subject to shareholder approval.
Background
The Omnibus Plan, which was originally established by the Company effective as of May 5, 2022, and was subsequently amended and restated effective as of April 24, 2023 and May 29, 2024, authorizes a total of 52,000,000 B+L Common Shares for issuance pursuant to awards under the plan (the “Existing Share Pool”), plus shares underlying Converted Awards (as defined below) granted in connection with the Distribution, as described below. As of March 31, 2026, 7,339,916 Common Shares remained available for future issuance pursuant to the Existing Share Pool under the Omnibus Plan.
If the proposed amendment to increase the number of B+L Common Shares authorized for issuance under the Omnibus Plan is approved by our shareholders, then, effective as of May 20, 2026, the number of B+L Common Shares authorized for issuance under the Omnibus Plan will increase by an additional 25,000,000 B+L Common Shares (subject to adjustment in accordance with the plan). The additional 25,000,000 B+L Common Shares that will be authorized for issuance under the Omnibus Plan, if this proposed amendment is approved, represent approximately 7% of the common shares outstanding on a fully-diluted basis as of December 31, 2025.
In connection with the approval of the amendment to the Omnibus Plan, our Board and Talent and Compensation Committee carefully considered our anticipated future equity needs, our historical equity incentive compensation practices and the advice of our Talent and Compensation Committee’s independent compensation consultant. Our Board believes that the increased number of B+L Common Shares available for issuance under the Omnibus Plan represents a reasonable amount of potential additional equity dilution and allows us to continue awarding equity incentives, which are an important component of our compensation program as discussed in “Compensation Discussion and Analysis” beginning on page 38.
If the proposed amendment to increase the share reserve under the Omnibus Plan is not approved by our shareholders, then the Omnibus Plan will remain in effect in accordance with its existing terms, and we will continue to grant equity incentive awards under the Omnibus Plan until the earlier of its expiration on May 29, 2034 or the date on which there cease to be any shares remaining available for issuance under the Omnibus Plan. Following the expiration of the Omnibus Plan or the exhaustion of the existing share reserve, we will be unable to maintain our current equity grant practices, and therefore we will be at a significant competitive disadvantage in attracting and retaining talent. We may also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our shareholders as effectively as equity incentive awards.
Summary of the Omnibus Plan
The following is a summary of the material terms of the Omnibus Plan, as amended. This summary does not purport to be complete and is qualified in its entirety by the full text of the Omnibus Plan, as amended, a copy of which is included as Appendix B to this Proxy Statement. The capitalized terms not otherwise defined in this summary have the meanings assigned to them in the Omnibus Plan.

2026 PROXY STATEMENT 69

Proposal 3
Purpose
The purpose of the Omnibus Plan is to align the long-term financial interests of our employees, directors, consultants and other service providers with the interests of our shareholders, attract and retain such service providers and provide incentives to those individuals who are expected to contribute significantly to our long-term performance and growth.
Shares Available Under the Omnibus Plan
Subject to adjustment made in connection with a recapitalization and certain other events set forth in the Omnibus Plan, the aggregate maximum number of B+L Common Shares authorized for issuance pursuant to Awards (as defined below) under the Omnibus Plan, as amended, is equal to (i) 77,000,000 shares (the “Amended Share Pool”) (which reflects the sum of (A) the 52,000,000 shares currently authorized for issuance pursuant to the Existing Share Pool under the Omnibus Plan and (B) the additional 25,000,000 shares proposed for approval under this Proposal 3), plus (ii) the number of B+L Common Shares underlying awards originally granted under the Bausch Health Companies Inc. 2014 Omnibus Incentive Plan (as amended and restated effective as of May 14, 2024) that are converted into Awards with respect to B+L Common Shares at the Distribution (as such term is defined in the amended and restated employee matters agreement by and between Bausch + Lomb and BHC, dated as of July 31, 2024, as amended from time to time (the “Employee Matters Agreement”)) (the “Converted Awards”) pursuant to the Employee Matters Agreement. Shares underlying “substitute awards” (i.e., awards granted as replacements for awards granted by a company that we or one of our subsidiaries acquires or with which we or one of our subsidiaries combines) (“Substitute Awards”) will not reduce the number of B+L Common Shares available for issuance under the Omnibus Plan.
Subject to adjustment made in connection with a recapitalization and certain other events set forth in the Omnibus Plan, (i) in any calendar year, no participant who is a non-employee director of Bausch + Lomb shall be granted Awards, in either equity, cash or other compensation, with an aggregate fair market value as of the grant date or payment date, as applicable, in excess of $750,000; (ii) the number of B+L Common Shares issuable to certain reporting insiders (“Insiders”), at any time, under all security-based compensation arrangements of Bausch + Lomb, cannot exceed 10% of our issued and outstanding B+L Common Shares; (iii) the number of B+L Common Shares issued to Insiders, within any one-year period, under all security-based compensation arrangements of Bausch + Lomb, cannot exceed 10% of issued and outstanding securities; and (iv) the number of B+L Common Shares issuable to non-employee members of the Board, at any time, under all security-based compensation arrangements of Bausch + Lomb, cannot exceed 1% of our issued and outstanding B+L Common Shares. The Omnibus Plan does not otherwise provide for a maximum number of B+L Common Shares which may be issued to an individual pursuant to the Omnibus Plan and any other security-based compensation arrangements of Bausch + Lomb (expressed as a percentage or otherwise). In addition, subject to adjustment made in connection with a recapitalization and certain other events set forth in the Omnibus Plan, the maximum number of B+L Common Shares available for issuance with respect to incentive stock options will be equal to the Amended Share Pool.
If any B+L Common Shares subject to an Award are forfeited, canceled, exchanged or surrendered, or if an Award terminates or expires without a distribution of B+L Common Shares to the participant, B+L Common Shares with respect to the Award (other than a Converted Award or Substitute Award) shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Omnibus Plan; however, B+L Common Shares surrendered or withheld as payment of either the exercise price of an option (including B+L Common Shares otherwise underlying an award of a share appreciation right (“SAR”) that are retained by Bausch + Lomb to account for the exercise price of the SAR) and/or withholding taxes in respect of an Award will no longer be available for Awards under the Omnibus Plan.
Administration of the Omnibus Plan
Except as otherwise required by law or as designated otherwise by the Board, the Omnibus Plan will be administered by our Talent and Compensation Committee. Our Talent and Compensation Committee will have full power and authority to administer the Omnibus Plan, including, among other things, to interpret the Omnibus Plan and adopt any administrative rules, regulations, procedures and guidelines governing the Omnibus Plan or any Awards granted under the Omnibus Plan as it deems to be appropriate.

70

Proposal 3
Eligibility
Generally, employees, directors and consultants of Bausch + Lomb, its subsidiaries and its affiliates will be eligible to receive Awards under the Omnibus Plan, as selected by our Talent and Compensation Committee in its discretion. Our Talent and Compensation Committee currently expects that approximately 5,300 employees and all non-employee directors (of whom there will be 9 if all such nominees are elected pursuant to Proposal 1) will be eligible to participate in the Omnibus Plan. The basis for participation in the Omnibus Plan is our Talent and Compensation Committee’s (or its authorized delegate’s) decision, in its sole discretion, that an award to an eligible participant will further the Omnibus Plan’s purposes as described above. In exercising its discretion, the Administrator (or its delegate) will consider the recommendations of management and the purposes of the Omnibus Plan.
In addition, current BHC employees and other service providers are eligible to participate in the Omnibus Plan solely with respect to any Converted Awards received by such individuals in connection with the Distribution pursuant to the terms of the Employee Matters Agreement.
Types of Awards
Awards under the Omnibus Plan (the “Awards”) may include one or more of the following: (i) stock options (both non-qualified and incentive stock options), (ii) SARs, (iii) share units, (iv) restricted shares, (v) deferred shares, (vi) share payments, (vii) cash-based awards and (viii) Converted Awards. All of the Awards will be subject to the conditions, limitations, restrictions, exercise price (as applicable), vesting and forfeiture provisions (including service-and performance-based vesting conditions) determined by our Talent and Compensation Committee, in its sole discretion, subject to such limitations as are provided in the Omnibus Plan as described below; provided that, the terms and conditions of the Omnibus Plan apply to Converted Awards only to the extent that such terms and conditions are not inconsistent with the terms of the Employee Matters Agreement and the terms of the applicable Converted Awards assumed by Bausch + Lomb in accordance with the Employee Matters Agreement. In addition, subject to the limitations provided in the Omnibus Plan and in accordance with applicable law, our Talent and Compensation Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, and waive any conditions or restrictions imposed with respect to Awards or B+L Common Shares issued pursuant to Awards, including in connection with a “change of control” or a qualifying termination of employment during a specified period following a change of control, as set forth in the Omnibus Plan and described below under “Change of Control.”
Non-qualified Stock Options
An Award of a non-qualified stock option will grant a participant the right to purchase a certain number of B+L Common Shares during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the Market Price (as defined below) of B+L Common Shares on the grant date (except in the case of Converted Awards and Substitute Awards). The “Market Price” of B+L Common Shares as of a particular date generally means the closing price per B+L Common Share on the national securities exchange on which B+L Common Shares are principally traded (subject to certain exceptions set forth in the Omnibus Plan in the event that B+L Common Shares are no longer traded on a national securities exchange). The term of a non-qualified stock option will not exceed ten years from the date of grant. The exercise price may be paid with cash, B+L Common Shares already owned by the participant (subject to applicable corporate and securities laws), or with the proceeds from a sale of B+L Common Shares subject to the option. Our Talent and Compensation Committee may also provide that an option may be “net exercised”, meaning that the participant would receive the number of whole B+L Common Shares equal to (A) the difference between (x) the aggregate Market Price of B+L Common Shares subject to the portion of such option then being exercised and (y) the aggregate exercise price for all such B+L Common Shares under the portion thereof then being exercised plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles or to adverse tax consequences to participants under Canadian federal, provincial or territorial tax laws) the amount of withholding tax due upon exercise divided by (B) the Market Price of a B+L Common Share on the date of exercise. Any fractional share that would result from such equation will be canceled. A non-qualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.

2026 PROXY STATEMENT 71

Proposal 3
Incentive Stock Options
An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of Market Price on the grant date, a term of no more than ten years, and that the option be granted from a plan that has been approved by shareholders. Notwithstanding the foregoing, if granted to a participant who owns shares representing more than 10% of the voting power of all classes of shares of Bausch + Lomb, its parent or one of its subsidiaries, an incentive stock option will have a term of not more than five years and have an exercise price which is at least 110% of the Market Price. In addition, if the aggregate Market Price of B+L Common Shares (as of the grant date) for which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess will be treated as non-qualified stock options.
Share Appreciation Rights
A SAR entitles the participant to receive an amount equal to the difference between the Market Price of the B+L Common Shares on the exercise date and the exercise price of the SAR (which may not be less than 100% of the Market Price of a B+L Common Share on the grant date (except in the case of Converted Awards and Substitute Awards)), multiplied by the number of B+L Common Shares subject to the SAR. A SAR may be granted in substitution for a previously granted option, and, if so, the exercise price of any such SAR may not be less than 100% of the Market Price of B+L Common Shares as determined at the time the option for which it is being substituted was granted. Payment to a participant upon the exercise of a SAR may be in cash or B+L Common Shares (in which case, the number of B+L Common Shares to be paid will be determined by dividing the amount calculated above by the Market Price of a B+L Common Share at the time of payment).
Share Units
A share unit is an Award that represents the right to receive B+L Common Shares or cash equal to the Market Price of B+L Common Shares, subject to terms and conditions determined by our Talent and Compensation Committee. The vesting of share units may be subject to the achievement of specified performance criteria to be achieved in any performance period, with a performance multiplier ranging from 0% to such applicable percentage as determined by our Talent and Compensation Committee in its discretion. Share units may be settled in cash, B+L Common Shares or a combination of both.
Restricted Shares
A restricted share award is an Award of B+L Common Shares that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by our Talent and Compensation Committee, and which may be forfeited if conditions to vesting are not met. Subject to any required Toronto Stock Exchange approval at the relevant time, participants will generally be entitled to provide voting instructions with respect to B+L Common Shares underlying their restricted share awards.
Deferred Shares
A deferred share award is an unfunded, unsecured promise to deliver B+L Common Shares to the participant in the future, if the participant satisfies the conditions to vesting, as determined by our Talent and Compensation Committee. Participants who hold deferred share awards do not have voting rights.
Share Payment
Subject to limits in the Omnibus Plan, our Talent and Compensation Committee may issue unrestricted B+L Common Shares, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as our Talent and Compensation Committee determines. A share payment may be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.
Cash Awards
Our Talent and Compensation Committee may issue Awards that are payable in cash, as deemed by our Talent and Compensation Committee to be consistent with the purposes of the Omnibus Plan. These cash awards will be subject to the terms, conditions, restrictions and limitations determined by our Talent and Compensation Committee from time to time. The payment of cash awards may be subject to the achievement of specified performance criteria.

72

Proposal 3
Converted Awards
Awards that were granted with respect to BHC Common Shares, no par value, that are converted into Awards pursuant to the Employee Matters Agreement will be governed by the Omnibus Plan. In accordance with its terms, the Employee Matters Agreement may be amended from time to time by the Company and BHC, including with respect to provisions impacting Converted Awards.
Deferrals
Our Talent and Compensation Committee may postpone the exercise of Awards or the issuance or delivery of B+L Common Shares or cash pursuant to any Award for such periods and upon such terms and conditions as our Talent and Compensation Committee determines. In addition, our Talent and Compensation Committee may determine that all or a portion of a payment to a participant, whether in cash and/or B+L Common Shares, will be deferred in order to prevent Bausch + Lomb or any subsidiary from being denied a U.S. federal income tax deduction with respect to an Award granted under the Omnibus Plan. Notwithstanding this authority, our Talent and Compensation Committee will not postpone the exercise or delivery of shares or cash payable in respect of Awards constituting deferred compensation under Section 409A of the Code, where such postponement will cause the imposition of additional taxes under Section 409A of the Code. Section 409A of the Code provides rules that govern the manner in which compensation of various types may be deferred and imposes taxes upon compensation that is improperly deferred or accelerated.
Blackout Periods
The Omnibus Plan provides that (i) if the expiration of the term of options or SARs awarded under the Omnibus Plan occurs during a period self-imposed by Bausch + Lomb during which a participant is prohibited from trading in Bausch + Lomb’s securities (a “Blackout Period”) such term will be extended until the tenth business day after the end of such Blackout Period (subject to any limitations set forth under Section 409A of the Code) and (ii) if share units are to be delivered during a Blackout Period, B+L Common Shares subject to such share units will be delivered as soon as practicable after the end of such Blackout Period (subject to any limitations set forth under Section 409A of the Code).
Dividends and Dividend Equivalents
No stock options or SARs will be eligible for the payment of dividends or dividend equivalents. For Awards other than stock options and SARs (restricted share awards, deferred share awards and share units), our Talent and Compensation Committee may provide that Participants may earn dividends or dividend equivalents, as applicable, subject to such terms, conditions, restrictions and limitations as our Talent and Compensation Committee may establish and subject to the applicable regulations of the Toronto Stock Exchange. However, dividends or dividend equivalents (i) shall have the same vesting dates and shall be paid in accordance with the same terms as the Awards to which they relate and (ii) with respect to any Award subject to the achievement of performance criteria, shall not be paid unless and until the relevant performance criteria have been satisfied. Such dividends or dividend equivalents shall be in the same amount as the dividend the participant would have received had B+L Common Shares underlying the Award been distributed to the participant as of immediately prior to the record date of such dividend.
Adjustments
In the event of any changes in our capital structure (including a change in the number of B+L Common Shares outstanding) on account of any share dividend, share split, reverse share split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization or similar event, or in the event of changes in applicable laws, regulations or accounting principles or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders, our Talent and Compensation Committee shall make appropriate equitable adjustments to the maximum number and type of B+L Common Shares (or other securities) available for issuance under the Omnibus Plan and other limits stated in the Omnibus Plan, the number of B+L Common Shares covered by outstanding Awards, and the exercise prices and performance measures applicable to outstanding Awards. These adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Code and other applicable laws and regulations. Our Talent and Compensation Committee, in its discretion, may decline to adjust an Award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or to Bausch + Lomb. Adjustments described in this paragraph are subject to any applicable regulatory approvals.

2026 PROXY STATEMENT 73

Proposal 3
Terminations
Unless the applicable award agreement provides otherwise, or our Talent and Compensation Committee determines otherwise, (i) vesting with respect to an Award will cease upon termination of a participant’s employment or service with Bausch + Lomb, and unvested Awards shall be forfeited upon such termination and (ii) in the case of termination for cause, vested Awards shall also be forfeited.
Clawback
Our Talent and Compensation Committee may provide that a participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of employment or service, violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, or other conduct by a participant that is detrimental to the business or reputation of Bausch + Lomb and/or its affiliates. Our Talent and Compensation Committee also has authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Our awards are subject to the Company’s Recoupment Clawback Policy and the Misconduct Clawback Policy as described above in “Clawback Policies” on page 55.
Change of Control
The Omnibus Plan provides that, unless otherwise set forth in a participant’s award agreement, our Talent and Compensation Committee may take such action as it determines is appropriate with respect to any outstanding Awards in the event of a “change of control” (as defined in the Omnibus Plan), including (i) the continuation or assumption of Awards by Bausch + Lomb (if it is the surviving corporation) or by the successor or surviving entity or its parent, (ii) substitution or replacement of Awards by the successor or surviving entity or its parent with cash, securities, rights and/or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as Awards (including any applicable performance targets and criteria), (iii) the acceleration of the vesting and the lapse of any restrictions, and in the case of any Option or SAR, acceleration of the right to exercise such Award during a specified period, (iv) the cancellation of any Award in consideration of a payment in cash or, subject to any required Toronto Stock Exchange approval, securities, rights and/or other property equal to the value of such Award, (v) with respect to Awards that are assumed or substituted in connection with a change of control transaction, in the event the participant’s employment or service is terminated by Bausch + Lomb without “cause” or the participant resigns for “good reason” (each as defined in the Omnibus Plan) within 12 months following the change of control, such Awards will become fully vested and exercisable and any performance conditions on those Awards will be deemed to be achieved at target performance levels (or at such other level as determined by our Talent and Compensation Committee or specified in the definitive transaction documentation in connection with such change of control) and (vi) immediately upon the occurrence of the change of control transaction, all Awards that are not assumed or substituted in connection with the change of control transaction will become fully vested (on a pro rata basis, if applicable), exercisable and free of restrictions and any performance conditions on those Awards will be deemed to be achieved at target performance levels (or at such other level as determined by our Talent and Compensation Committee or specified in the definitive transaction documentation in connection with such change of control).
Assignability
Except as permitted by our Talent and Compensation Committee, provided in an award agreement, or in specific circumstances described in the Omnibus Plan, Awards granted under the Omnibus Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until B+L Common Shares underlying such Award have been issued, and all restrictions applicable to such B+L Common Shares have lapsed or have been waived by our Talent and Compensation Committee.

74

Proposal 3
No Repricing
Subject to adjustment made in connection with a recapitalization and certain other events set forth in the Omnibus Plan, no action will directly or indirectly, through cancellation and re-grant or any other method, reduce, or have the effect of reducing, the exercise price of any “underwater” stock option or SAR without approval of Bausch + Lomb’s shareholders. A stock option or SAR will be deemed to be “underwater” at any time when the market value of B+L Common Shares covered by such Award is less than the exercise price of the Award.
Amendment and Plan Termination
Subject to certain restrictions, the Omnibus Plan and any Award may be amended, suspended or terminated at any time by the Board; provided that no amendment will be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the New York Stock Exchange, the Toronto Stock Exchange or any other securities exchange on which B+L Common Shares are traded or quoted. For instance, the Board may, without shareholder approval but subject to applicable law and the provisions of the Omnibus Plan, take actions including, but not limited to: (i) amending the vesting provisions of an Award or of the Omnibus Plan; (ii) amending the payment provisions of an Award; (iii) cancelling or modifying outstanding Awards; (iv) waiving any restrictions imposed with respect to Awards or B+L Common Shares issued pursuant to Awards or the Omnibus Plan; (v) amending the provisions of the Omnibus Plan in order to ensure its compliance with applicable securities and tax law as well as the rules of the New York Stock Exchange or Toronto Stock Exchange; (vi) making any amendment of a clerical nature as well as any amendment clarifying any provision of the Omnibus Plan; (vii) making any adjustment as described above under the heading “Adjustments”; and (viii) suspending or terminating the Omnibus Plan. Subject to the change of control provisions of the Omnibus Plan and except as may be required to comply with applicable tax law, no termination, suspension or amendment of the Omnibus Plan may adversely affect the right of any participant with respect to a previously granted Award without the participant’s written consent.
Bausch + Lomb will obtain shareholder approval for: (i) subject to our Talent and Compensation Committee’s obligation to make equitable adjustments as mentioned above, a reduction in the exercise price or purchase price of an Award (or the cancellation and re-grant of an Award resulting in a lower exercise price or purchase price); (ii) the extension of the original term of an option over the maximum period of 10 years described above, except if such term occurs during a Blackout Period as described above; (iii) any amendment to the maximum number of B+L Common Shares available for issuance with respect to incentive stock options; (iv) any amendment to remove or to exceed the participation limits described in the Omnibus Plan; (v) an increase to the maximum number of Common Shares issuable under the Omnibus Plan (other than adjustments described above under the heading “Adjustments”); (vi) amendments to the amendment and termination section of the Omnibus Plan other than amendments of a clerical nature; (vii) any amendment that permits Awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration; and (viii) any amendments where shareholder approval is required to comply with applicable law or the rules of the New York Stock Exchange, the Toronto Stock Exchange or any other securities exchange on which B+L Common Shares are traded or quoted.
Effective Date; Plan Term
The Omnibus Plan will become effective as of May 20, 2026, subject to approval of the Company’s shareholders. The Omnibus Plan will remain in effect until the earlier of (i) the date all B+L Common Shares subject to the Omnibus Plan have been purchased or acquired according to the Omnibus Plan’s provisions or (ii) the 10 year anniversary of the effective date of the Omnibus Plan. No Awards will be granted under the Omnibus Plan after such termination date, but Awards granted prior to such termination date shall remain outstanding in accordance with their terms (including the administration, adjustment, and amendment provisions).
Registration with the Securities and Exchange Commission
If our shareholders approve the amendment to the Omnibus Plan, we plan to file with the U.S. Securities and Exchange Commission, as soon as reasonably practicable after such approval, the Registration Statement on Form S-8 relating to the additional shares available for issuance under the Omnibus Plan.

2026 PROXY STATEMENT 75

Proposal 3
New Plan Benefits
Awards under the Omnibus Plan are made at the discretion of our Talent and Compensation Committee and are not determinable at this time. Moreover, the ultimate value of any grants that are made will depend on the value of the underlying B+L Common Shares at the time of settlement, which likewise is not determinable at this time. Please refer to the “Grants of Plan-Based Awards Table” on page 58 to review equity and equity-based awards made to our NEOs in 2025.
Historical Annual Common Share Usage
As of December 31, 2025, there were 10,018,003 B+L Common Shares subject to outstanding options (2.8% of B+L Common Shares outstanding on a fully diluted basis) and 21,701,879 B+L Common Shares subject to outstanding unit awards (6.1% of B+L Common Shares outstanding on a fully diluted basis, assuming performance unit awards payout at maximum) as well as 13,792,780 B+L Common Shares remaining for future grant (3.8% of B+L Common Shares outstanding on a fully diluted basis). In total, the Company had 45,512,662 B+L Common Shares subject to outstanding equity awards or available for future equity awards under the Omnibus Plan (excluding Converted Awards), which represented approximately 12.7% of fully diluted B+L Common Shares outstanding (or “Overhang Percentage”). The 25,000,000 new B+L Common Shares proposed to be included in the amended Omnibus Plan share reserve would increase the Overhang Percentage by an additional 7.0% to approximately 19.7% as of December 31, 2025. The options outstanding as of December 31, 2025 have a weighted average exercise price of $17.62 and a weighted average remaining life of 6.3 years.
The Company’s gross burn rate for the period from January 1, 2023 to December 31, 2025 was 7.6%. Burn rate does not take into account equity awards that have been cancelled or forfeited. Burn rate is calculated by dividing the total number of common shares subject to stock options and full value awards (such as restricted stock units) granted during the period (assuming achievement of the maximum performance levels for outstanding performance awards) by the total weighted-average number of common shares outstanding during the period. The Company’s burn rate calculation using the standard TSX methodology for the year ended 2025 was 5.1%. This burn rate calculation assumes performance-based share units vest at target.
U.S. Federal Income Tax Consequences of Omnibus Plan Awards
The following is a brief summary of the principal United States federal income tax consequences of transactions under the Omnibus Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different. In particular, this summary does not address Canadian federal, provincial or territorial income tax consequences, including those applicable to employees resident in or whose employment is exercised in Canada.
Non-Qualified Stock Options
Generally, a participant will not recognize taxable income on the grant or vesting of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the market value of B+L Common Shares received on the date of exercise and the option cost (number of B+L Common Shares purchased multiplied by the exercise price per Common Share). The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.
Incentive Stock Options
No taxable income is recognized by a participant on the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option in accordance with its terms and does not dispose of B+L Common Shares acquired within two years after the date of the grant of the incentive stock option or within one year after the date of exercise, the participant will be entitled to treat any gain related to the exercise of the incentive stock option as capital gain (instead of ordinary income). In this case, the Company will not be entitled to a deduction by reason of the grant or exercise of the incentive stock option; however the excess of the market value over the exercise price of B+L Common Shares acquired is an item of adjustment in computing alternative minimum tax of the participant. If a participant holds B+L Common Shares acquired for at least one

76

Proposal 3
year from the exercise date and does not sell or otherwise dispose of B+L Common Shares for at least two years from the grant date, the participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in B+L Common Shares acquired. If a participant sells or otherwise disposes of B+L Common Shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the market value of B+L Common Shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in B+L Common Shares acquired. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.
Share Appreciation Rights
Generally, a participant will not recognize taxable income upon the grant or vesting of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash-settled) or the difference between the market value of B+L Common Shares received from the exercise of the SAR and the amount, if any, paid by the participant in connection with the exercise of the SAR. The participant will recognize ordinary income upon the exercise of a SAR regardless of whether B+L Common Shares acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in B+L Common Shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for B+L Common Shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, the Company will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant.
Restricted Shares
A participant generally will not be taxed at the time of a restricted share award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the market value of B+L Common Shares at that time.
Participants may elect to be taxed at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted share award subject to the Section 83(b) election is subsequently canceled, no deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Unless a participant makes a Section 83(b) election, dividends paid to a participant on B+L Common Shares of an unvested restricted share award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.
The Company will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on restricted share awards.
Deferred Shares
A participant will generally not recognize taxable income on a deferred share award until B+L Common Shares subject to the award are distributed. The amount of this ordinary income will be the market value of B+L Common Shares at the time of distribution. Any dividend equivalents paid on deferred share awards are taxable as ordinary income when paid to the participant.
The Company will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant. The Company will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.
Share Units
Awards of share units are treated, for federal income tax purposes, in substantially the same manner as deferred share awards.

2026 PROXY STATEMENT 77

Proposal 3
Share Awards
A participant will generally recognize taxable income on the grant of unrestricted B+L Common Shares, in an amount equal to the market value of B+L Common Shares on the grant date. The Company will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant.
Withholding
To the extent required by law, the Company will withhold from any amount paid in settlement of an Award amounts of withholding and other taxes due or take other action as the Company deems advisable to enable the Company and the participant to satisfy withholding and tax obligations related to any Awards (including by providing for tax withholding obligations due in respect of an Award to be satisfied by “net settlement” or by “sell-to-cover”).
Cash Awards
A participant will generally recognize taxable income upon the payment of a cash award, in an amount equal to the amount of the cash received. The Company will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant.
Equity Compensation Plan Information
The following table presents certain information with respect to our equity compensation plans as of December 31, 2025, as required by Item 201(d) of Regulation S-K under the Exchange Act and Item 9 of the National Instrument 51-102F5.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved By Shareholders	31,719,882	(1)	17.62	13,792,780
Equity Compensation Plans Not Approved By Shareholders	—		—	—
Total	31,719,882		17.62	13,792,780
(1)Included in this amount is the maximum number of B+L Common Shares that may be issued under awards under the Omnibus Plan outstanding as of December 31, 2025, assuming the maximum level of attainment of any applicable performance goals. As of December 31, 2025, the weighted average remaining contractual term of outstanding options was 6.3 years.
The Board unanimously recommends that shareholders vote “For” approval of the following resolution to approve the increase in the shares authorized for issuance under the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan:
Resolved, that the shareholders approve the amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the maximum number of B+L Common Shares subject to awards which may be issued pursuant to such plan by 25,000,000 B+L Common Shares.

The Board recommends that the shareholders vote FOR Proposal No. 3.

78

PROPOSAL 4

Appointment of Auditor and Authorization of Board to Fix Remuneration

The Audit and Risk Committee recommended to the Board that PricewaterhouseCoopers LLP (“PwC”) be put before the shareholders at the Meeting for appointment as our auditor to serve until the close of the 2027 Annual Meeting of Shareholders. The Board has accepted and endorsed this recommendation.
Under the CBCA, at each annual meeting of shareholders, shareholders of a corporation appoint, by ordinary resolution, an auditor to hold office until the close of the next annual meeting of shareholders. Notwithstanding the foregoing, if an auditor is not appointed at a meeting of shareholders, the incumbent auditor continues in office until a successor is appointed. PwC currently serves as auditor of the Company and, therefore, shall continue to serve as the Company’s auditor in the event that this proposal is not adopted by the shareholders.
Representatives of PwC will be present at the Meeting and will have an opportunity to make a statement if desired. Further, the representatives will be available to respond to appropriate shareholder questions submitted in the manner described under “Attending the Meeting — How do I ask a question at the Meeting?” on page 89.
A simple majority of votes cast at the Meeting, whether virtually, or by proxy or otherwise, will be required to appoint PwC. You may either vote “For” the appointment of PwC or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of PwC, your B+L Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of PwC, your vote will not be counted as a vote cast for the purposes of appointing PwC.
As a shareholder of the Company, you are invited to vote with respect to the appointment of PwC as the auditor for the Company to hold office until the close of the 2027 Annual Meeting of Shareholders and to authorize the Board to fix the auditor’s remuneration through the following resolution:
Resolved, that the shareholders hereby appoint PwC as auditor for the Company to hold office until the close of the 2027 Annual Meeting of Shareholders and the Board of the Company is hereby authorized to fix the auditor’s remuneration.

The Board recommends that the shareholders vote FOR Proposal No. 4.

2026 PROXY STATEMENT 79

Proposal 4
Auditor Fees
The following table presents fees for professional audit and other services rendered by PwC, our independent auditors, for 2025 and 2024. The table below summarizes the fees (expressed in thousands of U.S. Dollars) paid by the Company and its consolidated subsidiaries to PwC during 2025 and 2024.

	2025		2024
	($)	(%)	($)	(%)
Audit Fees(1)	11,630	69	11,035	87
Audit-Related Fees(2)	4,222	25	1,038	8
Tax Fees(3)	1,075	6	680	5
All Other Fees	—	*	—	*
Total	16,927	100	12,753	100
Notes:
*    Less than 1%
(1)Audit services consist of professional services rendered for the audit of our consolidated financial statements, quarterly reviews, statutory audits, issuance of comfort letters and consents, and assistance with, and review of, documents filed with the SEC.
(2)Audit-related services are generally related to audits of financial statements prepared for special purposes, ESG, pre-implementation review procedures and employee benefit plan audits.
(3)Tax services are professional services rendered by our auditor for tax compliance and tax consulting primarily related to international transfer pricing.
Audit and Risk Committee’s Pre-Approval of Non‑Audit Services
The Audit and Risk Committee pre-approves non-audit services that may be provided to the Company and its subsidiaries by its auditor. The Audit and Risk Committee is not permitted to approve any engagement of the Company’s auditor if the services to be performed either fall into a category of services that are not permitted by applicable law or the services would be inconsistent with maintaining the auditor’s independence.

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Proposal 4
Audit and Risk Committee Report
The Report of the Audit and Risk Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such Acts.
The Audit and Risk Committee, comprised of independent directors, is delegated by the Board to monitor the integrity of our financial statements, the auditor’s qualifications and independence, the performance of the auditor and our internal auditor, and the Company’s compliance with legal and regulatory requirements.
Management has primary responsibility for our financial statements and the overall reporting process as well as establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. PwC, our auditor for fiscal year ended December 31, 2025, had the responsibility for expressing an opinion as to whether the audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States in all material respects and on the effectiveness of our internal controls over financial reporting.
The Audit and Risk Committee met with management and the auditor to review and discuss the audited financial statements for the year ended December 31, 2025. The auditor, as well as the internal auditor, had full access to the Audit and Risk Committee, including regular meetings without management present.
The Audit and Risk Committee received from and discussed with the auditor the written report and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditor’s communications with the Audit and Risk Committee concerning independence and has discussed with the auditor the auditor’s independence. Additionally, the committee discussed with the auditor the matters required by the Public Company Accounting Oversight Board and the SEC.
The Audit and Risk Committee acts only in an oversight capacity and must rely on the information provided to it and on the representations made by management and the auditor. Based on the aforementioned reviews and discussions, and the report of the auditor, the Audit and Risk Committee recommended to the Board that the audited financial statements for the year ended December 31, 2025, be included in the Company’s Annual Report filed with the SEC.
Audit and Risk Committee

Sarah B. Kavanagh (Chair)	Nathalie Bernier	Russel C. Robertson

2026 PROXY STATEMENT 81

Other Matters
Certain Related-Party Transactions
As described in the section titled “Corporate Governance — Other Governance Policies and Practices — Ethical Business Conduct — Bausch + Lomb Code of Conduct” beginning on page 31, the Board has adopted the Bausch + Lomb Code of Conduct, which sets out the Company’s expectations for the conduct of our employees in their dealings on behalf of the Company. The Conflict-of-Interest Policy set forth in our Code of Conduct requires that our employees avoid situations in which they have a potential or actual conflict of interest with the Company. In accordance with our Conflict of Interest Policy, any employee, including our officers, involved in any type of relationship described in the Conflict of Interest Policy is required to immediately and fully disclose the relevant circumstances to his or her immediate supervisor, the Chief Legal Officer or the Chief Compliance & Ethics Officer, and in accordance with the process set out in the Company’s Conflicts of Interest Standard Operating Procedures. Where a director has an interest in a material contract or material transaction, the director is prohibited from voting on such contract or transaction. The Audit and Risk Committee reviews and makes recommendations to the Board on all matters involving a director’s potential or actual conflict of interest as may be referred to the Audit and Risk Committee by the Board. Directors may not use the Company assets, labor or information for personal use unless approved by the Chair of the Audit and Risk Committee or as a part of a compensation or expense reimbursement program available to all directors. In addition to reviewing cases where the conflict, or potential conflict, involves a member of the Board, the Audit and Risk Committee reviews transactions or proposed transactions in which an executive officer of the Company or a senior financial officer of the Company has an interest that conflicts with the Company’s interest (including all transactions required to be disclosed by Item 404(a) of Regulation S-K or otherwise required by law or applicable stock exchange requirements). In reviewing any transaction, directors must act with a view to the best interests of Bausch + Lomb. Our Conflict-of-Interest Policy states that the following are types of outside activities that can create conflicts:
+Ownership by an employee or any member of the employee’s family of a substantial interest in any concern that does business with the Company.
+Serving as a director, officer, employee, consultant, advisor, or in any other capacity for any business or other organization with which Bausch + Lomb currently (or potentially) has a business relationship.
+Engaging in an outside activity with an individual, business or organization which currently (or potentially) has a competitive or business relationship with the Company.
+Taking opportunities that are discovered through the use of corporate property, information or position for personal gain.
+Employment or service with any government entity that regulates or oversees the Company’s activities.
+Outside employment which conflicts or might be reasonably expected to conflict with the normal duties of the director or employee.
We define related-party transactions as transactions and series of similar transactions to which we were a party or will be a party, in which the amounts involved exceeded or will exceed $120,000 and any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock (each, a “related-party”) had or will have a direct or indirect material interest.
In April 2025, the Company terminated an arrangement with its controlling shareholder, BHC, providing for an indemnification by BHC of the Company with respect to certain indebtedness under the Master Separation Agreement. BHC paid the Company $14.7 million to offset such indebtedness (including principal and interest to maturity).
In August 2025, the Amended and Restated Director Appointment and Nomination Agreement, dated as of June 21, 2022 (the “Director Appointment and Nomination Agreement”), by and among Carl C. Icahn, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP and Beckton Corp. (collectively, the “Icahn Group”) and the Company was terminated, in accordance with its terms, following the Icahn Group’s net long position in the common shares of the Company’s parent, BHC, falling below the required threshold in the Director Appointment and Nomination Agreement. In connection with the termination of the Director Appointment and Nomination Agreement Messrs. Icahn and Hu resigned from our board effective August 14, 2025. Messrs. Icahn and Hu were appointees of the Icahn Group and had been members of the Board since June 2022.
Since January 1, 2025, the Company has not entered into any other related party transactions.

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Other Matters
Agreements between BHC and the Company
In connection with our IPO, the Company and BHC entered into certain agreements that provide a framework for the Company’s ongoing relationship with BHC. Of the agreements summarized below, the material agreements are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC and on SEDAR+ on February 18, 2026. These summaries are qualified in their entirety by reference to the full text of such agreements.
Master Separation Agreement
We entered into a master separation agreement (the “Master Separation Agreement”) with BHC that, together with the other agreements summarized below, governs the relationship between BHC and the Company following the B+L IPO. In particular, the master separation agreement provides, among other things, for, subject to the terms and conditions contained therein: (1) allocation of assets and liabilities to us and BHC according to the business to which such assets or liabilities relate and (2) assumption by us of liability for all pending, threatened and unasserted legal matters exclusively related to our business or our assumed or retained liabilities.
Arrangement Agreement
We entered into an arrangement agreement (the “Arrangement Agreement”) with, among others, BHC that provides for, among other things, the terms of the Plan of Arrangement (as defined therein), the conditions to the completion of the Arrangement (as defined therein), the rights of the parties to amend the Plan of Arrangement, actions to be taken prior to and after the effective date of the Arrangement, certain indemnities and the rights of the parties to terminate the Arrangement Agreement in certain circumstances.
Transition Services Agreement
We entered into a transition services agreement with BHC to provide each other, on a transitional basis, certain administrative, human resources, treasury and support services and other assistance, for a limited time to help ensure an orderly transition following our IPO. The transition services agreement specifies the calculation of our costs for these services. As of the date of this Proxy Statement, most of these transitional services have either expired or been terminated; however, a limited number of these transitional services are still being provided by the parties.
Tax Matters Agreement
We entered into a tax matters agreement with BHC that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.
Employee Matters Agreement
We entered into an employee matters agreement with BHC (as amended and restated), which governs our relationship with BHC with respect to employment, compensation and benefits matters. The employee matters agreement governs, among other things, the allocation of employee-related liabilities, the mechanics for the transfer of Bausch + Lomb employees, the treatment of outstanding equity awards and the treatment of Bausch + Lomb employees’ participation in BHC’s retirement and health and welfare plans. On July 31, 2024, Bausch + Lomb and BHC entered into an Amended and Restated Employee Matters Agreement, which, among other things, sets forth revised terms for the treatment of certain BHC equity awards.
Registration Rights Agreement
We entered into a registration rights agreement with BHC pursuant to which we agree that, upon the request of BHC, we will use our commercially reasonable efforts to effect the registration under applicable U.S. federal and state securities laws of any of the B+L Common Shares retained by BHC and certain of its subsidiaries, and to file any required Canadian prospectuses relating to such registration.
Intellectual Property Matters Agreement
We entered into an intellectual property matters agreement pursuant to which we granted to BHC a non-exclusive, worldwide, royalty-free license to use the “BAUSCH” name and marks, and certain other marks (which we refer to as the “Licensed Trademarks”) for a transitional period beginning on the Separation Date (as defined therein) and extending for a transitional period after the Distribution Date (as defined therein) to allow for the renaming and rebranding of BHC. The intellectual

2026 PROXY STATEMENT 83

Other Matters
property matters agreement includes certain customary quality control provisions which impose obligations and restrictions on BHC’s use of the Licensed Trademarks.
Real Estate Matters Agreement
We entered into a real estate matters agreement, pursuant to which certain leased and owned properties are shared between us and BHC.
Director Appointment and Nomination Agreement
In connection with the B+L IPO, we entered into the Director Appointment and Nomination Agreement with the Icahn Group, pursuant to which the Company agreed, as soon as practicable following June 21, 2022, to: (i) increase the size of the Board by two members and (ii) appoint two individuals identified by the Icahn Group and reasonably acceptable to the Company to the Board to fill the resulting vacancies, with a term expiring at the first annual general meeting of shareholders of the Company following such written election. The Director Appointment and Nomination Agreement was terminated on August 14, 2025 in accordance with its terms, following the Icahn Group’s net long position in the common shares of the Company’s parent, BHC, falling below the required threshold in the Director Appointment and Nomination Agreement.

84

Other Matters
Ownership of the Company’s Securities
Security Ownership of Certain Beneficial Owners
The following table sets forth certain information regarding the beneficial ownership of B+L Common Shares and the percentage of B+L Common Shares owned beneficially by holders of more than 5% of outstanding B+L Common Shares as of March 23, 2026 (unless otherwise noted).

Identity of Owner or Group	Number of Shares	Percentage of Class(1)
Bausch Health Companies Inc. 2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8	310,449,643(2)	87.11%

(1)Based on 356,382,628 B+L Common Shares outstanding as of March 23, 2026.
(2)Represents shares owned by Bausch Health Companies Inc. (“BHC”) through its wholly owned subsidiaries, as to which BHC has ultimate beneficial ownership. The BHC subsidiaries holding direct ownership interests in the Company are 1261229 BC Ltd and 1375209 BC Ltd. BHC’s address is 2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8.
This table is based upon information supplied by the principal shareholders, Schedules 13D and 13G filed with the SEC and “early warning reports” and similar regulatory filings filed on SEDAR+ and on the Canadian System for the Electronic Disclosure by Insiders. Unless otherwise indicated in the footnotes to this table, we believe that the shareholders named in the table have sole voting and investment power with respect to the B+L Common Shares indicated as beneficially owned.
Ownership of Management
The following table sets forth, as of March 23, 2026 (unless otherwise noted below), certain information regarding the beneficial ownership of B+L Common Shares and the percentage of B+L Common Shares beneficially owned by (i) each director and each director nominee; (ii) each executive officer named in the 2025 Summary Compensation Table on page 57 (together, the “named executive officers,” or “NEOs”); and (iii) all directors, director nominees and current executive officers as a group. None of the shares held by directors and executive officers included in the table are pledged as security. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Bausch + Lomb Corporation, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4.

Named Executive Officers	Number of Shares(1)	Percentage of Class(2)
Brenton L. Saunders(3)	2,326,924	*
Sam A. Eldessouky(4)	1,044,493	*
A. Robert D. Bailey(5)	670,229	*
Andrew J. Stewart(6)	89,202	*
Yehia Hashad, M.D.(7)	377,636	*
Directors and Director Nominees		*
Eduardo Alfonso(8)	9,555
Nathalie Bernier(9)	69,663	*
Steven H. Collis(10)	20,255	*
Sarah B. Kavanagh(11)	53,699	*
Karen L. Ling(12)	41,676	*
John A. Paulson(13)	72,606	*
Russel C. Robertson(14)	72,407	*
Thomas W. Ross, Sr.(15)	64,891	*
Andrew C. von Eschenbach, M.D.(16)	66,450	*
Directors, director nominees and current executive officers of Bausch + Lomb as a group (15 individuals)	5,182,422	1.45%

*    Less than 1% of the outstanding B+L Common Shares.
(1)This table is based on information supplied by the individuals identified above. We believe that B+L Common Shares shown as beneficially owned are those as to which the named persons possess voting and investment power.

2026 PROXY STATEMENT 85

Other Matters
(2)Applicable percentage ownership is based on 356,382,628 B+L Common Shares outstanding as of March 23, 2026. In computing the number of B+L Common Shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding all B+L Common Shares subject to options, warrants, rights or conversion privileges held by that person that are presently exercisable or exercisable by May 22, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Under Rule 13d-3 of the SEC, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares).
(3)Consists of (i) 421,221 B+L Common Shares, (ii) 1,898,370 B+L Common Shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before May 22, 2026 and (iii) 7,333 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(4)Consists of (i) 139,936 B+L Common Shares, (ii) 779,457 B+L Common Shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before May 22, 2026, and (iii) 125,000 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(5)Consists of (i) 100,940 B+L Common Shares (including 14,600 common shares held in a self-directed IRA) (ii) 529,122 B+L Common Shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before May 22, 2026 and (iii) 40,167 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(6)Consists of (i) 25,680 B+L Common Shares, (ii) 52,472 B+L Common Shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before May 22, 2026 and (iii) 11,050 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(7)Consists of (i) 86,465 B+L Common Shares, (ii) 256,449 B+L Common Shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before May 22, 2026 and (iii) 34,722 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(8)Consists of (i) 4,300 B+L Common Shares and (ii) 5,255 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(9)Consists of (i) 197 B+L Common Shares and (ii) 69,466 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(10)Consists of (i) 15,000 B+L Common Shares and (ii) 5,255 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(11)Consists of (i) 5,808 B+L Common Shares and (ii) 47,891 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(12)Consists of (i) 21,338 B+L Common Shares and (ii) 20,338 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(13)Consists of (i) 25,357 B+L Common Shares and (ii) 47,249 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(14)Consists of (i) 10,208 B+L Common Shares and (ii) 62,199 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(15)Consists of (i) 17,000 B+L Common Shares and (ii) 47,891 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.
(16)Consists of (i) 18,559 B+L Common Shares and (ii) 47,891 B+L Common Shares issuable upon vesting of RSUs on or before May 22, 2026.

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Cease Trade Orders, Bankruptcies, Penalties or Sanctions
No director or executive officer of Bausch + Lomb is, or within the last ten years has served as, a director, chief executive officer or chief financial officer, of any company that: (a) was subject to an “order” (being, (a) a cease trade order; (b) an order similar to a cease trade order; or (c) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than thirty consecutive days) that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer, or (b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.
No director or executive officer of Bausch + Lomb or shareholder holding sufficient number of securities to affect materially the control of Bausch + Lomb: (a) is, or within the last ten years has served as, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) has, within the last ten years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.
Indebtedness of Directors and Officers
No current or former director, officer or employee of Bausch + Lomb, or any associate of any such individual, is as at the date hereof, or has been, during the year ended December 31, 2025, indebted to Bausch + Lomb or any of its subsidiaries in connection with a purchase of securities or otherwise. In addition, no indebtedness of these individuals to another entity has been the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by Bausch + Lomb or any of its subsidiaries.

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Other Shareholder Proposals and Director Nominations for the 2027 Annual Meeting of Shareholders
A shareholder who is entitled to vote at our 2027 Annual Meeting of Shareholders may raise a proposal for consideration at such Annual Meeting of Shareholders. We will consider such proposal for inclusion in the proxy materials for the 2027 Annual Meeting only if Bausch + Lomb’s corporate secretary receives such proposal at 400 Somerset Corporate Blvd., Bridgewater, New Jersey 08807 U.S.A.: (i) submitted pursuant to Rule 14a-8 of the Exchange Act, on or before Friday, December 11, 2026 or (ii) submitted pursuant to section 137 of the CBCA between Monday, December 21, 2026 and Friday, February 19, 2027. The use of certified mail, return receipt, is advised. In addition, a proposal submitted pursuant to Rule 14a-8 can be submitted by sending an e-mail to ir@bausch.com.
Bausch + Lomb’s by-laws provide that shareholders seeking to nominate candidates for election as directors, pursuant to our advance notice requirement, must provide timely notice in writing to Bausch + Lomb’s corporate secretary by personal delivery or courier (but not by fax or email) at the address of the principal executive offices or registered office of the Company. The purpose of this advance notice requirement is to: (i) inform Bausch + Lomb of nominees for election at a shareholder meeting proposed by a shareholder sufficiently in advance of such meeting; (ii) provide an opportunity to inform all shareholders of any potential proxy contest and proposed director nominees sufficiently in advance of the applicable meeting; and (iii) enable the Board to make informed recommendations or present alternatives to shareholders.
To be timely, a shareholder’s notice of a director nomination for a meeting of shareholders pursuant to our advance notice requirement must be received by Bausch + Lomb: (i) in the case of our 2027 Annual Meeting of Shareholders (including an annual and special meeting), not later than 5:00 p.m. (Eastern time) on Friday, February 19, 2027 and not earlier than 5:00 p.m. (Eastern time) on Wednesday, January 20, 2027, provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 90 days after such anniversary date then to be timely such notice must be received by Bausch + Lomb not earlier than 90 days prior to such annual meeting and not later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of such meeting was first made; and (ii) in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which public announcement of the date of the special meeting is first made by Bausch + Lomb. Bausch + Lomb’s by-laws also prescribe the proper written form for a shareholder’s notice as well as additional requirements in connection with nominations. Shareholders who failed to comply with the director nomination requirements of our by-laws would not be entitled to make nominations for directors at the applicable meeting.
In addition to satisfying the foregoing requirements, including the timing and other requirements, under Bausch + Lomb’s by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2027 Annual Meeting of Shareholders must also provide notice to our corporate secretary, that sets forth all information required by Rule 14a-19 under the Exchange Act, and such notice must be received not later than Monday, March 22, 2027. A shareholder seeking to utilize the universal proxy rules must comply with those rules and must also comply with Bausch + Lomb’s by-laws and the CBCA, including the applicable obligation to provide timely notice as described above.

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Attending the Meeting
The Meeting will be conducted exclusively via live internet webcast. The Board, certain members of management, and representatives of PricewaterhouseCoopers LLP, our auditor, will attend the webcast from remote locations.
What do I need to do if I wish to attend the Meeting?
The Meeting will be conducted in an exclusively virtual format via live internet webcast available at www.virtualshareholdermeeting.com/BLCO2026. You will be able to access the Meeting using an internet connected device such as a laptop, computer, tablet or mobile phone, and the meeting platform will be supported across browsers and devices that are running the most updated version of the applicable software plugins. To test your browser’s compatibility, visit www.virtualshareholdermeeting.com/BLCO2026. You will need your 16-digit control number located on the proxy card or voting instruction form to enter the virtual Meeting as a shareholder.
Shareholders as of the record date can access and vote at the Meeting during the live webcast as follows:
1.Log into www.virtualshareholdermeeting.com/BLCO2026 at least 15 minutes before the Meeting starts. You should allow ample time to check into the virtual Meeting and to complete the related procedures.
2.Enter your 16-digit control number into the Shareholder Login section (your control number is located on your proxy card, voting instruction form or Notice) and click on “Enter Here.”
3.Follow the instructions to access the Meeting and vote when prompted.
Even if you currently plan to participate in the virtual Meeting, you should consider voting your shares in advance so that your vote will be counted in the event that you later decide not to attend, or are unable to access, the virtual Meeting. If you access and vote on any matter at the Meeting during the live webcast, then you will revoke any previously submitted proxy.
Those accessing and voting at the virtual Meeting must remain connected to the internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure internet connectivity for the duration of the Meeting.
There will be technical support phone numbers available on the virtual Meeting website at www.virtualshareholdermeeting.com/BLCO2026.
How do I ask a question at the Meeting?
We believe that the ability to allow for shareholders or their proxyholders to participate in the Meeting in a meaningful way, including asking questions, remains important despite the virtual format of the Meeting. At the Meeting, shareholders and proxyholders will have an opportunity to ask questions, make motions and raise points of order in writing by sending a message to the Chair of the Meeting online through the virtual Meeting platform. Questions received from shareholders or proxyholders which relate to the business of the Meeting are expected to be addressed during the Meeting. Such questions will be read by the chair of the Meeting or a designee of the chair and responded to by a representative of the Company as they would be at a shareholders meeting that was being held in person. As at an in-person meeting, to help ensure fairness for all attendees, the chair of the Meeting will decide on the amount of time allocated to each question and will have the right to limit or consolidate questions and to reject questions that do not relate to the business of the Meeting or which are determined to be inappropriate or otherwise out of order. It is anticipated that shareholders and proxyholders will have substantially the same opportunity to ask questions on matters of business at the Meeting as would be the case had the Annual Meeting of Shareholders been held in person.

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Questions about Voting
What decisions will the shareholders be making at the Meeting?
You will be asked to vote on each of the following proposals:
+to elect ten directors to serve on the Company’s Board until the close of the Company’s 2027 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal (“Proposal No. 1”);
+to approve, in an advisory vote, the compensation of our named executive officers (“Proposal No. 2”);
+to approve an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the number of common shares authorized for issuance thereunder (“Proposal No. 3”); and
+to appoint PwC to serve as the Company’s auditor until the close of the Company’s 2027 Annual Meeting of Shareholders, and the authorization of the Board to fix the auditor’s remuneration (“Proposal No. 4”).
The Board recommends that you vote: (i) FOR each of the director nominees proposed by the Board in this Proxy Statement, to serve on the Board until the close of the Company’s 2027 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal; (ii) FOR the approval, in an advisory vote, of the compensation of our named executive officers; (iii) FOR the approval of an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the number of common shares authorized for issuance thereunder; and (iv) FOR the appointment of PwC as our auditor until the close of the Company’s 2027 Annual Meeting of Shareholders and the authorization of the Board to fix the auditor’s remuneration.
In addition, you may be asked to vote in respect of any other matters that may properly be brought before the Meeting. The proxy card also gives discretionary authority to proxyholders to vote as the proxyholders see fit with respect to amendments or variations to proposals identified in the Notice of Meeting or other matters that may come before the Meeting whether or not the amendment, variation or other matter that comes before the Meeting is or is not routine and whether or not the amendment, variation or other matter that comes before the Meeting is contested. As of the date of this Proxy Statement, the Board is not aware of any such other matters.
A simple majority of votes cast at the Meeting, whether virtually, by proxy or otherwise, in favor of Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4 will constitute approval of any such proposal submitted to a vote.
What impact does a Withhold or Abstain vote have?
+Proposal No. 1: With respect to each director nominee, you may either vote “For” the election of such nominee or “Against” the election of such nominee. If you vote “For” the election of a nominee, your B+L Common Shares will be voted accordingly. If you vote “Against” the election of a nominee, your B+L Common Shares will be voted accordingly. A nominee in an uncontested director election will only be elected if they receive more “For” votes than “Against” votes. In the event that more than ten nominees are proposed for election at the Meeting, votes “Against” will be treated as “Withhold” votes.
+Proposal No. 2: Proposal No. 2 is a non-binding advisory vote. You may select “For,” “Against” or “Abstain” with respect to such proposal. Abstentions will have no effect and will not be counted as votes cast on Proposal No. 2.
+Proposal No. 3: With respect to the approval of an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the number of common shares authorized for issuance thereunder, you may vote “For”, “Against” or “Abstain” with respect to such proposal. Abstentions will have no effect and will not be counted as votes cast on Proposal No. 3.
+Proposal No. 4: With respect to the appointment of the proposed auditor, you may either vote “For” such appointment or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of the proposed auditor, your B+L Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of the proposed auditor, your vote will not be counted as a vote cast for the purposes of appointing the proposed auditor.

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What is the effect if I do not cast my vote?
If a record shareholder does not cast its vote by proxy or in any other permitted fashion, no votes will be cast on its behalf on any of the items of business at the Meeting. If a non-record shareholder does not instruct its intermediary on how to vote on any of the items of business at the Meeting and the intermediary does not have discretionary authority to vote the non-record shareholder’s B+L Common Shares on the matter, or elects not to vote in the absence of instructions from the non-record shareholder, no votes will be cast on behalf of such non-record shareholder with respect to such item (a “broker non-vote”). If you are a beneficial owner whose B+L Common Shares are held of record by a broker authorized to trade on the New York Stock Exchange (“NYSE”), NYSE rules permit your broker to exercise discretionary voting authority to vote your B+L Common Shares on Proposal No. 4, the appointment of PwC as our auditor, even if the broker does not receive voting instructions from you. However, NYSE rules do not permit your broker to exercise discretionary authority to vote on Proposal No. 1, the election of directors, Proposal No. 2, the advisory vote to approve the compensation of our named executive officers or Proposal No. 3, the approval of an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the number of common shares authorized for issuance thereunder. If you have further questions on this issue, please contact your intermediary bank or broker or Bausch + Lomb Corporation Investor Relations at ir@bausch.com.
What constitutes a quorum for the Meeting?
A minimum of two persons who either are, or represent by proxy, shareholders holding, in the aggregate, at least 33 1/3% of the outstanding B+L Common Shares entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Votes cast, withheld, abstentions, and broker non-votes will be counted for purposes of determining the presence of a quorum.
Who is entitled to vote?
Each shareholder is entitled to one vote for each B+L Common Share registered in his or her name as of the close of business on March 23, 2026, the record date for the purpose of determining holders of B+L Common Shares entitled to receive notice of and to vote at the Meeting.
As of March 23, 2026, 356,382,628 B+L Common Shares were issued and outstanding.
How do I vote?
The voting process is different depending on whether you are a record (registered) or non-record shareholder:
+You are a non-record shareholder if your B+L Common Shares are held on your behalf by a bank, trust company, securities broker, trustee or other intermediary. This means the B+L Common Shares are registered in your intermediary’s name, and you are the beneficial owner. Most shareholders are non-record shareholders.
+You are a record shareholder if your name appears in our share register.
Non-record shareholders
If you are a non-record shareholder, you should receive voting instructions from your broker or other intermediary holding your shares. You should carefully follow the instructions provided by the broker or intermediary in order to instruct them how to vote your B+L Common Shares. The availability of voting by telephone or internet, and the deadline for providing your broker or nominee with your voting instructions, will depend on the voting process of your broker or intermediary.
Your intermediary must receive your voting instructions in sufficient time for your intermediary to act on them prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) on Tuesday, May 19, 2026, or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and applicable Canadian holidays) prior to the rescheduled Meeting.
If you wish to vote your B+L Common Shares online during the Meeting, you may do so by following the instructions provided during the webcast of the Meeting. Even if you plan to attend the virtual Meeting, we recommend that you vote before the Meeting by following the instructions provided by your broker or intermediary, so that your vote will be counted if you later decide not to, or are unable to, attend the Meeting.

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Record shareholders
If you are a record shareholder, there are several ways for you to vote your B+L Common Shares or submit your proxy:
Via the internet: Go to www.proxyvote.com and follow the instructions on the website. You will be prompted to provide the 16-digit control number printed on your proxy card. The internet voting service will be available until 11:59 p.m. (Eastern Daylight Time) on Tuesday, May 19, 2026.
By telephone: You may vote via telephone by calling toll free 1-800-690-6903. You will be prompted to provide the 16-digit control number printed on your proxy card. The telephone voting service will be available until 11:59 p.m. (Eastern Daylight Time) on Tuesday, May 19, 2026.
By mail: Complete, sign and date each proxy card you received, and return it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Broadridge must receive your proxy card by 11:59 p.m. (Eastern Daylight Time) on Tuesday, May 19, 2026 in order for your vote to be counted if sent in by mail. If the Meeting is adjourned or postponed, Broadridge must receive your proxy card at least 48 hours, excluding Saturdays, Sundays and applicable Canadian holidays, before the rescheduled Meeting.
During the Meeting: You may vote your B+L Common Shares online during the Meeting by following the instructions provided during the webcast of the Meeting. Even if you plan to attend the virtual Meeting, we recommend that you submit your proxy card or vote by telephone or internet by the above deadlines so that your vote will be counted if you later decide not to, or are unable to, attend the Meeting.
We provide internet proxy voting to allow you to vote your B+L Common Shares via the internet, with procedures designed to help ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
The Board, or the Chair of the Meeting may, at their discretion, accept late proxies or waive the time limit for deposit of proxies, but is under no obligation to accept or reject any late proxy. If you receive more than one set of proxy materials, your B+L Common Shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each Notice and/or proxy card to ensure that all of your B+L Common Shares are voted.
How do I appoint a proxyholder?
Your proxyholder is the person you appoint to cast your votes on your behalf at the Meeting. You can choose anyone you want to be your proxyholder; it does not have to be either of the persons we have designated on your proxy card or voting instruction form, nor does it have to be a shareholder. Please ensure that the person you have appointed will be attending the virtual Meeting and has your Control Number and other information required in order to vote your B+L Common Shares. Since the Meeting will take place virtually, the process for appointing another person as your proxyholder other than the persons we have designated, is different than it would be for an in-person meeting.
If you wish to appoint such a person as your proxyholder and you are a record shareholder, you must follow the instructions on your proxy card. Non-record shareholders wishing to appoint such a person as their proxyholder must contact their intermediary for instructions.

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How will my B+L Common Shares be voted if I give my proxy?
If you sign and return a proxy card or voting instruction form and do not appoint a third-party proxyholder, or if you vote via the internet or by telephone in advance of the Meeting, you appoint Mr. Saunders, our Chairman of the Board and Chief Executive Officer, and Mr. Bailey, our Executive Vice President and Chief Legal Officer, as your proxyholders (with full power of substitution), either of whom will be authorized to vote and otherwise act for you at the Meeting, including any continuation after adjournment of the Meeting. Unless you specify voting instructions, Mr. Saunders and Mr. Bailey, as your proxyholders, will vote your B+L Common Shares as follows:
+FOR each of the director nominees proposed by the Board in this Proxy Statement, to serve on the Board until the close of the Company’s 2027 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal;
+FOR the approval, in an advisory vote, of the compensation of our named executive officers;
+FOR the approval of an amendment and restatement of the Bausch + Lomb 2022 Omnibus Incentive Plan; and
+FOR the appointment of PwC as the auditor for the Company to hold office until the close of the Company’s 2027 Annual Meeting of Shareholders and the authorization of the Board to fix the auditor’s remuneration.
If I change my mind, can I revoke my proxy once I have given it?
If you are a non-record shareholder, you can revoke your prior voting instructions by contacting your broker to revoke your proxy or change your voting instructions, by providing new instructions to your broker or intermediary on a later date (if you provide your voting instructions by mail) or at a later time (if you provide your voting instructions by telephone or via the internet), or by voting at the Meeting. Any new voting instructions given to brokers or other intermediaries in connection with the revocation of proxies must be received in sufficient time to allow them to act on such instructions prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) on May 19, 2026, or at least 48 hours (excluding Saturdays, Sundays and applicable Canadian holidays) prior to the time of the Meeting if it is rescheduled. If you choose to provide voting instructions multiple times, only the latest one which is not revoked and is received prior to such deadline will be counted.
If you are a record shareholder, you may revoke any proxy that you have given until the time of the Meeting by voting again by telephone or via the internet as instructed above, by signing and dating a new proxy card and submitting it as instructed above, or by voting at the Meeting. If you choose to submit a proxy multiple times before the Meeting via the internet or by telephone or mail, or a combination thereof, only your latest vote, which is not revoked and is received prior to 11:59 p.m. (Eastern Daylight Time) on May 19, 2026 (or 48 hours, excluding Saturdays, Sundays and applicable holidays, before the Meeting if it is rescheduled) will be counted. A record shareholder who votes during the Meeting will automatically revoke any proxy previously given by that shareholder regarding business considered by that vote. However, mere attendance at the Meeting by a record shareholder who has voted by proxy does not revoke such proxy. If your proxy is delivered following the proxy cut-off time it will revoke your previous proxy; however, it will not be valid for voting except at the discretion of the Board or the Chair of the Meeting, who is under no obligation to accept or reject any late proxy.
Shareholders may also revoke their proxy in any other manner permitted by the CBCA.
What if amendments are made to these proposals or if other matters are brought before the Meeting?
The proxy card also gives discretionary authority to proxyholders to vote as the proxyholders see fit with respect to amendments or variations to proposals identified in the Notice of Meeting or other matters that may come before the Meeting whether or not the amendment, variation or other matter that comes before the Meeting is or is not routine and whether or not the amendment, variation or other matter that comes before the Meeting is contested.
As of the date of this Proxy Statement, the Board is not aware of any such amendments, variations or other matters to come before the Meeting. However, if any such changes that are not currently known to the Board should properly come before the Meeting, the B+L Common Shares represented by your proxyholders will be voted in accordance with the best judgment of the proxyholders, and in accordance with the rules of the SEC.

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Other Matters
Who is soliciting my proxy?
Management of the Company is soliciting your proxy for use at the Meeting. All associated costs of solicitation will be borne by the Company, including the preparation, assembly, internet hosting, maintaining a dedicated call line and printing and mailing the Notice of Meeting, form of proxy card, and the management proxy circular and proxy statement. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement, by telephone, internet, telegraph, courier service, telecopies or other electronic means by directors, officers or employees of the Company without special compensation. The Company will pay those entities holding B+L Common Shares in the names of their beneficial owners, such as brokers, nominees, fiduciaries and other custodians, for their reasonable fees and expenses in forwarding solicitation materials to their beneficial owners and for obtaining their instructions. We anticipate that the notice of proxy materials, proxy card and Proxy Statement (if requested) will be distributed to shareholders on or about April 10, 2026. We intend to pay for an intermediary to deliver to objecting beneficial shareholders the proxy-related materials and voting instruction form.
How can I contact the independent directors and/or the Chairman of the Board?
You may contact the independent directors and/or the Chairman of the Board with the assistance of the Company’s Investor Relations Department. Shareholders or other interested persons can call or send a letter or email to:
Bausch + Lomb Corporation
Investor Relations
520 Applewood Crescent
Vaughan, Ontario, Canada L4K 4B4
Phone: (877) 354-3705
Email: ir@bausch.com
Shareholders and other interested parties may also contact the Company’s directors by calling the Company’s helpline in the United States and Canada at (877) 354-3705. The Company’s Corporate Secretary will log incoming information and forward appropriate messages promptly to the director(s). Communications are distributed to the Board or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. See "Corporate Governance—Shareholder Outreach and Engagement—Communication with the Board" on page 30 for additional information.
Whom should I contact if I have questions concerning the Proxy Statement or the proxy card?
If you have questions concerning the information contained in this Proxy Statement or require assistance in completing the proxy card, you may contact Bausch + Lomb Investor Relations as provided above.
How can I contact the Company’s transfer agent?
You may contact the Company’s transfer agent by mail or by telephone (within Canada and the United States):
TSX Trust Company
P.O. Box 700
Station B
Montreal, QC H3B 3K3
Canada
Email: shareholderinquiries@tmx.com
Fax: 888-249-6189
Phone (for all security transfer inquiries): 1-800-387-0825 or 416-682-3860
Website: www.tsxtrust.com

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Annual Report and Additional Information
Our financial information is contained in the Company’s consolidated annual financial statements and related MD&A for the fiscal year ended December 31, 2025. Our Annual Report is available on the internet at our website at www.bausch.com (under the tab “Investors” and under the subtab “SEC Filings”) or on SEDAR+ at www.sedarplus.ca or through the SEC’s electronic data system, EDGAR, at www.sec.gov. To request a printed copy of our Annual Report or consolidated financial statements and related MD&A for the most recently completed fiscal year, which we will provide to you without charge, either write to Bausch + Lomb Investor Relations at Bausch + Lomb Corporation, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4, or send an email to Bausch + Lomb Investor Relations at ir@bausch.com. Neither the Annual Report nor the consolidated financial statements and related MD&A as of and for the year ended December 31, 2025 form part of the material for the solicitation of proxies. Additional information relating to the Company may be found on SEDAR+ at www.sedarplus.ca or on EDGAR at www.sec.gov.
Householding of Proxy Materials
Companies and intermediaries (e.g., brokers) are permitted under the SEC’s rules to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more shareholders sharing the same address by delivering a single management proxy circular and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
A number of brokers with account holders who are our shareholders “household” our proxy materials. A single management proxy circular and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you prefer to receive multiple copies of the separate management proxy circular and proxy statement, as applicable, at the same address for the Meeting or for any future Annual Meetings of Shareholders, additional copies will be provided promptly upon written or oral request to your broker, or by contacting us at Bausch + Lomb Corporation, Attn: Investor Relations, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4, or toll-free at (877) 354-3705. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.
Miscellaneous
If any other matters are properly presented for consideration at the Meeting, including, among other things, consideration of a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board, the designated proxyholders intend to vote the B+L Common Shares represented by the Proxies appointing them on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.
As of the date this Proxy Statement, the Board knows of no other matters which are likely to come before the Meeting.
By Order of the Board,
Vaughan, Canada
April 10, 2026
Brenton L. Saunders
Chairman of the Board and Chief Executive Officer

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Appendix A
Bausch + Lomb Corporation
Charter of the Board of Directors
The Board of Directors (the “Board”) of Bausch + Lomb Corporation (the “Company”) is elected by shareholders and is responsible for oversight of the management of the business and affairs of the Company, which includes responsibility for stewardship of the Company. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of the Company and the Company’s underlying value.
Duties of Directors
The Board discharges its responsibility for overseeing the management of the Company’s business by delegating to the Company’s senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities both directly and by delegation through its regular committees. In addition to these committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature.
The Board’s primary roles are overseeing the Company’s performance and the quality, depth and continuity of management needed to meet the Company’s strategic objectives.
Other principal duties, which may be carried out directly or via one or more committees, include, but are not limited to the following categories:
1.Appointment of Management
(a)The Board is responsible for approving the appointment of the chief executive officer (the “CEO”) and all other senior management.
(b)In approving the appointment of the CEO and all other senior management, the Board will, to the extent feasible, satisfy itself as to the integrity of these individuals and that they create a culture of integrity throughout the Company.
(c)The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits, and material transactions outside the ordinary course of business are reviewed by and are subject to the prior approval of the Board.
(d)The Board, with the assistance of the Talent and Compensation Committee, oversees that succession planning programs are in place, including programs to train and develop management.
(e)The Board, through the Talent and Compensation Committee, assesses and revises the Company’s executive compensation policy to, among other things, better align management’s interests with those of the shareholders. In addition, upon recommendations from the Talent and Compensation Committee, the Board is responsible for establishing, adopting, amending, suspending or terminating equity-based compensation plans (subject to shareholder approval, if applicable).
(f)The Board shall, based on the recommendation of the Talent and Compensation Committee, approve revisions to (i) the position description for the CEO, including (A) defining the limits of management’s responsibilities and (B) overall corporate goals and objectives that the CEO is responsible for meeting, taking into consideration goals and objectives relevant to CEO compensation; and (ii) long-term development goals specific to the CEO.

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2.Board Organization
(a)Except as provided under the terms of the Master Separation Agreement between the Company and Bausch Health Companies Inc. entered into in connection with the initial public offering of the Company’s common shares, the Board will receive recommendations from the Nominating and Corporate Governance Committee (the “NCG Committee”), but retains responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chairman of the Board, the Lead Independent Director of the Board (if applicable) and candidates nominated for election to the Board, as well as committee assignments and committee chair appointments, committee charters and director compensation.
(b)The Board may establish committees of the Board, where required or prudent, and define their mandate. The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.
3.Strategic Planning
(a)The Board has responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of the Company and its objectives and goals.
(b)The Board is responsible for participating in the development of, and reviewing and approving, the business, financial and strategic plans by which it is proposed that the Company may reach those goals.
4.Monitoring of Financial Performance and Other Financial Reporting Matters
(a)The Board is responsible for enhancing congruence between shareholder expectations, the Company’s plans, and management performance.
(b)The Board is responsible for adopting processes for monitoring the Company’s progress toward its strategic and operational goals, and to revise and alter its direction to management considering changing circumstances affecting the Company.
(c)The Board is responsible for approving the audited financial statements, management’s discussion and analysis accompanying such financial statements and the annual earnings press release.
(d)The Board is responsible for reviewing the quarterly financial statements, management’s discussion and analysis accompanying such financial statements and the quarterly earnings press release.
(e)The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Canada Business Corporations Act and the Company’s Articles, including the payment of dividends and the purchase and redemptions of securities.
5.Risk Management
(a)The Board is responsible for overseeing the identification of the principal risks of the Company’s business, including cybersecurity risks and risks relating to environmental, social and governance matters, and the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Company and achieving a proper balance between the risks incurred and the potential return to the Company’s shareholders.
6.Policies and Procedures
(a)The Board is responsible for:
(i)periodically approving and assessing compliance with significant policies and procedures by which the Company is operated;
(ii)periodically approving material policies and procedures designed to ensure that the Company operates at all times within applicable laws and regulations; and
(iii)supporting a corporate culture of integrity and responsible stewardship.
(b)The Board shall enforce its policy respecting confidential treatment of the Company’s proprietary information and the confidentiality of Board deliberations.

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7.Communications and Reporting
(a)The Board is responsible for:
(i)overseeing the accurate reporting of the financial performance and condition of the Company to shareholders, other securityholders and regulators on a timely and regular basis;
(ii)encouraging effective and adequate communication with shareholders, other stakeholders and the public; and
(iii)ensuring the integrity and adequacy of internal controls and management information systems.
8.Certain Individual Responsibilities of the Members of the Board
(a)Each member of the Board is expected to attend all meetings of the Board and the committee(s) to which assigned, unless adequate notification of absence is provided.
(b)Each member of the Board is expected to have reviewed all materials provided in connection with a meeting in advance of such meeting and be prepared to discuss such materials at the meeting.
9.Review and Disclosure
(a)The Board shall review and reassess the adequacy of this Charter for the Board of Directors (the “Charter”) periodically and otherwise as it deems appropriate and amend it accordingly. The performance of the Board shall be evaluated with reference to this Charter.
(b)The Board shall ensure that this Charter is disclosed on the Company’s website and that this Charter is disclosed in accordance with all applicable securities laws or regulatory requirements.
Updated July 22, 2024

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Appendix B
Bausch + Lomb Corporation
2022 Omnibus Incentive Plan
(As Amended and Restated, Effective as of May 20, 2026)
1.Purpose and Background
The purposes of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan (as amended from time to time, the “Plan”) are to (i) align the long-term financial interests of employees, directors, consultants, agents and other service providers of the Company and its Subsidiaries and Affiliates with those of the Company’s shareholders; (ii) attract and retain those individuals by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries and Affiliates.
The Plan was initially adopted effective as of May 5, 2022. The Plan initially reserved 28,000,000 Common Shares for issuance pursuant to Awards (as defined below). On March 6, 2023, and April 16, 2024, the Talent and Compensation Committee of the Board (as defined below) approved an amendment and restatement of the Plan to increase the number of Common Shares authorized for issuance pursuant to Awards under the Plan by an additional 10,000,000 and 14,000,000 Common Shares, respectively. On April 2, 2026, the Plan was further amended and restated by the Talent and Compensation Committee to increase the number of Common Shares authorized for issuance pursuant to Awards under the Plan by an additional 25,000,000 Common Shares. The Plan, as amended and restated, has been adopted and approved by the Board on April 3, 2026 and shall be effective as of May 20, 2026 (the “Effective Date”), subject to the approval of shareholders.
2.Effective Date and Term
Subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 19 hereof, the Plan shall remain in effect until the earlier of (i) the date all Common Shares subject to the Plan have been purchased or acquired according to the Plan’s provisions or (ii) the tenth anniversary of the Effective Date (the “Plan Term”). No Awards shall be granted under the Plan after such termination date, but Awards granted prior to such termination date shall remain outstanding in accordance with their terms, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award shall extend beyond such date.
3.Definitions
“Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
“Award” shall mean an Option, SAR, Share Unit, Share Award, Cash Award or Converted Award granted under the Plan.
“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing an Award, which may, but need not, be executed or acknowledged by a Participant, as determined in the discretion of the Committee.
“BHC” means Bausch Health Companies, Inc., a corporation incorporated under the British Columbia Business Corporations Act (including any successor thereto).
“BHC Participant” means a Parent Participant (as defined in the Employee Matters Agreement) who receives a Converted Award in accordance with Section 8.02(a) of the Employee Matters Agreement.
“Blackout Period” means a period self-imposed by the Company (within the meaning of Section 613(m) of the TSX Company Manual) when the Participant is prohibited from trading in the Company’s securities.
“Board” shall mean the Board of Directors of the Company.
“Business Day” means any day, other than a Saturday, Sunday or statutory or civic holiday, on which banks in Toronto, Ontario are open for business.

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“Cash Award” means cash awarded under Section 7(e) of the Plan, including cash awarded as a bonus or upon the attainment of Performance Criteria or otherwise as permitted under the Plan.
“Cause” shall have the meaning set forth in the Participant’s Service Agreement; provided that if no such agreement or definition exists, “Cause” shall mean, unless otherwise specified in the Award Agreement: (i) conviction of any felony (other than one related to a vehicular offense) or other criminal act involving fraud; (ii) willful misconduct that results in a material economic detriment to the Company; (iii) material violation of Company policies and directives, which is not cured after written notice and an opportunity for cure; (iv) continued refusal by the Participant to perform the Participant’s duties after written notice identifying the deficiencies and an opportunity for cure; and (v) a material violation by the Participant of any of the covenants to the Company. No action or inaction shall be deemed willful if (x) not demonstrably willful and (y) taken, or not taken, by the Participant in good faith and with the understanding that such action or inaction was not adverse to the best interests of the Company. Reference in this definition to the Company shall also include direct and indirect Subsidiaries of the Company, and materiality shall be measured based on the action or inaction and the impact upon the Company taken as a whole. Notwithstanding the foregoing, with respect to any Converted Award held by any BHC Participant, “Cause” shall be defined in the manner set forth in Section 8.06(a) of the Employee Matters Agreement.
“Change of Control” shall have the meaning set forth in Section 11.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder and any successor thereto.
“Committee” shall mean the Board or a committee designated by the Board to administer the Plan.
“Common Shares” shall mean the common shares of the Company, no par value per share.
“Company” shall mean Bausch + Lomb Corporation, a corporation incorporated under the laws of Canada.
“Consultant” means any individual, including an advisor, consultant or agent, who is providing services to the Company or any Subsidiary or Affiliates under a written agreement, other than services provided in relation to a distribution, including, without limitation, any non-employee director serving on the Board of Directors of any Subsidiary or Affiliates.
“Converted Awards” means awards originally granted under the Parent Equity Plan that are converted into Awards with respect to Common Shares pursuant to Article VIII of the Employee Matters Agreement.
“Deferred Shares” shall mean an Award payable in Common Shares at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(d)(iv).
“Director” means any member of the Board.
“Disability” shall mean, unless otherwise provided in an applicable Service Agreement or Award Agreement, that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; provided, that, if applicable to the Award, “Disability” shall be determined in a manner consistent with Section 409A of the Code. Notwithstanding the foregoing, with respect to any Converted Award held by any BHC Participant, “Disability” shall be defined in the manner set forth in Section 8.06(a) of the Employee Matters Agreement.
“Eligible Recipient” shall mean (i) any Employee, (ii) any Director, (iii) any Consultant or (iv) solely with respect to Converted Awards, BHC Participants.
“Employee” means any individual, including any officer, employed by the Company or any Subsidiary or Affiliate.
“Employee Matters Agreement” means the Employee Matters Agreement, by and between BHC and the Company, dated as of March 30, 2022 and as amended and restated as of July 31, 2024, as such agreement may be amended from time to time.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

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“Good Reason” shall have the meaning set forth in the Participant’s applicable Service Agreement; provided that if no such agreement or definition exists, “Good Reason” shall mean, unless otherwise specified in the Award Agreement, the occurrence of any of the events or conditions described in clauses (i) and (ii) immediately below without the Participant’s consent, which are not cured by the Company (if susceptible to cure by the Company) within thirty (30) days after the Company has received written notice from the Participant which notice must be provided by the Participant within ninety (90) days of the initial existence of the event or condition constituting Good Reason specifying the particular events or conditions which constitute Good Reason and the specific cure requested by the Participant: (i) any material reduction in the Participant’s duties or responsibilities as in effect immediately prior thereto; provided that diminution of responsibility shall not include any such diminution resulting from a promotion, death or Disability, the Participant’s Termination of Service for Cause, or the Participant’s Termination of Service other than for Good Reason; and (ii) any reduction in the Participant’s base salary or target bonus opportunity which is not comparable to reductions in the base salary or target bonus opportunity of other similarly-situated employees at the Company. Notwithstanding the foregoing, with respect to any Converted Award held by any BHC Participant, “Good Reason” shall be defined in the manner set forth in Section 8.06(a) of the Employee Matters Agreement.
“Insider” shall mean a reporting insider, as defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators;
“Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Common Share in a Change of Control or other event over (ii) the exercise or price of such Award multiplied by (iii) the number of Shares covered by such Award.
“ISO” shall mean an Option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.
“Market Price” shall mean, with respect to Common Shares, (i) the closing price per Common Share on the national securities exchange on which the Common Shares are principally traded (as of the Effective Date, the New York Stock Exchange), or (ii) if the Common Shares are not then listed on a national securities exchange but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Common Shares in such over-the-counter market, or (iii) if the Common Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, using any reasonable method of valuation, shall determine. With respect to property other than Common Shares, the Market Price shall mean the fair market value of such other property determined by such methods or procedures as shall be established from time to time by the Committee, subject to any required approval by the TSX (to the extent applicable at such time).
“Nonqualified Stock Option” shall mean an Option that is granted to a Participant that is not designated as an ISO.
“Option” shall mean the right to purchase a specified number of Common Shares at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a). The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”
“Original Term” shall have the meaning set forth in Section 7(a).
“Parent Equity Plan” means the Bausch Health Companies Inc. 2014 Omnibus Incentive Plan (as amended and restated effective as of May 14, 2024, and any predecessor plan with respect thereto).
“Participant” shall mean an Eligible Recipient who has been granted an Award under the Plan.
“Performance Criteria” shall mean performance criteria based on the attainment by the Company or any Subsidiary (or any division or business unit of such entity) of performance measures pre-established by the Committee in its sole discretion, including, without limitation, one or more of the following:
(i)revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, cash flow or a combination of any or all of the foregoing;
(ii)after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations;
(iii)the level of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company either in absolute terms or as it relates to a profitability ratio including operating income or EBITA;
(iv)return on capital employed, return on assets, or return on invested capital;

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(v)after-tax or pre-tax return on stockholders’ equity;
(vi)economic value added targets based on a cash flow return on investment formula;
(vii)the Market Price of the Common Shares;
(viii)the market capitalization or enterprise value of the Company, either in amount or relative to industry peers;
(ix)the value of an investment in the Common Shares assuming the reinvestment of dividends; and
(x)the achievement of operating margin targets or other measures of improving profitability.
The Performance Criteria may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities or businesses. The Committee may designate additional business criteria on which the Performance Criteria may be based or adjust, modify or amend the aforementioned business criteria, including to take into account actions approved by the Board or a committee thereof that affect the achievement of the original performance criteria. Performance Criteria may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee, in its sole discretion, shall make equitable adjustments to the Performance Criteria in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.
“Performance Multiplier” means the multiplier applicable to an Award of Share Units based on the level of achievement of the applicable Performance Criteria, which such multiplier may range from 0% to such applicable percentage as determined by the Committee in its discretion.
“Performance Period” means the period established by the Committee in its discretion during which the Performance Criteria specified by the Committee with respect to any Award of Share Units, as applicable, are to be measured.
“Person” shall have the meaning set forth in Section 14(d)(2) of the Exchange Act.
“Restricted Shares” shall mean an Award of Common Shares that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(d)(iii).
“SAR” shall mean a share appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b).
“Section 16(a) Insider” shall mean an Eligible Recipient who is subject to the reporting requirements of Section 16(a) of the Exchange Act.
“Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations.
“Service Agreement” means any employment, severance, consulting or similar agreement between the applicable Participant and the Company or any of its Subsidiaries or Affiliates.
“Specified Employee” shall have the meaning set forth in Section 409A of the Code and the Treasury Regulations promulgated thereunder.
“Share Award” shall have the meaning set forth in Section 7(d)(i).
“Share Payment” shall mean a share payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(d)(ii).
“Share Unit” shall mean a share unit that is subject to the terms, conditions and limitations described or referred to in Section 7(c).
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in the chain (or such lesser percent as is permitted by Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations).

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“Substitute Award” means an Award granted in connection with a transaction between the Company (or a Subsidiary) and another entity or business acquired by the Company (or a Subsidiary), or with which the Company or a Subsidiary combines, in substitution or exchange for, or conversion, adjustment, assumption or replacement of, awards previously granted by such other entity or business.
“Termination of Service” means, unless as otherwise provided in an Award Agreement, and subject to Section 8.06(a) and 8.06(c) of the Employee Matters Agreement with respect to Converted Awards held by BHC Participants, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary or Affiliate, or, in the case of a Participant who is a Consultant or non-employee Director, the date the performance of services for the Company or any Subsidiary has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary or Affiliate, from a Subsidiary or Affiliate to the Company, from one Subsidiary or Affiliate to another Subsidiary or Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company, a Subsidiary or an Affiliate as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary or an Affiliate when such Subsidiary or Affiliate ceases to be a Subsidiary or an Affiliate, as applicable, unless such Participant’s employment or service continues with the Company or another Subsidiary or Affiliate. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a Separation of Service.
“Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Internal Revenue Service, as amended.
“TSX” means the Toronto Stock Exchange.
4.Administration
(a)Committee Authority. Subject to applicable law, the Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to: (i) determine the type of Awards (including Substitute Awards) to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; (iii) determine Performance Criteria; (iv) establish all other terms, conditions, and limitations applicable to Awards, Award programs and, if applicable, the Common Shares issued pursuant thereto; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Common Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; and (vi) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Shares issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to the limitations contained in Sections 6(d) and 19 of the Plan and applicable law and listing rules with respect to all Participants.
(b)Administration of the Plan. The administration of the Plan shall be managed by the Committee. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee shall have the power to prescribe and modify the forms of Award Agreement, correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its shareholders and Subsidiaries and all Participants. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
(c)Delegation of Authority. To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or Directors of the Company some or all of its authority over the administration of the Plan (including the authority to grant Awards under the Plan), with respect to individuals who are not Section 16(a) Insiders.

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(d)Indemnification. No member of the Committee or any other Person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and its delegates, including any employee with responsibilities relating to the administration of the Plan, shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the by-laws and policies of the Company. To the fullest extent permitted by the law, in the performance of its functions under the Plan, the Committee (and each member of the Committee and its delegates) shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any such Person shall be liable for any action taken or not taken in reliance upon any such advice.
5.Participation
(a)Eligible Recipients. Subject to applicable law and Section 7 hereof, the Committee shall determine, in its sole discretion, which Eligible Recipients shall be granted Awards under the Plan; provided that Converted Awards may be granted under the Plan solely in accordance with the Employee Matters Agreement. Holders of equity compensation awards granted by an entity or business that is acquired by the Company or a Subsidiary (or whose business is acquired by the Company or a Subsidiary) or with which the Company or a Subsidiary combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable law and the applicable regulations of any stock exchange on which the Company is then listed.
(b)Participation outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of, this Plan (including sub-plans) as it may consider necessary or appropriate for the purposes of this Section 5(b) without thereby affecting the terms of this Plan as in effect for any other purpose, and the appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the intent and purpose of this Plan, as then in effect; further provided that any such action taken with respect to an Employee who is subject to Section 409A of the Code shall be taken in compliance with Section 409A of the Code; and further provided that any such supplements, amendments and restatements or alternative versions shall be subject to any required TSX approval (to the extent applicable at such time).
6.Available Shares of Common Shares
(a)Shares Subject to the Plan. Subject to the following provisions of this Section 6 (including, without limitation, the provisions regarding adjustment in accordance with Section 6(e)) and except for Converted Awards and Substitute Awards, the maximum number of Common Shares available for issuance pursuant to Awards under the Plan shall not exceed 77,000,000 Common Shares in the aggregate (the “Share Pool”), which includes (i) the existing reserve of 52,000,000 Common Shares under the Plan and (ii) an increase of 25,000,000 Common Shares, as approved by the Board, subject to approval by the Company’s shareholders. Common Shares issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been purchased in open market transactions or otherwise.
(b)Forfeited and Expired Awards. If any shares subject to an Award (other than a Converted Award or a Substitute Award) are forfeited, cancelled, exchanged or surrendered, or if an Award (other than a Converted Award or a Substitute Award) terminates or expires without a distribution of Common Shares to the Participant, the Common Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, (i) the Common Shares surrendered or withheld as payment of either the exercise price of an Option (including shares otherwise underlying an Award of a SAR that are retained by the Company to account for the exercise price of such SAR) and/or withholding taxes in respect of an Award shall no longer be available for Awards under the Plan and (ii) any Common Shares subject to any Converted Award or Substitute Award that is (A) forfeited, cancelled, exchanged, surrendered, cancelled or otherwise terminates or expires without a distribution of Common Shares or (B) surrendered or withheld as payment of either the exercise price of a Converted Award or Substitute Award and/or withholding taxes in respect of a Converted Award or Substitute Award, in each case, will not again become available for distribution in connection with Awards under the Plan.

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(c)Other Items Not Included in Allocation. The maximum number of Common Shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards to the extent such cash dividends or dividend equivalents are permitted in accordance with Section 8, (ii) the granting or payment of share-denominated Awards that by their terms may be settled only in cash, (iii) the granting of Cash Awards or (iv) the grant of, or issuance of Common Shares pursuant to, Converted Awards or Substitute Awards. For the avoidance of doubt, Common Shares underlying Converted Awards or Substitute Awards and, subject to any required approval by the TSX (to the extent applicable at such time), Common Shares remaining available for grant under a plan of an acquired company or of a company with which the Company or a Subsidiary combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Common Shares remaining available for grant hereunder.
(d)ISO Limit. Subject to Section 6(e), the maximum number of Common Shares available for issuance with respect to ISOs shall be the Share Pool.
(e)Adjustments. In the event of any change in the Company’s capital structure, including, but not limited to, a change in the number of Common Shares outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, or changes in applicable laws, regulations or accounting principles, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to the maximum number and type of Common Shares (or other securities) that may be issued under the Plan as set forth in Section 6(a) and the limit set forth in Section 6(d). In the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders, or any transaction or event described above, or changes in applicable laws, regulations or accounting principles, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award (including the identity of the issuer), the exercise or hurdle price applicable to an outstanding Award, and/or any measure of performance that relates to an outstanding Award, including any applicable Performance Criteria. Any adjustment to ISOs under this Section 6(e) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 6(e) shall conform to the requirements of Section 409A of the Code. Notwithstanding anything set forth herein to the contrary, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company. If, as a result of any adjustment under this Section 6(e), a Participant would become entitled to a fractional Common Share, the Participant has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded. Adjustments under this Section 6(e) are subject to any applicable regulatory approvals.
(f)Non-Employee Director Limitations. In any calendar year, no Participant who is a non-employee Director shall be granted Options, SARs, Share Units, Share Awards, Cash Awards or any other compensation with an aggregate fair market value as of the grant date (as determined in accordance with applicable accounting standards) or payment date, as applicable, in excess of $750,000. This limitation will not apply with respect to any Converted Awards granted to a non-employee Director in accordance with the Employee Matters Agreement.
(g)Other Limitations on Shares that May be Granted under the Plan. Subject to Section 6(e), (i) the number of Common Shares issuable to Insiders, at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company and (ii) the number of Common Shares issued to Insiders, within any one year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding securities and (iii) the number of Common Shares issuable to non-employee Directors, at any time, under all security-based compensation arrangements of the Company, cannot exceed 1% of issued and outstanding Common Shares of the Company.

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7.Awards Under The Plan
Awards under the Plan may be granted in the form Options, SARs, Share Units, Share Awards, Cash Awards or Converted Awards as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion.
(a)Options. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Options shall expire after such period, not to exceed a maximum of ten years, as may be determined by the Committee (the “Original Term”). If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Notwithstanding anything to the contrary in this Section 7(a), except as otherwise determined by the Committee, and subject to compliance with Section 409A of the Code (including Section 1.409A-1(v)(C)(1) of the Treasury Regulations), if the Original Term of an Option held by a Participant expires during a Blackout Period, the term of such Option shall be extended until the tenth Business Day following the end of the Blackout Period, at which time any unexercised portion of the Option shall expire; provided, however, that in no event shall such extension pursuant to this provision result in the term of such Option being extended beyond the latest date which would not result in an extension within the meaning of Section 1.409A-1(v)(C)(1) of the Treasury Regulations. Except as otherwise provided in this Section 7(a), Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time.
(i)Exercise Price. The Committee shall determine the exercise price per share for each Option, which, except with respect to Converted Awards and Substitute Awards, shall not be less than 100% of the Market Price (as of the date of grant) of the Common Shares subject to the Option.
(ii)Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisability (including any service-based and/or performance-based vesting conditions), as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of Common Shares issuable in connection with the Option exercise. The Common Shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including, but not limited to, (1) a cash payment; (2) subject to applicable corporate and securities laws, tendering (either actually or by attestation) Common Shares owned by the Participant (for any minimum period of time that the Committee, in its discretion, may specify), valued at the Market Price at the time of exercise; (3) arranging to have the appropriate number of Common Shares issuable upon the exercise of an Option withheld or sold (including pursuant to a “sell-to-cover” method) pursuant to such procedures as determined by the Committee in its discretion; or (4) any combination of the above. Additionally, the Committee may provide that an Option may be “net exercised,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the number of whole Common Shares equal to (A) the difference between (x) the aggregate Market Price of the Common Shares subject to the Option (or the portion of such Option then being exercised) and (y) the aggregate exercise price for all such Common Shares under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles or to adverse tax consequences to the Participants under Canadian federal, provincial or territorial tax laws) the amount of withholding tax due upon exercise divided by (B) the Market Price of a Common Share on the date of exercise. Any fractional share that would result from such equation shall be canceled.
(iii)ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary.
(1)ISO Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns shares representing more than ten percent of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424 (e) of the Code) or a Subsidiary, the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110 percent of the Market Price (as of the date of grant) of the Common Shares subject to the Option.

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(2)$100,000 Per Year Limitation for ISOs. To the extent the aggregate Market Price (determined as of the date of grant) of the Common Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.
(3)Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any Common Shares acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Common Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Common Shares by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Common Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares.
(iv)No Dividends or Dividend Equivalents. No Option will be eligible for the payment of dividends or dividend equivalents.
(v)Subject to applicable laws and Company policies, the Committee may provide in any applicable Award Agreement that, if, as of the last day of the Original Term of the Option, (i) the Market Price of the Common Shares subject to the Option exceeds the aggregate exercise price of the Option and (ii) the Participant has not previously exercised such Option, then the Option shall be deemed to have been automatically exercised by the Participant on such date (the “Automatic Exercise Date”), which such automatic exercise shall be made on a “net exercise” basis (pursuant to such terms and procedures as determined by the Committee) to cover the applicable exercise price applicable to such Option and any applicable tax withholding obligations; provided that, unless otherwise determined by the Committee, this Section 7(a)(v) shall not apply to any Option held by a Participant who has incurred a Termination of Service on or before the Automatic Exercise Date.
(b)Share Appreciation Rights. A SAR represents the right to receive a payment in cash, Common Shares, or a combination thereof, in an amount equal to the product of (1) the excess of the Market Price per Common Share on the date the SAR is exercised over the exercise price per Common Share of such SAR (which exercise price shall be no less than 100% of the Market Price of the Common Shares subject to the SAR as of the date the SAR was granted, except in the case of Substitute Awards and Converted Awards) and (2) the number of Common Shares subject to the portion of the SAR being exercised. If a SAR is paid in Common Shares, the number of Common Shares to be delivered will equal the amount determined to be payable in accordance with the prior sentence divided by the Market Price of a Common Share at the time of payment. The Committee shall establish the Original Term of a SAR, which shall not exceed a maximum of ten years. Notwithstanding anything to the contrary in this Section 7(b), except as otherwise determined by the Committee, and subject to compliance with Section 409A of the Code (including Section 1.409A-1(v)(C)(1) of the Treasury Regulations) if the Original Term of a SAR held by the Participant expires during a Blackout Period, the term of such SAR shall be extended until the tenth Business Day following the end of the Blackout Period, at which time any unexercised portion of the SAR shall expire; provided, however, that in no event shall such extension pursuant to this provision result in the term of such SAR being extended beyond the latest date which would not result in an extension within the meaning of Section 1.409A-1(v)(C)(1) of the Treasury Regulations. Except as otherwise provided in this Section 7(b), SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A SAR may only be granted to an Eligible Recipient to whom an Option could be granted under the Plan. No SAR will be eligible for the payment of dividends or dividend equivalents.
(c)Share Units. A Share Unit is an Award that represents the right to receive a Common Share or a cash payment equal to the Market Price of a Common Share. Subject to the terms of the Plan, Share Units shall be subject to such terms and conditions (including, without limitation, service-based and/or performance-based vesting conditions, including Performance Criteria), restrictions and limitations as the Committee may determine to be applicable to such Share Units, in its sole discretion, from time to time and set forth in the applicable Award Agreement.
(i)Share Units Subject to Performance Criteria. If the Share Unit is subject to performance-based vesting conditions, (1) the Performance Criteria to be achieved during any Performance Period, the applicable range for the Performance Multiplier, the amount of any payment to be made pursuant to any such Award, the length of any Performance Period and the number of Share Units granted will be determined by the Committee; and (2) the Award Agreement will specify the Performance Multiplier applicable to the Performance Criteria.

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(ii)Delivery of Common Shares or Cash Upon Settlement. Upon satisfaction of the applicable conditions relating to vesting (including the achievement or satisfaction of any Performance Criteria), the Committee will determine the number of Share Units that will vest, which, to the extent applicable, will be based on the Performance Multiplier (if any). Settlement of any such Award of Share Units shall be made in Common Shares, cash or a combination of Common Shares and cash, as determined in the discretion of the Committee.
(iii)Blackout Period. In the event that any Share Unit is scheduled by its terms to be settled in Common Shares (the “Original Distribution Date”) during a Blackout Period, then, if the Participant is restricted from selling Common Shares during the Blackout Period, the Committee in its discretion, may determine that such Common Shares subject to the Share Unit shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable following the expiration of the Blackout Period; provided, however, that in no event shall the delivery of the Common Shares be delayed pursuant to this provision beyond the latest date on which such delivery could be made without violating Section 409A of the Code.
(iv)Dividend Equivalents. Share Units may be credited with dividend equivalents, subject to and in accordance with Section 8 of the Plan.
(d)Share Awards.
(i)Form of Awards. The Committee may grant Awards that are payable in Common Shares or denominated in units equivalent in value to Common Shares or are otherwise based on or related to Common Shares (“Share Awards”), including, but not limited to, Share Payments, Restricted Shares, and Deferred Shares. Share Awards shall be subject to such terms, conditions (including, without limitation, service-based and performance-based vesting conditions, including Performance Criteria), restrictions and limitations as the Committee may determine to be applicable to such Share Awards, in its sole discretion, from time to time; provided however, that such Share Awards will be subject to any required TSX approval (to the extent applicable at such time).
(ii)Share Payment. If not prohibited by applicable law, the Committee may issue unrestricted Common Shares in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Share Payment may (but need not) be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.
(iii)Restricted Shares. Restricted Shares shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The number of Restricted Shares allocable to an Award under the Plan shall be determined by the Committee in its sole discretion.
(iv)Deferred Shares. Subject to Section 409A of the Code (to the extent applicable), Deferred Shares shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A Participant who receives an Award of Deferred Shares shall be entitled to receive the number of Common Shares allocable to his or her Award, as determined by the Committee in its sole discretion, from time to time, at the end of a specified deferral period determined by the Committee. Awards of Deferred Shares represent only an unfunded, unsecured promise to deliver shares in the future and shall not give Participants any greater rights than those of an unsecured general creditor of the Company.
(e)Cash Awards. The Committee may grant Awards that are payable to Participants solely in cash, as deemed by the Committee to be consistent with the purposes of the Plan, and, except as otherwise provided in this Section 7(e), such Cash Awards shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. Awards granted pursuant to this Section 7(e) may be granted with value and payment contingent upon the achievement of Performance Criteria. Payments earned hereunder may be decreased or increased in the sole discretion of the Committee based on such factors as it deems appropriate.
(f)Converted Awards. Converted Awards shall be granted under the Plan in accordance with the terms of the Employee Matters Agreement, and may be granted under the Plan in the form of any other Award, as determined in accordance with the Employee Matters Agreement. Notwithstanding anything in the Plan to the contrary, the terms and conditions of the Plan will apply to Converted Awards only to the extent that such terms and conditions are not inconsistent with the terms of the Employee Matters Agreement and the terms of the applicable Converted Awards assumed by the Company in accordance with the Employee Matters Agreement.
(g)Unless the applicable Award Agreement provides otherwise, the Committee determines otherwise or as otherwise provided by the Employee Matters Agreement with respect to any applicable Converted Awards, (i) vesting with respect to an Award will cease upon a Termination of Service, and unvested Awards shall be forfeited upon such termination and (ii) in the case of a Termination of Service for Cause, vested Awards shall also be forfeited.

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8.Dividends and Dividend Equivalents
The Committee may, in its sole discretion, provide that Share Units and/or Share Awards shall earn dividends or dividend equivalents, as applicable. Such dividends or dividend equivalents shall be in the same amount as the dividend the Participant would have received had the Common Shares underlying the Share Unit or Share Awards been distributed to the Participant as of immediately prior to the record date of such dividend. Such dividends or dividend equivalents may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, in its sole discretion, including, without limitation, reinvestment in additional Common Shares or common share equivalents; provided, however, if the payment or crediting of dividends or dividend equivalents is in respect of a Share Unit or Share Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing; and provided further, the payment or crediting of dividends or dividend equivalents shall be subject to the applicable regulations of the TSX (to the extent applicable at such time). Notwithstanding the foregoing, dividends or dividend equivalents (i) shall have the same vesting dates and shall be paid in accordance with the same terms as the Award to which they relate and (ii) with respect to any Award subject to the achievement of Performance Criteria, shall not be paid unless and until the relevant Performance Criteria have been satisfied, and then only to the extent determined by the Committee, as specified in the Award Agreement.
9.Nontransferability
Except as may be permitted by the Committee or as specifically provided in an Award Agreement, Awards granted under the Plan, and during any period of restriction on transferability, Common Shares issued in connection with the exercise of an Option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.
10.Effect of a Termination of Service
(a)The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service.
(b)Subject to Section 409A of the Code, the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.
11.Change of Control
(a)Unless otherwise determined in an Award Agreement, in the event of a Change of Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:
(i)continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;
(ii)substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);

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(iii)acceleration of the vesting and the lapse of any restrictions thereon, and in the case of any Option or SAR Award, acceleration of the right to exercise such Award during a specified period, in each case:
(A)with respect to each outstanding Award that is assumed or substituted in connection with a Change of Control, in the event of a Participant’s Termination of Service (including upon a termination of the Participant’s employment by the Company (or a successor or acquiring corporation or its parent) without Cause or by the Participant for Good Reason, in each case during the 12-month period (or such other period determined by the Committee and specified in the applicable Award Agreement) immediately following such Change of Control, (x) such Award shall become fully vested and exercisable, (y) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (z) any performance conditions (including any Performance Criteria) imposed with respect to Awards shall be deemed to be achieved at target performance levels (or at such other level as determined by the Committee in its discretion or specified in the applicable Award Agreement or the definitive transaction documentation in connection with such Change of Control).
(B)With respect to each outstanding Award that is not assumed or substituted in connection with a Change of Control immediately upon the occurrence of the Change of Control, (x) such Award (including both time-based and performance-based Awards) shall become fully vested and exercisable based on a fraction, the numerator of which is the number of days between the grant date and the date of the Change of Control and the denominator of which is the number of days during the period beginning on the grant date of the Award and ending on the date of vesting of the Award (or such other period as determined by the Committee in its discretion or as may be set forth in the applicable Award Agreement), (y) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (z) any performance conditions (including any Performance Criteria) imposed with respect to Awards shall be deemed to be achieved at target performance levels (or at such other level as determined by the Committee in its discretion or specified in the applicable Award Agreement or the definitive transaction documentation in connection with such Change of Control) (for the avoidance of doubt, prorated (to the extent applicable) in accordance with clause (B)).
(C)For purposes of this Section 11(a)(iii), an Award shall be considered assumed or substituted for if, following the Change of Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control, except that, if the Award related to Common Shares, the Award instead confers the right to receive common equity of the surviving or acquiring entity (or its parent).
(iv)in the case of an Award subject to performance-vesting conditions (including Performance Criteria), determination of the level of attainment of the applicable performance-vesting condition(s); and
(v)cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash or, subject to any required TSX approval (to the extent applicable at such time), securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion (which may be determined by reference to the consideration paid per Common Share in the Change of Control); provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change of Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise price is equal to or exceeds the per Common Share value of the consideration to be paid in the Change of Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change of Control or on a specified date or dates following such Change of Control; provided that the timing of such payment shall comply with Section 409A of the Code.
(b)For purposes of this Agreement, a “Change of Control” shall be deemed to occur if and when the first of the following occurs:
(i)the acquisition (other than from the Company), by any person (as such term is defined in Section 13(d) or 14(d) of the Exchange Act, including a “group” as defined in Section 13(d) thereof) of beneficial ownership (within the

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meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;
(ii)the individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall be considered as a member of the Incumbent Board;
(iii)the closing of an amalgamation or similar business combination (each, an “Amalgamation”) involving the Company if (i) the shareholders of the Company, immediately before such Amalgamation, do not, as a result of such Amalgamation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such Amalgamation (or, if the entity resulting from such Amalgamation is then a subsidiary, the ultimate parent thereof) in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such Amalgamation or (ii) immediately following the Amalgamation, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such Amalgamation (or, if the entity resulting from such Amalgamation is then a subsidiary, the ultimate parent thereof);
(iv)a complete liquidation or dissolution of the Company or the consummation of the sale or other disposition of all or substantially all of the assets of the Company.
(c)Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition. In addition, notwithstanding the foregoing, solely to the extent required by Section 409A of the Code, a Change of Control shall be deemed to have occurred only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code and the Treasury Regulations thereunder.
12.Clawback
The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service, violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries (or, in the case of Converted Awards held by the BHC Participants, the Parent Group (as defined in the Employee Matters Agreement)). The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company (or, in the case of Converted Awards held by BHC Participants, BHC) has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Common Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Common Shares underlying such Awards.
13.Award Agreements
Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and Termination of Service, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award.

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14.Tax Withholding
Participants shall be solely responsible for any applicable taxes (including, without limitation, income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting or exercise of an Award. The Company and its Subsidiaries and Affiliates shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit shares to be tendered or sold, including Common Shares delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, provincial, territorial, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. It shall be a condition to the obligation of the Company to issue Common Shares upon the exercise of an Option, or SAR, or upon settlement of a Share Award, that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares. Notwithstanding anything to the contrary herein, satisfaction of tax withholding obligations in respect of Converted Awards held by BHC Participants shall be subject to the terms set forth in the Employee Matters Agreement (including, without limitation, Section 8.06 thereof).
15.Other Benefit and Compensation Programs
Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions and restrictions as may be provided in the Award Agreement.
16.Unfunded Plan
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other Person any right, title, or interest in any assets of the Company.
17.Rights as a Shareholder
Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to Common Shares covered by an Award until the date the Participant becomes the holder of record with respect to such Common Shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 8.
18.Future Rights
No Eligible Recipient shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Eligible Recipients under the Plan. Further, the Company and its Subsidiaries and Affiliates may adopt other compensation programs, plans or arrangements as deemed appropriate or necessary. The adoption of the Plan, or grant of an Award, shall not confer upon any Eligible Recipient any right to continued employment or service in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment or service of Eligible Recipients at any time, free from any claim or liability under the Plan.
19.Amendment and Termination
(a)The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the New York Stock Exchange, the rules of the Toronto Stock Exchange or any other securities exchange on which the Common Shares are traded or quoted. Except as otherwise provided in Section 11(a), no termination, suspension or amendment of the Plan or any Award shall materially adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.
(b)Notwithstanding Section 19(a), the Company shall obtain shareholder approval for: (i) except as provided in Section 6(e), a reduction in the exercise price or purchase price of an Award (or the cancellation and re-grant of an Award resulting in a lower exercise price or purchase price); (ii) the extension of the Original Term of an Option; (iii) any amendment to the ISO limits described in Section 6(d); (iv) any amendment to remove or to exceed the participation

112

Appendix B
limits described in Section 6(g), including but not limited to those applicable to Insiders; (v) an increase to the maximum number of Common Shares issuable under the Plan pursuant to Section 6(a) (other than adjustments in accordance with Section 6(e)); (vi) amendments to this Section 19 other than amendments of a clerical nature; and (vii) any amendment that permits Awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.
20.Option and SAR Repricing
Except as provided in Section 6(e) and without limiting Section 19(b)(i), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) cancelling the underwater Option or SAR and granting either (A) replacement Options or SARs having a lower exercise price or (B) Restricted Shares, Share Units, or Other Share Awards in exchange; or (iii) cancelling or repurchasing the underwater Options or SARs for cash or other securities. An Option or SAR will be deemed to be “underwater” at any time when the Market Value of the Common Shares covered by such Award is less than the exercise price of the Award.
21.Successors and Assigns
The Plan and any applicable Award Agreement shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
22.Severability
If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
23.Governing Law
The Plan and all agreements entered into under the Plan shall be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
24.Interpretation
The Plan is designed and intended, to the extent applicable, to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are also intended to be exempt from, or otherwise comply with Section 409A of the Code to the extent subject thereto, and the Plan and all Awards shall be interpreted in accordance with Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s Termination of Service with the Company shall be made to such Participant until such Participant’s Termination of Service constitutes a Separation from Service. For purposes of this Plan and any Award granted hereunder, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a participant is a Specified Employee, then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s Separation from Service or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 24 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein or the terms of the applicable Award. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend

2026 PROXY STATEMENT 113

Appendix B
equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or any Affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Section 409A, 4999 or 457A of the Code.
25.Data Protection
In connection with the Plan, the Company or its Affiliates, as applicable, may need to process personal data (as such term, “personal information,” “personally identifiable information,” or any other term of comparable intent, is defined under applicable laws or regulations, in each case to the extent applicable) provided by the Participant to, or otherwise obtained by, the Company or its Affiliates, their respective third party service providers or others acting on the Company’s or its Affiliates’ behalf. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company or its Affiliates may process such personal data for the performance of the contract with the Participant in connection with the Plan and in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:
(a)administering and maintaining Participant records;
(b)providing the services described in the Plan;
(c)providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and
(d)responding to public authorities, court orders and legal investigations and complying with law, as applicable.
The Company or its Affiliates may share the Participant’s personal data with (i) Subsidiaries and Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s or its Affiliates’ behalf to provide the services described above, (vii) future purchasers or merger partners (as described above) or (viii) regulators and others, as required by law or in order to provide the services described in the Plan.
If necessary, the Company or its Affiliates may transfer the Participant’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for, and to the extent required, under applicable law. Further information on those safeguards or derogations can be obtained through, and other questions regarding this Section 25 may be directed to, the contact set forth in the applicable employee privacy notice or other privacy policy that previously has been made available by the Company or its applicable Affiliate to the Participant (as applicable, and as updated from time to time by the Company or its applicable Affiliate upon notice to the Participant, the “Employee Privacy Notice”). The terms set forth in this Section 25 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the Company’s and its Affiliates’ processing activities, and the rights of the Participant, with respect to the Participant’s personal data); provided that, in the event of any conflict between the terms of this Section 25 and the terms of the Employee Privacy Notice, the terms of this Section 25 shall govern and control in relation to the processing of such personal data in connection with the Plan.
The Company and its Affiliates will keep personal data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements and in accordance with the Company’s and its Affiliates’ backup and archival policies and procedures.
Certain Participants may have a right, as further described in the Employee Privacy Notice, to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company or its Affiliates and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.

114

Appendix C
Bausch + Lomb Corporation
Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures and ratios. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the Company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures and ratios are useful to investors in their assessment of our operating performance and the valuation of the Company. In addition, these non-GAAP measures and ratios address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors.
These measures and ratios do not have any standardized meaning under GAAP and other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to similar non-GAAP measures and ratios of other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below.
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA excluding Acquired IPR&D
EBITDA (non-GAAP) is Net loss attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization. EBITDA margin (non-GAAP) is EBITDA (non-GAAP) divided by Revenues. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, the Company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.
Adjusted EBITDA (non-GAAP) is Net loss attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest expense, net, provision for income taxes, depreciation and amortization and further adjusted for the following items:
+Asset impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets from measuring the performance of the Company and its business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

2026 PROXY STATEMENT 115

Appendix C
+Restructuring, integration and transformation costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. Additionally, with the completion of the Bausch + Lomb IPO, as the Company prepares for post-separation operations, the Company is launching certain transformation initiatives that will result in certain changes to and investment in its organizational structure and operations. These transformation initiatives arise outside of the ordinary course of continuing operations and, as is the case with the Company’s restructuring efforts, costs associated with these transformation initiatives are expected to fluctuate between periods in amount, size and timing. These out-of-the-ordinary-course charges include third-party advisory costs, as well as certain compensation-related costs (including costs associated with changes in our executive officers, such as the severance costs associated with the departure of the Company’s former CEO and the costs associated with the appointment of the Company’s current CEO). Investors should understand that the outcome of these transformation initiatives may result in future restructuring actions and certain of these charges could recur. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
+Acquisition-related costs and adjustments excluding amortization of intangible assets: The Company has excluded the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions. In addition, the company excludes the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration.
+Share-based compensation: The Company excludes costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.
+Separation costs and separation-related costs: The Company has excluded certain costs incurred in connection with activities taken to: (i) separate the Bausch + Lomb business from the remainder of BHC and (ii) register the Bausch + Lomb business as an independent publicly traded entity. Separation costs are incremental costs directly related to effectuating the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new Board of Directors and Audit and Risk Committee. Separation-related costs are incremental costs indirectly related to the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
+Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a loss from refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such amounts are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market that are not within management’s control. Bausch + Lomb did not have any material losses on extinguishment of debt prior to the second quarter of 2025.
+Other non-GAAP adjustments: The Company also excludes certain other amounts, including IT infrastructure investment, litigation and other matters, gain/(loss) on sales of assets and certain other amounts that are the result of other, non-comparable events to measure operating performance if and when present in the periods presented. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not routine operating expenses. For example, legal settlements and

116

Appendix C
judgments vary significantly in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not routine operating expenses. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.
Adjusted EBITDA excluding Acquired In-Process Research and Development (IPR&D) (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude Acquired IPR&D. The IPR&D expenditures represent costs directly resulting from business development transactions and not through the normal course of business. The company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the company from period to period and, therefore, provides useful supplemental information to investors in assessing our performance. However, investors should understand that the company may enter into additional business development transactions in the future and, as a result, such Acquired IPR&D may recur in the future.
Bausch + Lomb Corporation (unaudited)

(in millions)	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Net (loss) income attributable to Bausch + Lomb Corporation	$(360)	$(317)	$(260)	$6
Interest expense, net	409	384	268	140
Provision for income taxes	35	71	82	58
Depreciation and amortization of intangible assets	421	436	382	379
EBITDA	$505	$574	$472	$583
Adjustments:
Asset impairments	—	5	—	1
Restructuring, integration and transformation costs	138	99	123	36
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	42	77	50	(4)
Share-based compensation	149	92	74	62
Separation and separation-related costs	1	4	10	35
Loss on extinguishment of debt	6	—	—	—
Other non-GAAP adjustments:
Gain on sale of assets	(6)	(5)	—	—
Other	23	14	9	7
Adjusted EBITDA (non-GAAP)	$858	$860	$738	$720
Acquired IPR&D	33	18	—	1
Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)	$891	$878	$738	$721

2026 PROXY STATEMENT 117

Appendix C
Constant Currency (non-GAAP)
Constant currency change or constant currency revenue growth is a change in GAAP revenue (its most directly comparable GAAP financial measure) on a period-over-period basis adjusted for changes in foreign currency exchange rates. The company uses constant currency revenue (non-GAAP) and constant currency revenue growth (non-GAAP) to assess performance of its reportable segments, and the company in total, without the impact of foreign currency exchange fluctuations. The company believes that such measures are useful to investors as they provide a supplemental period-to-period comparison. Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the underlying business performance. Constant currency impact is determined by comparing current year reported amounts adjusted to exclude currency impact, calculated using monthly average exchange rates from the prior year to the actual prior year reported amounts.

(in millions)	Calculation of Constant Currency Revenue for the Twelve Months Ended				Change in Revenue as Reported		Change in Constant Currency Revenue (Non-GAAP)(b)
	December 31, 2025			December 31, 2024
	Revenue as Reported	Changes in Exchange Rates(a)	Constant Currency Revenue (Non-GAAP)(b)	Revenue as Reported
					Amount	Pct.	Amount	Pct.
Vision Care	$2,923	$(33)	$2,890	$2,739	$184	7%	$151	6%
Surgical	$894	$(17)	$877	$843	$51	6%	$34	4%
Pharmaceuticals	$1,284	$(8)	$1,276	$1,209	$75	6%	$67	6%
Total revenues	$5,101	$(58)	$5,043	$4,791	$310	6%	$252	5%
(a)The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b)Constant currency revenue (non-GAAP) for the twelve months ended December 31, 2025 is calculated as revenue as reported adjusted for the impact for changes in exchange rates. Change in constant currency revenue (non-GAAP) is calculated as the difference between constant currency revenue for the current period and revenue as reported for the comparative period.
Organic Revenue Growth (non-GAAP)
Organic revenue growth, a non-GAAP ratio, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations (if applicable). Organic revenue growth is a change in GAAP Revenue (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below, of businesses that have been owned for one or more years. Organic revenue growth is impacted by changes in product volumes and price. The price component is made up of two key drivers: (i) changes in product gross selling price and (ii) changes in sales deductions. The Company believes that such measures are useful to investors as they provide a supplemental period-to-period comparison. Organic revenue growth reflects adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates on revenues and (ii) the revenues associated with acquisitions, divestitures and discontinuations of businesses divested and/or discontinued. These adjustments are determined as follows:
+Foreign currency exchange rates: Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the business. The impact of changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
+Acquisitions, divestitures and discontinuations: In order to present period-over-period organic revenue growth on a comparable basis, revenues associated with acquisitions, divestitures and discontinuations are adjusted to include only revenues from those businesses and assets owned during both periods. Accordingly, organic revenue growth excludes from the current period, revenues attributable to each acquisition for twelve months subsequent to the day of acquisition, as there are no revenues from those businesses and assets included in the comparable prior period. Organic revenue growth excludes from the prior period, all revenues attributable to each divestiture and discontinuance during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

118

Appendix C

Calculation of Organic Revenue for the Twelve Months Ended
	December 31, 2025				December 31, 2024			Change in Revenue as Reported		Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Acquisitions	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)								Amount	Pct.	Amount	Pct.
Bausch + Lomb excl. enVista recall (c)	$5,148	$(58)	$(16)	$5,074	$4,791	$(12)	$4,779	$357	7%	$295	6%

Calculation of Organic Revenue for the Twelve Months Ended
	December 31, 2024				December 31, 2023			Change in Revenue as Reported		Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Acquisitions	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)								Amount	Pct.	Amount	Pct.
Bausch + Lomb	$4,791	$69	$(293)	$4,567	$4,146	$(8)	$4,138	$645	16%	$429	10%

Calculation of Organic Revenue for the Twelve Months Ended
	December 31, 2023				December 31, 2022			Change in Revenue as Reported		Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Acquisitions	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)								Amount	Pct.	Amount	Pct.
Bausch + Lomb	$4,146	$68	$(141)	$4,073	$3,768	$(10)	$3,758	$378	10%	$315	8%
(a)The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b)Organic revenue (non-GAAP) excludes from the current period the impact for changes in exchange rates and revenues attributable to each acquisition for twelve months subsequent to the day of acquisition, as there are no revenues from those businesses and assets included in the comparable prior period. Organic revenue (non-GAAP) excludes from the prior period, all revenues attributable to each divestiture and discontinuance during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.
(c)The Company estimates that the enVista recall impacted revenue and organic revenue during the full year of 2025 by approximately $47 million. Removing the impact of the enVista recall, revenue and organic revenue for Bausch + Lomb would have grown by 7% and 6%, respectively.

2026 PROXY STATEMENT 119

BAUSCH + LOMB

See better. Live better.

©2026 Bausch & Lomb Incorporated or its affiliates.

BAUSCH + LOMB

BAUSCH + LOMB CORPORATION
ATTN: CORPORATE SECRETARY
400 SOMERSET CORPORATE BLVD.
BRIDGEWATER, NJ 08807
USA

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BAUSCH + LOMB CORPORATION

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.

1. Election of Directors	For	Against
1a. Eduardo Alfonso	☐	☐
1b. Nathalie Bernier	☐	☐
1c. Steven H. Collis	☐	☐
1d. Sarah B. Kavanagh	☐	☐
1e. Karen L. Ling	☐	☐
1f. John A. Paulson	☐	☐
1g. Russel C. Robertson	☐	☐
1h. Thomas W. Ross, Sr.	☐	☐
1i. Brenton L. Saunders	☐	☐
1j. Andrew C. von Eschenbach	☐	☐

If at the Meeting, more than ten individuals are nominated for election, an instruction to vote "Against" a nominee will be treated as an instruction to "Withhold" from voting from that nominee.

Without limiting the general powers hereby conferred, the undersigned hereby directs the proxyholder to vote or withhold from voting the Common Shares represented by this proxy in the manner set forth above.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY. THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, WHERE THE SHAREHOLDER HAS GIVEN A CHOICE, AS DIRECTED OR, IF NO DIRECTION IS GIVEN, **FOR** EACH OF 1, 2, 3 AND 4. THE PERSON OR PERSONS APPOINTED UNDER THIS PROXY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THIS PROXY AND THE NOTICE OF MEETING AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WHETHER OR NOT THE AMENDMENT, VARIATION OR OTHER MATTER IS OR IS NOT ROUTINE OR CONTESTED. THIS FORM OF PROXY SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT.

The undersigned hereby revokes any prior proxies.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Annual Meeting To Be Held on May 20, 2026:
You have been sent the Notice of Annual Meeting of Shareholders, Management Proxy Circular and Proxy Statement and Annual Report, which are also available at www.proxyvote.com.

V86541-P38236

BAUSCH + LOMB CORPORATION
INSTRUMENT OF PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2026

The undersigned hereby appoints Brenton L. Saunders and A. Robert D. Bailey, or each of them, or instead of either of the foregoing, ____________________, as proxyholder of the undersigned, with full power of substitution, to attend, vote and act for and on behalf of the undersigned at the Annual Meeting (the virtual "**Meeting**") of the Shareholders (the "**Shareholders**") of Bausch + Lomb Corporation (the "**Company**") to be held virtually via live internet webcast at www.virtualshareholdermeeting.com/BLCO2026 on May 20, 2026 at 10:30 a.m. (Eastern Daylight Time) and at any adjournment or postponement of the virtual Meeting, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the virtual Meeting, with authority to vote at the proxyholder's discretion except as otherwise specified on the reverse side.

NOTES:

1. **A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR COMPANY, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND ACT ON ITS, HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. THIS RIGHT MAY BE EXERCISED BY INSERTING SUCH PERSON'S NAME IN THE SPACE PROVIDED ABOVE AND SIGNING AND RETURNING THIS FORM OF PROXY IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BELOW. YOU SHOULD ENSURE THAT THE PERSON YOU HAVE APPOINTED WILL BE ATTENDING THE VIRTUAL MEETING AND HAS YOUR CONTROL NUMBER AND OTHER INFORMATION REQUIRED IN ORDER TO VOTE THE COMMON SHARES.**

2. This form of proxy must be dated and executed by the Shareholder (using exactly the same name in which the shares are registered) or by his or her attorney authorized in writing or, if the Shareholder is a corporate body, by a duly authorized officer or attorney thereof. A copy of any such authorization should accompany this form of proxy. Persons signing as executors, administrators, trustees, etc. should so indicate. If the Common Shares are registered in the name of more than one owner, then all these registered owners should sign this form of proxy. If this form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the Shareholder by the Company.

3. In order for this form of proxy to be effective, it must be signed and deposited with Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States, so that it arrives prior to 11:59 p.m. (Eastern Daylight Time) on May 19, 2026, or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and applicable Canadian holidays) prior to the rescheduled Meeting.

Continued and to be signed on reverse side